UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   FORM SB - 2
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                              CNH HOLDINGS COMPANY
                 (NAME OF SMALL BUSINESS ISSUER IN ITS CHARTER)

            NEVADA                          5045                91-1944887
  (STATE OR OTHER JURISDICTION  (PRIMARY STANDARD INDUSTRIAL   (IRS EMPLOYER
OF INCORPORATION OR ORGANIZATION) CLASSIFICATION CODE NUMBER) IDENTIFICATION NO)

                               17304 PRESTON ROAD
                                    SUITE 975
                               DALLAS, TEXAS 75252
                               PH: (972) 381-4699
--------------------------------------------------------------------------------
          (ADDRESS AND TELEPHONE NUMBER OR PRINCIPAL EXECUTIVE OFFICES)

                                 CYNTHIA A. GARR
                               17304 PRESTON ROAD
                                    SUITE 975
                               DALLAS, TEXAS 75252
                               PH: (972) 381-4699
--------------------------------------------------------------------------------
            (NAME, ADDRESS AND TELEPHONE NUMBER OF AGENT FOR SERVICE)

                                 WITH COPIES TO:

                              JACKSON WALKER L.L.P.
                       ATTENTION: ROBERT J. JOHNSTON, ESQ.
                      2435 N. CENTRAL EXPRESSWAY, SUITE 600
                             RICHARDSON, TEXAS 75080
                               PH: (972) 744-2900
                               FAX: (972) 744-2909

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective Registration Statement for the same offering. | |

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective Registration Statement for the same offering. | |

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective Registration Statement for the same offering. | |

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. | |

                         CALCULATION OF REGISTRATION FEE

--------------------------- ------------------------- ------------------------- ------------------------- -------------------------
   Title of each Class                                    Proposed Maximum              Proposed
      of Securities               Amount to be             Offering Price          Maximum Aggregate             Amount of
     to be registered              Registered              per share (1)             Offering Price           Registration Fee
--------------------------- ------------------------- ------------------------- ------------------------- -------------------------
Common Stock                       4,323,510                   $1.98                   $8,560,550                $1,007.57

--------------------------- ------------------------- ------------------------- ------------------------- -------------------------
Common stock, issuable             1,458,439                   $1.98                   $2,887,709                 $339.88
upon exercise of warrants

--------------------------- ------------------------- ------------------------- ------------------------- -------------------------
Common stock, issuable             1,033,153                   $1.98                   $2,045,643                 $240.77
upon conversion of notes

--------------------------- ------------------------- ------------------------- ------------------------- -------------------------
Common stock, issuable              529,945                    $1.98                   $1,049,310                 $123.50
upon exercise of options

--------------------------- ------------------------- ------------------------- ------------------------- -------------------------

 (1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457.

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said section 8(a), may determine.

                                   PROSPECTUS

                                    7,345,048

         shares of common stock of CNH Holdings Company (par value $0.001 per share)

         This prospectus relates to the resale by certain selling stockholders identified in the section of this prospectus entitled "Selling Stockholders" on page 50 and their permitted transferees, from time to time of up to 7,345,048 shares of our common stock under this prospectus, issued as:

-        4,150,000  shares  issued in  payment  for an  acquisition  of  XBridge
         Software, Inc.

-        173,511 shares issued on the conversion of debt of XBridge Software

- up to 1,146,000 shares to be issued upon the exercise of warrants issued by the Company in a private placement debt offering

- up to 1,033,153 shares to be issued upon the conversion of notes issued by the Company in a private placement

- up to 529,945 shares to be issued upon the exercise of options, which were granted by XBridge Software prior to being acquired by the Company

- up to 312,439 shares to be issued upon the exercise of warrants, which were granted by XBridge Software prior to being acquired by the Company in payment for an acquisition

         We are not offering or selling any of our common stock pursuant to this prospectus. We will not receive any proceeds from any sales made by the selling stockholders in this offering but we will pay the expense of this offering. We will, however, receive the proceeds from the exercise of the warrants and options issued to the selling stockholders if and when they are exercised.

         The selling stockholders may, but are not obligated to, offer all or part of their shares for resale from time to time through public or private transactions, at either prevailing market prices or at privately negotiated prices.

         We do not know when or in what amount a selling stockholder may offer shares for sale, including whether a selling stockholder will sell any or all of the shares offered by this Prospectus.

         Investing in our common stock involves risks. See "Risk Factors" beginning on page 8 to read about factors you should consider before buying shares of our common stock.

         Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

         Our shares of common stock are traded on the NASD's Over-the-Counter Bulletin Board under the symbol "CNHC."

         The date of this prospectus is August 22, 2005.

                              ABOUT THIS PROSPECTUS

         You should rely only on the information contained in this document or any other document to which we refer you. Neither we nor the selling stockholders have authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. Neither we nor the selling stockholders are making an offer to sell these securities in a jurisdiction where the offer or sale is not permitted. The information contained in this document is current only as of its date, regardless of the time of delivery of this prospectus or of any sales of shares of common stock. Our business, financial condition, results of operations and prospects may have changed since that date.

                                TABLE OF CONTENTS

 PROSPECTUS..................................................................1
ABOUT THIS PROSPECTUS........................................................2
TABLE OF CONTENTS............................................................3
PROSPECTUS SUMMARY...........................................................4
RISK FACTORS.................................................................7
SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS...........................18
USE OF PROCEEDS.............................................................18
MARKET FOR COMMON EQUITY AND
    RELATED STOCKHOLDER MATTERS.............................................18
MANAGEMENT'S DISCUSSION AND ANALYSIS
     OR PLAN OF OPERATIONS..................................................20
BUSINESS....................................................................29
DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS................38
EXECUTIVE COMPENSATION......................................................41
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS..............................43
SECURITY OWNERSHIP OF BENEFICIAL OWNERS AND MANAGEMENT......................44
DESCRIPTION OF SECURITIES...................................................45
SELLING STOCKHOLDERS........................................................46
SHARES ELIGIBLE FOR FUTURE SALE.............................................49
PLAN OF DISTRIBUTION........................................................49
INDEPENDENT PUBLIC ACCOUNTANTS..............................................51
LEGAL MATTERS...............................................................52
EXPERTS.....................................................................52
DISCLOSURE OF COMMISSION POSITION ON
    INDEMNIFICATION FOR SECURITIES ACT LIABILITIES..........................52
INTERESTS OF NAMED EXPERTS AND COUNSEL......................................52
WHERE YOU CAN FIND MORE INFORMATION.........................................53
INDEX TO FINANCIAL STATEMENTS...............................................54
PART II - INFORMATION NOT REQUIRED IN PROSPECTUS............................55
EXHIBITS....................................................................57
UNDERTAKINGS................................................................58
SIGNATURES..................................................................59

                               PROSPECTUS SUMMARY

         This summary highlights selected information about us and the offering that is contained elsewhere in this prospectus. You should read the entire prospectus before making an investment decision, especially the information presented under the heading "Risk Factors" and the financial statements and related notes included elsewhere in this prospectus, as well as the other documents to which we refer you. Except as otherwise indicated by the context, references in this prospectus to "we," "us," "our," or the "company" are to the business of CNH Holdings Company and do not include the selling stockholders.

OUR BUSINESS

         We provide IP telephony application appliances and a portfolio of advanced applications that allow organizations to link voice, video and data within an Internet Protocol (IP) telephony network in support of Enterprise Voice over Internet Protocol (VoIP) implementations, and have begun selling our products in the marketplace. Our software- and hardware-based solutions are delivered on our open-architecture, component-based platform known as the Cistera ConvergenceServer(TM), which allows administrators to centrally manage advanced applications for IP telephony environments across large single-site and multi-site Internet networks. We began operations in May 2003, and first introduced our convergence solutions in September 2003.

         Our general business plan is to focus on further development of our proprietary technology to extend our product and technological leadership in the IP telephony industry, and to increase our market penetration by expanding our sales and distribution channels and by capitalizing on our professional services capabilities.

OUR CORPORATE INFORMATION

         CNH Holdings Company, a Nevada corporation, was incorporated in Nevada on June 24, 1996 for the purpose of redomiciling Coral Companies, a Delaware corporation, in the state of Nevada. Coral Companies was incorporated on April 15, 1987, under the name I.S.B.C. Corp.

         During fiscal 1991, Coral Companies defaulted on its outstanding obligations to its financial institution. These obligations were secured by all of the assets of Coral Companies. As full and complete satisfaction of this debt, Coral Companies voluntarily transferred all of its assets to the financial institution. Coral Companies then ceased operations in the computer software field.

         In August 1996, we filed a series of annual and quarterly reports on Forms 10-KSB and 10-QSB with the Securities and Exchange Commission, the purpose of which was to bring Coral Companies current with the filing requirements of the Exchange Act of 1934. In these reports, we stated that Coral Companies had changed its name to CNH Holdings Company and its domicile to Nevada, and conducted a reverse split of its common stock on a one for one thousand (1:1,000) basis.

         On June 15, 1998, we acquired Southport Environmental and Development, Inc. This acquisition was mutually rescinded, however, and the rescission was formalized by court order, effective April 19, 2000. This order returned the Company to the position it occupied at June 14, 1998, as if none of the actions that had occurred from that time to the date of rescission had transpired.

         On May 5, 2003, we acquired an exclusive license, through a new, wholly-owned subsidiary, Corvero Networks, Inc., a Florida corporation; to certain XML based technology from XBridge Software, Inc., a Delaware corporation, in exchange for 500,000 shares of our common stock. In June of 2003, a dispute arose under an asset purchase agreement we had entered with XBridge in connection with the license agreement. In settlement of all our obligations under the license agreement and the asset purchase agreement, we issued 1,500,000 additional shares of our common stock to XBridge, effectively giving XBridge a controlling interest in the Company. At that time, the officers and the members of the Board of Directors resigned, and our current management and board was appointed.

         In August 2004, as part of a corporate restructuring aimed at simplifying the Company's operating structure, Corvero Networks merged into CNH Holdings and we began doing business as Cistera Networks. As a continuation of this restructuring, effective May 27, 2005, the Company acquired XBridge in a merger of XBridge with a newly formed Company subsidiary. As consideration for the acquisition, we issued an aggregate of 4,150,000 shares of our common stock, net of the cancellation of 2,150,000 shares of our common stock held by XBridge at the time of the acquisition.

         Our corporate headquarters is located at 17304 Preston Road, Suite 975, Dallas, Texas 75252, and our telephone number is (972) 381-4699.

THE OFFERING

     Common stock offered by us                                         0 shares
     Common stock offered by the selling stockholders           7,345,048 shares
     Common stock to be outstanding after the offering          9,762,986 shares

SUMMARY HISTORICAL CONSOLIDATED FINANCIAL INFORMATION

         The following table provides our summary historical consolidated financial data for the periods ended and as of the dates indicated. The summary historical consolidated statement of operations data and summary historical consolidated balance sheet data presented below for the period ended June 30, 2005 and the fiscal year ended March 31, 2005, which have been derived from our audited consolidated financial statements, and have been audited by Robison, Hill & Co., independent certified public accountants. The historical results are not necessarily indicative of the results to be expected in any future period. You should read the summary consolidated historical financial data set forth below in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and with our financial statements, including introductory paragraphs, and the related notes appearing elsewhere in this prospectus.

                                                                                UN-AUDITED             AUDITED

                       SUMMARY OF OPERATIONS DATA:                          THREE MONTHS ENDED     12 MONTHS ENDED
                                                                              JUNE 30, 2005         MARCH 31, 2005
Total revenues                                                                   613,269              1,322,675
Income (loss) from operations                                                   (113,892)            (2,150,554)
Net income (loss)                                                               (138,179)            (2,191,132)
Net income (loss) applicable to common stockholders                             (138,179)            (2,191,132)
Net income per common share:
Basic                                                                             (.02)                 (.54)
Diluted                                                                           (.02)                 (.54)
Number of weighted-average shares of common stock outstanding:
Basic                                                                           5,675,430             4,071,255
Diluted                                                                         5,675,430             4,071,255

Balance Sheet Data:
Cash and cash equivalents                                                        329,183                38,632
Total assets                                                                    6,156,385             1,349,680
Long-term debt and capital leases                                               1,204,958             1,182,174
Stockholders' equity                                                            3,791,094            (2,092,150)

                                  RISK FACTORS

         An investment in our securities involves a high degree of risk. You should carefully consider the following risks and the other information set forth elsewhere in this Registration Statement, including our financial statements and related notes, before you decide to purchase shares of our common stock. If any of these risks occur, our business, financial condition and results of operations could be adversely affected. As a result, the trading price of our common stock could decline, perhaps significantly, and you could lose part or all of your investment.

WE EXPECT TO INCUR LOSSES IN THE FUTURE AND MAY NOT ACHIEVE OR MAINTAIN PROFITABILITY.

         We have incurred net losses since we began operations in May 2003. Our net loss was approximately $2,191,132 in our fiscal year ended March 31, 2005. We expect to make significant investments in our sales and marketing programs and research and development, resulting in a substantial increase in our operating expenses. Consequently, we will need to generate significant additional revenue to achieve and maintain profitability in the future. We may not be able to generate sufficient revenue from sales of our products and related professional services to become profitable. Even if we do achieve profitability, we may not sustain or increase profitability on a quarterly or annual basis. In addition to funding operations through increased revenue, we anticipate that we will need to raise additional capital before reaching profitability. We cannot predict when we will operate profitably, if at all. If we fail to achieve or maintain profitability, our stock price may decline.

BECAUSE OUR PRODUCTS ARE RELATIVELY NEW, WE HAVE A LIMITED OPERATING HISTORY WITH WHICH YOU CAN EVALUATE OUR CURRENT BUSINESS MODEL AND PROSPECTS.

         We launched the first commercial version of our Cistera ConvergenceServer(TM) and suite of IP Phone applications in September 2003, and expanded the suite of advanced IP Phone applications in 2004. As of June 30, 2005, we have over 125 customers and have completed over 300 installations, including demonstration systems for selling environments that were shipped and installed free or at a reduced cost. We expect our convergence product line to account for substantially all of our total revenue for the foreseeable future. We intend to continue to enhance our convergence products with the release of future versions, upgrades and increased functionality.

         Because our convergence products are still at a relatively early stage of commercialization, it is difficult for us to forecast the full level of market acceptance that our solution will attain. Some of the risks we face include:

         information technology departments of potential customers may choose to
         create  their  own  IP  telephony   solutions   internally  or  through
         third-party, custom developers;

         competitors may develop products, technologies or capabilities that render our products obsolete or noncompetitive or that shorten the life cycles of these products. Although we have had initial success, the market may not continue to accept our convergence products;

         we may not be able to attract and retain a broad customer base; and

         we may not be able to negotiate and maintain favorable strategic relationships.

Failure to successfully manage these risks could harm our business and cause our stock price to fall. Furthermore, to remain competitive, products like ours typically require frequent updates that add new features. We may not succeed in creating and licensing updated or new versions of our Convergence products. A decline in demand for, or in the average price of, our Convergence products would have a direct negative effect on our business and could cause our stock price to fall.

WE ARE CURRENTLY OPERATING WITH AN INTERIM CHIEF FINANCIAL OFFICER.

         We are currently operating with an interim Chief Financial Officer. Our success depends on the ability to recruit and retain experienced management to run the company. On June 14, we announced that we had filled the position of Chief Executive Officer and anticipate that our new CEO will initiate a search for a qualified CFO over the next six months. The CFO position will require market level executive compensation, which is not currently part of our operating run-rate, and will most likely require an equity position in the company as part of their compensation package. This may require us to issue additional shares of stock or options, which could cause current stockholders' ownership positions to be diluted.

OUR CURRENT BUSINESS DEPENDS ON THE SUCCESS OF CISCO SYSTEMS' IP TELEPHONY PRODUCTS.

         Although our convergence products are currently designed to interoperate with a number of equipment providers, we have optimized our technology for Cisco Systems' IP telephony products and go to market primarily with Cisco. If Cisco's IP telephony products do not continue to gain widespread market acceptance, or if Cisco loses credibility in the IP telephony market or exits the IP telephony market, demand for our current products would fall and our operating results and financial condition may suffer. Although we anticipate commercializing our products for use with other IP telephony equipment providers, lower sales revenues resulting from the above factors could adversely affect our ability to adapt our products.

IF WE CANNOT MEET OUR FUTURE CAPITAL REQUIREMENTS, OUR BUSINESS WILL SUFFER.

         We will need additional financing to continue operating our business. We need to raise additional funds in the future through public or private debt or equity financings in order to:

         fund operating losses;

         scale sales and marketing to address the rapidly growing market for Enterprise VoIP applications;

         take advantage of opportunities, including more rapid expansion or acquisitions of complementary businesses or technologies;

         hire, train and retain employees;

         develop new products or professional services; or

         respond to economic and competitive pressures.

         If our capital needs are met through the issuance of equity or convertible debt securities, the percentage ownership of our stockholders will be reduced. Our future success may be determined in large part by our ability to obtain additional financing, and we can give no assurance that we will be successful in obtaining adequate financing on favorable terms, if at all. If adequate funds are not available or are not available on acceptable terms, our operating results and financial condition may suffer, and our stock price may decline.

OUR OPERATING RESULTS MAY FLUCTUATE, WHICH MAY ADVERSELY AFFECT OUR STOCK PRICE.

         We are an emerging company in an emerging market. As such, our quarterly revenue and results of operations are difficult to predict. We have experienced fluctuations in revenue and operating results from quarter-to-quarter and anticipate that these fluctuations will continue until the company reaches critical mass and the market becomes more stable. These fluctuations are due to a variety of factors, some of which are outside of our control, including:

         the fact that we are a relatively young company in an emerging market;

         we derive the bulk of our revenue from sales to large enterprises and are large deal dependent;

         our ability to attract new customers and retain existing customers;

         the length and variability of our sales cycle, which makes it difficult to forecast the quarter in which our sales will occur;

         the amount and timing of operating expense relating to the expansion of our business and operations;

         changes in our pricing policies or our competitors' pricing policies, which can occur rapidly due to technological innovation;

         the development of new products or product enhancements by us or our competitors, as well as the adoption of new networking standards;

         the introduction and market acceptance of new technologies and products and our success in new markets;

         actual events, circumstances, outcomes, and amounts differing from judgments, assumptions, and estimates used in determining the values of certain assets (including the amounts of related valuation allowances), liabilities, and other items reflected in our financial statements;

         how well we execute on our strategy and operating plans; and changes in accounting rules, such as recording expenses for employee stock option grants.

         As a consequence, operating results for a particular future period are difficult to predict, and, therefore, prior results are not necessarily indicative of results to be expected in future periods. Any of the foregoing factors, or any other factors discussed elsewhere herein, could have a material adverse affect on our business, results of operations, and financial condition that could adversely affect our stock price.

         We also typically realize a significant portion of our revenue in the last few weeks of a quarter because of our customers' purchasing patterns. As a result, we are subject to significant variations in license revenue and results of operations if we incur a delay in a large customer's order. If we fail to close one or more significant license agreements that we have targeted to close in a given quarter, this failure could seriously harm our operating results for that quarter. Failure to meet or exceed the expectation of securities analysts or investors due to any of these or other factors may cause our stock price to fall.

OUR REVENUES FOR A PARTICULAR PERIOD ARE DIFFICULT TO PREDICT, AND A SHORTFALL IN REVENUES MAY HARM OUR OPERATING RESULTS.

         As a result of a variety of factors discussed in this Registration Statement, our revenues for a particular quarter are difficult to predict. Our net sales may grow at a slower rate than we anticipate, or may decline. We plan our operating expense levels based primarily on forecasted revenue levels. These expenses and the impact of long-term commitments are relatively fixed in the short term. A shortfall in revenue could lead to operating results being below expectations as we may not be able to quickly reduce these fixed expenses in response to short term business changes.

THE LOSS OF A MAJOR CUSTOMER (VALUE-ADDED RESELLER) COULD HARM OUR OPERATING RESULTS AND OUR BUSINESS.

         We have derived a significant portion of our revenue from a limited number of our value added resellers (VAR). For example, in fiscal 2005, one VAR accounted for an aggregate of 20.6 percent of total revenues. Although our strategy is to diversify our revenues across a larger number of VARs and other strategic resellers, we may continue to derive a significant portion of our revenue from a relatively small number of resellers in the future. A major reseller's decision not to carry our products could harm our business, operating results and financial condition and cause our stock price to fall.

DISRUPTION OF, OR CHANGES IN, OUR DISTRIBUTION MODEL OR CUSTOMER BASE COULD HARM OUR SALES AND MARGINS.

         If we fail to manage the distribution of our products properly, or if the financial condition or operations of our VARs weaken, our revenues and gross margins could be adversely affected. Furthermore, a change in the mix of our customers between service provider and enterprise, or a change in the mix of direct and indirect sales, could adversely affect our revenues and gross margins.

         Several factors could also result in disruption of or changes in our distribution model or customer base, which could harm our sales and margins, including the following:

         in some instances, we compete with some of our VARs through our direct sales, which may lead these channel partners to use other suppliers that do not directly sell their own products;

         some of our VARs may demand that we absorb a greater share of the risks that their customers may ask them to bear;

         some of our VARs may have insufficient financial resources and may not be able to withstand changes in business conditions;

         as we develop more solution-oriented products, enterprise customers may demand rigorous acceptance testing or contracting similar to the requirements of our service provider customers.

A SHORTAGE OF ADEQUATE COMPONENT SUPPLY OR MANUFACTURING CAPACITY COULD INCREASE OUR COSTS OR CAUSE A DELAY IN OUR ABILITY TO FULFILL ORDERS.

         Our solution includes both hardware and software and our growth and ability to meet customer demands depends in part on our ability to obtain timely deliveries of parts from our suppliers and contract manufacturers. We may in the future experience a shortage of certain component parts as a result of our own manufacturing process issues, manufacturing process issues at our suppliers or contract manufacturers, capacity problems experienced by our suppliers or contract manufacturers, or strong demand in the industry for those parts, especially if the economy grows.

         Growth in the economy is likely to create greater pressures on the Company and our suppliers to accurately project overall component demand and component demands within specific product categories and to establish optimal component levels. If shortages or delays persist, the price of these components may increase, or the components may not be available at all, and we may also encounter shortages if we do not accurately anticipate our needs. We may not be able to secure enough components at reasonable prices or of acceptable quality to build new products in a timely manner in the quantities or configurations needed. Accordingly, our revenues could suffer and our costs could increase until other sources can be developed. There can be no assurance that we will not encounter these problems in the future.

         The fact that we do not own our manufacturing facilities could have an adverse impact on the supply of our products and on operating results. Financial problems of contract manufacturers on whom we rely, or reservation of manufacturing capacity by other companies, inside or outside of our industry, could either limit supply or increase costs.

THE MARKETS IN WHICH WE COMPETE ARE INTENSELY COMPETITIVE, WHICH COULD ADVERSELY AFFECT OUR REVENUE GROWTH.

         The market for IP telephony solutions is rapidly changing and intensely competitive. We expect competition to intensify as the number of entrants increases and as other software companies expand into this marketplace. Our current and potential competitors include other IP telephony solution vendors, internal information technology departments, enterprise application integration software vendors and other large software vendors. Many of our existing and potential competitors have better brand recognition, longer operating histories, larger customer bases and greater financial, technical, marketing and other resources than we do. As a result, they may be able to leverage these advantages to gain market share from us. In addition, they may be able to respond more effectively than we can to changing technologies, conditions or customer demands, especially during economic downturns. Increased competition could significantly reduce our future revenue and increase our operating losses due to price reductions, lower gross margins or lost market share, which could harm our business and cause our stock price to decline.

WE DEPEND UPON THE DEVELOPMENT OF NEW PRODUCTS AND ENHANCEMENTS TO EXISTING PRODUCTS, AND IF WE FAIL TO PREDICT AND RESPOND TO EMERGING TECHNOLOGICAL TRENDS AND CUSTOMERS' CHANGING NEEDS, OUR OPERATING RESULTS AND MARKET SHARE MAY SUFFER.

         The markets for our products are characterized by rapidly changing technology, evolving industry standards and new product introductions. Our operating results depend on our ability to develop and introduce new products into existing and emerging markets and to reduce the production costs of existing products. The process of developing new technology is complex and uncertain, and if we fail to accurately predict customers' changing needs and emerging technological trends, our business could be harmed. We must commit significant resources to developing new products before knowing whether our investments will result in products the market will accept. We may not execute successfully in our product development endeavors because of errors in product planning or timing, technical hurdles that we fail to overcome in a timely fashion, or a lack of appropriate resources. This could result in competitors providing those solutions before we do, leading to loss of market share, revenues, and earnings.

         The success of new products is dependent on several factors, including proper new product definition, component costs, timely completion and introduction of these products, differentiation of new products from those of our competitors, and market acceptance of these products. There can be no assurance that we will successfully identify new product opportunities, develop and bring new products to market in a timely manner, or achieve market acceptance of our products or that products and technologies developed by others will not render our products or technologies obsolete or noncompetitive.

OUR BUSINESS DEPENDS UPON THE CONTINUED GROWTH OF IP BASED VOICE, VIDEO AND DATA SYSTEMS.

         Our business and revenue depends on the growth of Internet based systems for delivery of voice, video and data. As a result of the recent economic slowdown and reduction in capital spending, spending on Internet infrastructure and Internet based systems declined. To the extent that the economic slowdown and reduction in capital spending continue to adversely affect spending on Internet infrastructure and systems, we could experience material harm to our business, operating results, and financial condition.

         In addition, because of the rapid introduction of new products and changing customer requirements related to matters such as cost-effectiveness and security, we believe that there could be certain performance problems with Internet communications in the future, which could receive a high degree of publicity and visibility. As we are a supplier of IP based convergence products, our business, operating results, and financial condition may be materially adversely affected, regardless of whether or not these problems are due to the performance of our own products. Such an event could also result in a material adverse effect on the market price of our common stock independent of direct effects on our business.

PRODUCT QUALITY PROBLEMS COULD LEAD TO REDUCED REVENUES, GROSS MARGINS, AND NET INCOME.

         We produce highly complex products that incorporate leading-edge technology, including both hardware and software. Software typically contains bugs that can unexpectedly interfere with expected operations. There can be no assurance that our testing programs will be adequate to detect all defects, either ones in individual products or ones that could affect numerous shipments, which might interfere with customer satisfaction, reduce sales opportunities, or affect gross margins. In the past, we have had to replace certain components and respond to the discovery of defects or bugs in products that we had shipped. While the cost of replacing products and curing defects has not been material in the past, there can be no assurance that such replacement and cure, depending on the product involved, would not have a material impact. In addition, an inability to cure a product defect could result in the failure of a product line, causing temporary or permanent withdrawal of a product from the market which could result in damage to our reputation, inventory costs, or product reengineering expenses, any of which could have a material impact on revenues, margins, and net income.

OUR PROPRIETARY RIGHTS MAY PROVE DIFFICULT TO ENFORCE.

         We generally rely on patents, copyrights, trademarks, and trade secret laws to establish and maintain proprietary rights in our technology and products. While we have process pending on several patents, there can be no assurance that any of these patents or other proprietary rights will not be challenged, invalidated, or circumvented or that our rights will in fact provide competitive advantages to us. Furthermore, many key aspects of networking technology are governed by industry-wide standards, which are usable by all market entrants. In addition, there can be no assurance that patents will be issued from pending applications or that claims allowed on any patents will be sufficiently broad to protect our technology. In addition, the laws of some foreign countries may not protect our proprietary rights to the same extent, as do the laws of the United States. The outcome of any actions taken in these foreign countries may be different than if such actions were determined under the laws of the United States. If we are unable to protect our proprietary rights (including aspects of products protected other than by patent rights) in a market, we may find ourselves at a competitive disadvantage to others who need not incur the substantial expense, time, and effort required to create the innovative products that have enabled us to be successful.

WE MAY BE FOUND TO INFRINGE ON INTELLECTUAL PROPERTY RIGHTS OF OTHERS.

         Third parties, including customers, may in the future assert claims or initiate litigation related to exclusive patent, copyright, trademark, and other intellectual property rights to technologies and related standards that are relevant to us. These assertions may emerge over time as a result of our growth and the general increase in the pace of patent claims assertions, particularly in the United States. Because of the existence of a large number of patents in the IP field, the secrecy of some pending patents, and the rapid rate of issuance of new patents, it is not economically practical or even possible to determine in advance whether a product or any of its components infringes or will infringe the patent rights of others. The asserted claims and/or initiated litigation can include claims against us or our manufacturers, suppliers, or customers, alleging infringement of their proprietary rights with respect to our existing or future products or components of those products. Regardless of the merit of these claims, they can be time-consuming, result in costly litigation and diversion of technical and management personnel, or require us to develop a non-infringing technology or enter into license agreements. Where claims are made by customers, resistance even to unmeritorious claims could damage customer relationships. There can be no assurance that licenses will be available on acceptable terms and conditions, if at all, or that our indemnification by our suppliers will be adequate to cover our costs if a claim were brought directly against us or our customers. Furthermore, because of the potential for high court awards that are not necessarily predictable, it is not unusual to find even arguably unmeritorious claims settled for significant amounts. If any infringement or other intellectual property claim made against us by any third party is successful, or if we fail to develop non-infringing technology or license the proprietary rights on commercially reasonable terms and conditions, our business, operating results, and financial condition could be materially and adversely affected.

WE RELY ON THE AVAILABILITY OF THIRD-PARTY LICENSES.

         Although the Company attempts to limit any use of third-party products requiring licensing, some of our products are designed to include software or other intellectual property licensed from third parties. It may be necessary in the future to seek or renew licenses relating to various aspects of these products. There can be no assurance that the necessary licenses would be available on acceptable terms, if at all. The inability to obtain certain licenses or other rights or to obtain such licenses or rights on favorable terms, or the need to engage in litigation regarding these matters, could have a material adverse effect on our business, operating results, and financial condition. Moreover, the inclusion in our products of software or other intellectual property licensed from third parties on a nonexclusive basis could limit our ability to protect our proprietary rights in our products.

OUR OPERATING RESULTS AND FUTURE PROSPECTS COULD BE MATERIALLY HARMED BY UNCERTAINTIES OF REGULATION OF THE INTERNET, VOICE-OVER-IP AND IP TELEPHONY

         Currently, few laws or regulations apply directly to VoIP and IP telephony or access over the Internet. We could be materially adversely affected by regulation of IP telephony and the Internet in any country where we operate. Such regulations could include matters such as voice over the Internet or using IP, encryption technology, and access charges for Internet service providers. The adoption of regulation of IP telephony and the Internet could decrease demand for our products and, at the same time, increase the cost of selling our products, which could have a material adverse effect on our business, operating results, and financial condition.

CHANGES IN TELECOMMUNICATIONS REGULATION AND TARIFFS COULD HARM OUR PROSPECTS AND FUTURE SALES.

         Changes in telecommunications requirements in the United States or other countries could affect the sales of our products. In particular, we believe that there may be future changes in U.S. telecommunications regulations that could slow the expansion of IP telephony infrastructures and materially adversely affect our business, operating results, and financial condition.
Future changes in tariffs by regulatory agencies or application of tariff requirements to currently untariffed services could affect the sales of our products. Changes in tariffs could have a material adverse effect on our business, operating results, and financial condition.

FAILURE TO RETAIN AND RECRUIT KEY PERSONNEL WOULD HARM OUR ABILITY TO MEET KEY OBJECTIVES.

         Our success has always depended in large part on our ability to attract and retain highly skilled technical, executive, managerial, sales, and marketing personnel. In spite of the recent economic slowdown, competition for these personnel is intense. Volatility or lack of positive performance in our stock price may also adversely affect our ability to retain key employees, virtually all of whom have been granted stock options. The loss of services of any of our key personnel, the inability to retain and attract qualified personnel in the future, or delays in hiring required personnel, particularly executive management, engineering and sales personnel, could make it difficult to meet key objectives, such as timely and effective product introductions. In addition, companies in the networking industry whose employees accept positions with competitors frequently claim that competitors have engaged in improper hiring practices. We have received these claims in the past and may receive additional claims to this effect in the future. As mentioned previously, we are currently operating with an interim CFO.

IF WE DO NOT SUCCESSFULLY MANAGE OUR STRATEGIC ALLIANCES, WE MAY EXPERIENCE INCREASED COMPETITION OR DELAYS IN PRODUCT DEVELOPMENT.

         We have several strategic alliances with large enterprise organizations and other companies with whom we work to offer complementary products and services. If successful, these relationships may be mutually beneficial and result in industry growth. However, these alliances carry an element of risk because, in most cases, we must compete in some business areas with a company with which we have a strategic alliance and, at the same time, cooperate with that company in other business areas. Also, if these companies fail to perform or if these relationships fail to materialize as expected, we could suffer delays in product development or other operational difficulties.

OUR STOCK PRICE MAY CONTINUE TO BE VOLATILE.

         Our common stock has experienced substantial price volatility, particularly as a result of speculation in the investment community about our strategic position, financial condition, results of operations, or business. In addition, the stock market has experienced extreme price and volume fluctuations that have affected the market price of many technology companies, in particular, and that have often been unrelated to the operating performance of these companies. These factors, as well as general economic and political conditions, may materially adversely affect the market price of our common stock in the future. Additionally, volatility or a lack of positive performance in our stock price may adversely affect our ability to retain key employees, all of whom are compensated in part based on the performance of our stock price.

FAILURE TO MANAGE OUR PLANNED GROWTH COULD HARM OUR BUSINESS.

         Our ability to successfully license products, sell professional services and implement our business plan in a rapidly evolving market requires an effective plan for managing our future growth. We plan to increase the scope of our operations at a rapid rate. Future expansion efforts will be expensive and may strain our managerial and other resources. To manage future growth effectively, we must maintain and enhance our financial and accounting systems and controls, integrate new personnel and manage expanded operations. If we do not manage growth properly, it could harm our operating results and financial condition and cause our stock price to fall.

A FEW OF OUR EXISTING SHAREHOLDERS OWN A LARGE PERCENTAGE OF OUR VOTING STOCK AND WILL HAVE A SIGNIFICANT INFLUENCE OVER MATTERS REQUIRING STOCKHOLDER APPROVAL AND COULD DELAY OR PREVENT A CHANGE IN CONTROL.

         Upon completion of the offering, and assuming the conversion of all of outstanding convertible promissory notes, and the exercise of warrants and options that we assumed in our acquisition of XBridge, our officers, directors and their affiliates will beneficially own or control approximately 40.42% of our outstanding common stock. As a result, our management could have the ability to exert substantial influence over all matters requiring approval by our stockholders, including the election and removal of directors and any proposed merger, consolidation or sale of all or substantially all of our assets and other corporate transactions. This concentration of control could be disadvantageous to other stockholders with interests different from those of our officers, directors and principal stockholders. For example, our officers, directors and principal stockholders could delay or prevent an acquisition or merger even if the transaction would benefit other stockholders. In addition, this significant concentration of share ownership may adversely affect the trading price for our common stock because investors often perceive disadvantages in owning stock in companies with controlling stockholders. Please see "Principal Stockholders" for a more detailed description of our share ownership.

ILLIQUIDITY OF OUR COMMON STOCK.

         Although there is a public market for our common stock, trading volume has been historically low which substantially increases your risk of loss. We can give no assurance that an active and liquid public market for the shares of the common stock will develop in the future. Low trading volume in our common stock could affect your ability to sell the shares of common stock. The development of a public trading market depends upon not only the existence of willing buyers and sellers, but also on market makers. The market bid and asked prices for the shares may be significantly influenced by decisions of the market makers to buy or sell the shares for their own account, which may be critical for the establishment and maintenance of a liquid public market in the shares. Market makers are not required to maintain a continuous two-sided market and are free to withdraw firm quotations at any time. Additionally, in order to maintain our eligibility for quotation on the OTC Bulletin Board, we need to have at least one registered and active market maker. No assurance can be given that any market making activities of any additional market makers will commence or that the activities of current market makers will be continued.

SALES OF OUR COMMON STOCK IN THE PUBLIC MARKET MAY LOWER OUR STOCK PRICE AND IMPAIR OUR ABILITY TO RAISE FUNDS IN FUTURE OFFERINGS.

         If our stockholders sell substantial amounts of our common stock in the public market, the market price of our common stock could fall. The price of our common stock could also drop as a result of the exercise of options for common stock or the perception that such sales or exercise of options could occur. These factors also could make it more difficult for us to raise funds through future offerings of our common stock.

         As of July 31,  2005,  there  were  6,741,449  shares of  common  stock outstanding, excluding 310,447 shares for which the Company has placed stop transfer orders. In addition, we have issued convertible notes, which if held to maturity will convert into 1,033,153 shares of common stock, and options and warrants representing 1,988,384 shares of common stock are currently outstanding.

OUR ARTICLES AND BYLAWS MAY DELAY OR PREVENT A POTENTIAL TAKEOVER OF US.

         Our Articles of Incorporation, as amended, and Bylaws, as amended, contain provisions that may have the effect of delaying, deterring or preventing a potential takeover of us, even if the takeover is in the best interest of our stockholders. The Bylaws limit when stockholders may call a special meeting of stockholders. The Articles also allow the Board of Directors to fill vacancies, including newly-created directorships.

NO DIVIDENDS PAYMENTS.

         We have not paid any dividends on our common stock to date, and have no plans to pay any dividends on our common stock for the foreseeable future. We can give no assurance that we will ever pay any dividends in respect of our common stock.

                SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

         This prospectus contains forward-looking statements that involve risks and uncertainties. These statements relate to future events or our future financial performance. In some cases, you can identify forward-looking statements by terminology such as "may," "will," "could," "expect," "plan,"
"intend," "anticipate," "believe," "estimate," "predict," "potential," or "continue," or the negative of such terms or other comparable terminology. These statements are only predictions. Actual events or results may differ materially. In evaluating these statements, you should specifically consider various factors, including the risks outlined in the "Risk Factors" section above. These factors may cause our actual results to differ materially from any forward-looking statement. Readers are urged to carefully review and consider the various disclosures we make in this prospectus and in our other reports filed with the Securities and Exchange Commission.

         We undertake no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes in the future operating results over time. Our management believes its assumptions are based upon reasonable data derived from and known about our business and operations. No assurances are made that our actual results of operations or the results of our future activities will not differ materially from these assumptions.

                                 USE OF PROCEEDS

         The Company will not receive any of the proceeds from the sale of the shares of common stock offered by the selling stockholders. The company will, however, receive proceeds from the exercise of the options and warrants described in this prospectus, if and when these options and warrants are exercised. We could raise an additional $1,489,800 if all of the Class A warrants issued in conjunction with the December 2004 private placement funding were exercised. The warrants are redeemable by us if the closing bid of our common stock is $3.50 for ten of fifteen consecutive days. The exercise price is $1.30 per share. Because at that price it would be profitable for the warrant holders to exercise their warrants rather than to allow the redemption to proceed, we assume they would choose to exercise. However, there is no assurance that our stock price will rise to the $3.50 per share redemption trigger price, or that all of the warrants will be exercised. We could raise an additional $143,722 if all of the other outstanding warrants were exercised. We could raise an additional $1,814,852 if all of the outstanding options were exercised. We can give no assurance that any or all of these warrants or options will ever be exercised.

            MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

         Our common stock is presently traded in the over-the-counter market and is listed on the Pink Sheets maintained by the National Quotation Bureau, Inc., and on the Bulletin Board maintained by the National Association of Securities Dealers, Inc. (NASD), under the symbol CNHC. The following table sets forth the range of high and low bid quotations for our common stock during each calendar quarter beginning April 1, 2003, and ending June 30, 2005. The figures have been rounded to the nearest whole cent.

                                                     High              Low

                  June 30, 2003                      $2.07             $0.12
                  September 30, 2003                 $2.80             $0.88
                  December 31, 2003                  $2.50             $1.01
                  March 31, 2004                     $2.70             $1.30

                  June 30, 2004                      $2.45             $1.10
                  September 30, 2004                 $2.20             $1.10
                  December 31, 2004                  $2.90             $1.40
                  March 31, 2005                     $3.05             $2.20

                  June 30, 2005                      $3.20             $2.42

         The above quotations reflect inter-dealer prices, without retail mark-up, mark-down, or commission and may not necessarily represent actual transactions. As of July 31, 2005, there were 6,741,449 shares of our common stock outstanding held by approximately 540 stockholders of record, excluding 310,447 on which the Company has placed stop transfer orders.

         We have not paid any cash dividends to date and do not anticipate paying cash dividends in the foreseeable future. It is the present intention of our management to utilize all available funds for the development of our business.

         On January 9, 2004, our board of directors approved a long term incentive plan, under which we may issue incentive compensation, including stock grants and stock options. This plan has not yet been approved by our stockholders. We have issued options to purchase 1,015,000 shares of common stock under the plan, subject to stockholder approval of the plan.

           MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATIONS

         The following discussion and analysis of our financial condition and results of operations should be read in conjunction with our consolidated financial statements and related notes that appear in this document. In addition to historical consolidated financial information, the following discussion contains forward-looking statements that reflect our plans, estimates and beliefs. Our actual results could differ materially from those discussed in the forward-looking statements. Factors that could cause or contribute to these differences include those discussed below and elsewhere in this memorandum, particularly in "Risk Factors."

OVERVIEW

         We provide IP network-based application appliances and services that add features and enhanced functionality to the telecommunications services used by large enterprises, small and mid-sized organizations, both in the commercial and public sector. Our software- and hardware-based solutions are delivered on our open-architecture, component-based platform known as the Cistera ConvergenceServer(TM) powered by Cistera Integrated Media Architecture(TM)
(CIMA), which allows administrators to centrally manage advanced applications for IP telephony environments across large single-site and multi-site private voice/data networks. As of June 30, 2005, we had over 125 paying customers for these IP applications appliances, with over 300 systems shipped. Because our solutions improve productivity and efficiencies for customers using IP telephony systems, we believe that our convergence solutions complement the efforts of IP telephony solution providers to increase the over all return on investment and value contribution associated with IP telephony systems. This has allowed us to establish cooperative relationships with IP telephony solution providers, as well as large VARs and systems integrators focused on delivering IP telephony systems and services.

         We began operations in May 2003, and first introduced our convergence solutions in September 2003. We initially offered our solutions at discounted prices, to seed the market and to establish a referenceable customer base. From May 2003 through June 2005, we staffed our operations, grew our reseller channel, built our infrastructure, created, marketed and delivered our solutions and obtained an initial base of paying customers. From January 2005 to the present we increased expansion efforts into Canada and Europe. Our revenues have grown from $266,270 in fiscal 2004 to $1,322,675 in fiscal 2005, and for the first quarter of fiscal year 2006 our revenues were $613,269. Our revenues, however, have been insufficient to support operations and we sustained net losses throughout this period. We supported operations with financing obtained from select private investors and a private placement in the third quarter of fiscal 2005. Effective December 13, 2004, the Company issued and sold an aggregate of $1,146,000 in principal amount of Senior Unsecured Convertible Promissory Notes, which consisted of $1,004,000 in new investment and the conversion of $142,000 of our outstanding debt, and issued warrants to purchase 1,146,000 shares of common stock, par value $0.001 per share at an exercise price of $1.30 per share.

         We have incurred net losses since we began operations in May 2003. Our net loss was approximately $930,844 in our fiscal year ended March 31, 2004, and was $2,191,132 for the fiscal year ended March 31, 2005. Our net loss for the quarter ended June 30, 2006 was ($138,179). As of March 31, 2005, our accumulated deficit was $3,341,943.

         Currently, we offer new customers a variety of packaged applications, and platform tools for customized solutions. We market our software and hardware solutions through a VAR channel, and directly to Fortune 500 customers. To ensure growth scalability, our VAR channel is being trained to deliver professional services for standard installations, which we believe will allow us to focus on advanced professional services for complex installations.

         Our objective is to be the leading provider of IP communications appliances and advanced IP communications applications for businesses worldwide. To address our market opportunity, our management team is focused on a number of short and long-term challenges including: strengthening and extending our solution offerings; adding new customers and expanding our sales efforts into new territories; deepening our relationships with our existing customers, value-added resellers, and system integrators; and encouraging the development of third-party applications on our platform.

         In order to increase our revenues and take advantage of our market opportunity, we will need to add substantial numbers of customer installations. The number of our paid installed customers increased from 15 as of March 31, 2004 to over 125 as of June 30, 2005. We plan to reinvest our earnings for the foreseeable future in the following ways: hiring additional personnel, particularly in sales and engineering; expanding our domestic and international selling and marketing activities; increasing our research and development activities to upgrade and extend our solution offerings and to develop new solutions and technologies; growing our VAR and systems implementation channel; adding to our infrastructure to support our growth; and expanding our operational and financial systems to manage a growing business.

         We expect marketing and sales costs, which were 34.8 percent of our total revenues in fiscal 2004, and 34.85 percent of our total revenues for fiscal 2005, to continue to represent a substantial portion of total revenues in the future as we seek to add and manage more paying customers, increase the sales and marketing programs to enable our VAR channel, build brand awareness and increase the number of web-based seminars and sponsored events.

         We have a limited history of revenue growth, and we cannot be certain that our revenues will continue to grow or that we will achieve profitability in the future. We cannot accurately predict our future growth rate, if any, or the ultimate size of our market. Our ability to increase revenues and achieve profitability depends on a number of factors outside of our control, including the extent to which:

         our solutions are able to gain market acceptance, particularly as IP telephony increases penetration in the mainstream market;

         we are able to acquire and retain customers on a cost-effective  basis;

         we are able to establish strategic relationships with IP telephony platform and services providers;

         we are able to successfully identify, develop and market enhanced applications for the mainstream market;

         IP telephony platform and service providers develop or bundle competing applications; and

         we become subject to increased regulatory burdens.

         We have historically been able to carry forward our net operating losses to offset our earnings and have had no significant tax liability to date. However, we anticipate that if we do achieve profitability, our earnings will likely be fully taxed in the future.

FISCAL YEAR

         Our fiscal year ends on March 31. References to fiscal 2005, for example, refer to the fiscal year ended March 31, 2005.

SOURCES OF REVENUES

         We derive our revenues from three sources: (1) product revenues, which are comprised of software and hardware solutions; (2) professional services revenues, consisting primarily of installation, configuration, integration, training and VAR support services; (3) support and maintenance, which is comprised of tiered technical support levels. Product revenues accounted for more than 77.4 percent of total revenues in fiscal 2004, and 78.8 percent of total revenues during fiscal year 2005, ending March 31, 2005. Professional services revenues accounted for 21.1 percent of our total revenues in fiscal 2004, and 14.4 percent of total revenues during fiscal 2005, ending March 31, 2005. Revenues for our support and maintenance services made up 1.5 percent of total revenues in fiscal 2004, and 6.8 percent of total revenues during fiscal 2005, ending March 31, 2005.

         Product revenues are recognized once the software and hardware solution has been shipped according to the customer order. The order is typically placed by a VAR on behalf of the customer. Professional services revenues are recognized once the services have been completed and the customer has approved the service. Support and maintenance revenues are recognized on a monthly basis over the life of the support contract. The typical support and maintenance term is 24 months, although terms range from 12 to 36 months. Our support and maintenance contracts are non-cancelable, though customers typically have the right to terminate their contracts for cause if we fail to perform. We generally invoice our customers in annual or quarterly installments and typical payment terms provide that our customers pay us within 30 days of invoice. Amounts that have been invoiced are recorded in accounts receivable and in deferred revenue, or in revenue depending on whether the revenue recognition criteria have been met. In general, we collect our billings in advance of the support and maintenance service period.

         Professional services and other revenues consist of fees associated with consulting and implementation services and training. Our consulting and implementation engagements are typically billed on a time and materials basis. We also offer a number of classes on implementing, using and administering our convergence solutions that are billed on a per class basis. Our typical professional services payment terms provide that our customers pay us within 30 days of invoice.

COST OF REVENUES AND OPERATING EXPENSES

Cost of Revenues

         Cost of convergence solutions and support revenues primarily consists of expenses related to depreciation expense associated with computer equipment, allocated overhead and amortization expense associated with capitalized software, and employee-related costs associated with professional services and support and maintenance. To date, the expense associated with capitalized software has not been material to our cost of revenues. We allocate overhead such as rent and occupancy charges, employee benefit costs and depreciation expense to all departments based on headcount. As such, general overhead expenses are reflected in each cost of revenue and operating expense category. Cost of professional services and other revenues consists primarily of employee-related costs associated with these services and allocated overhead. The cost associated with providing professional services is significantly higher as a percentage of revenue than for our convergence solutions due to the labor costs associated with providing professional services.

         To the extent that our customer base grows, we intend to continue to invest additional resources in building the channel infrastructure to enable our VARs and system integrators (SIs) to provide the professional services associated with the standard convergence solutions installation, configuration and training. The timing of these additional expenses could affect our cost of revenues, both in terms of absolute dollars and as a percentage of revenues, in a particular quarterly period. For example, we plan to increase the number of employees who are fully dedicated to supporting and enabling the reseller and implementation partner channel.

Research and Development

         Research and development expenses consist primarily of salaries and related expenses, and allocated overhead. We have historically focused our research and development efforts on increasing the functionality and enhancing the ease of use of our convergence platform and applications. Because of our open, scalable and secure component-based architecture, we are able to provide all of our customers with a solution based on a single version of our software application platform. As a result, we do not have to maintain multiple versions, which enables us to have relatively low research and development expenses as compared to traditional enterprise software business models. We expect that in the future, research and development expenses will increase in absolute dollars as we support additional IP telephony solutions, extend our solution offerings and develop new technologies.

Marketing and Sales

         Marketing and sales expenses are our largest cost, accounting for 34.8 percent of our fiscal 2004 total revenues, and 34.85 percent of total revenues for fiscal 2005. Marketing and sales expenses consist primarily of salaries and related expenses for our sales and marketing staff, including commissions, payments to VARs, marketing programs, which include advertising, events, corporate communications, public relations, and other brand building and product marketing expenses, and allocated overhead. Marketing costs, particularly events, accounted for 29 percent of fiscal 2004 total revenues and 28.7 percent for fiscal 2005. Since the beginning of fiscal 2005, our sales and marketing costs as a percentage of total expenses have increased as a result of increased market coverage in the U.S., Canada and the U.K.

         As our revenues increase, we plan to continue to invest heavily in marketing and sales by increasing the number of national account sales and channel management personnel in order to add new customers and increase penetration within our existing customer base, expanding our domestic and international selling and marketing activities, building brand awareness and sponsoring additional marketing events. We expect that in the future, marketing and sales expenses will increase in absolute dollars and continue to be our largest cost.

General and Administrative

         General and administrative expenses consist of salaries and related expenses for executive, finance and accounting, and management information systems personnel, professional fees, other corporate expenses and allocated overhead. We expect that in the future, general and administrative expenses will increase in absolute dollars as we add personnel and incur additional professional fees and insurance costs related to the growth of our business and to our operations as a public company.

         We expect that general and administrative expenses associated with executive compensation will increase in the future. We intend to expand the management team in FY 2006. A CEO appointment was announced on June 14, 2005. Although the current executive team has foregone full salary payment during the initial stages of the business, it is expected that in fiscal 2006, the management team will begin to receive market level compensation. In addition, we believe that the compensation packages required to attract the senior individuals the Company requires to execute against its business plan will increase our total general and administrative expenses.

INTELLECTUAL PROPERTY EXCLUSIVE LICENSING AGREEMENT

         In May 2003, we entered into an exclusive licensing agreement with XBridge Software. This agreement provided us with the exclusive worldwide rights to market, sell and deliver the convergence solutions based upon the XBridge technology. We also retained XBridge to provide additional development and engineering resources necessary to build, maintain and service the convergence solutions.

         As a continuation of a restructuring plan we implemented in August 2004, we entered into discussions to acquire XBridge and obtain ownership of the intellectual property upon which our products are based. The XBridge Software acquisition was consummated on May 27, 2005.

CRITICAL ACCOUNTING POLICIES

         Our consolidated financial statements are prepared in accordance with accounting principles generally accepted in the United States. The preparation of these consolidated financial statements requires us to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenues, costs and expenses, and related disclosures. On an ongoing basis, we evaluate our estimates and assumptions. Our actual results may differ from these estimates under different assumptions or conditions.

         We believe that of our significant accounting policies, which are described in the notes to our consolidated financial statements, the following accounting policies involve a greater degree of judgment and complexity. Accordingly, these are the policies we believe are the most critical to aid in fully understanding and evaluating our consolidated financial condition and results of operations.

Revenue Recognition

         We recognize revenue in accordance with SEC Staff Accounting Bulletin No. 101, "Revenue Recognition in Financial Statements," as amended by Staff Accounting Bulletin No. 104, "Revenue Recognition."

         We recognize revenues for three separate categories of goods and services: (1) Products, which are comprised of software and hardware solutions;
(2) Professional Services, consisting primarily of installation, configuration, integration, training and VAR support services; (3) Support and Maintenance, which is comprised of tiered technical support levels.

         Product revenues are recognized once the software and hardware solution has been shipped from the Company fulfillment center, according to the customer/VAR order.

         Professional services revenues are recognized once the services have been completed and the customer has approved the service. Professional services and training revenues are accounted for separately from subscription and support revenues because these services have value to the customer on a standalone basis and there is objective and reliable evidence of their fair value of the undelivered elements. Professional services revenues are recognized upon completion of the contracts that are of short duration (generally less than 60 days) and as the services are rendered for contracts of longer duration. Training revenues are recognized after the services are performed.

         Support and maintenance revenues are recognized on a monthly basis over the life of the contract. We generally invoice our customers in annual or quarterly installments and typical payment terms provide that our customers pay us within 30 days of invoice. Amounts that have been invoiced are recorded in accounts receivable and in deferred revenue, or in revenue depending on whether the revenue recognition criteria have been met. In general, we collect our billings in advance of the support and maintenance service period.

Accounting for Deferred Commissions

         We defer commission payments to our direct and channel sales force for the professional services and support and maintenance portions of the contracts. The commissions are deferred and amortized to sales expense over the life of the related contracts, which typically last 12 to 36 months. The commission payments, which are paid the month after the service is delivered to the customer, are a direct and incremental cost of the revenue arrangements. The deferred commission amounts are recoverable through the future revenue streams under the non-cancelable customer support and maintenance contracts. We believe this is the preferable method of accounting as the commission charges are closely related to the revenue from the non-cancelable customer support and maintenance contracts that they should be recorded as an asset and charged to expense over the same period that the subscription revenue is recognized.

         For the fiscal year 2004, and the nine months ended December 31, 2004, the Company did not pay sales commissions except in select agent arrangements. Sales commissions are generally paid on sales meeting the criteria for sales commission payment, in accordance with the same basis of accounting for sales commissions from October 1, 2004 moving forward, unless otherwise noted.

RESULTS OF OPERATIONS

         The following discussion should be read in conjunction with the consolidated statements of financial operations, in their entirety.

Overview of Results of Operations.

         Revenues during the fiscal year 2004 ended March 31, 2004 and fiscal year ended March 31, 2005 were $266,270 and $1,322,675 respectively. Our revenues for the quarter ended June 30, 2005 were $613,269. The Company initiated operations in May 2003. The total number of paying customers increased to over 125 as of June 30, 2005 from 15 as of March 31, 2004.

         Our gross profit during the fiscal year 2004 ended March 31, 2004 was $209,924, or 79 percent of revenues, and our operating loss for the same period was $917,459. Gross profit for fiscal year 2005 ended March 31, 2005 was $1,096,056 or 83.2 percent of revenues, and the operating loss for the same period was $2,150,554. Gross profit for the quarter ended June 30, 2005 was $502,653, or 82% of revenues, and our operating loss for the same period was ($113,892).

         During the fiscal year 2005, we continued to incur substantial costs and operating expenses related to the expansion of our business. We added sales personnel to focus on adding new customers and increasing penetration within our existing customer base, professional services personnel to support our implementation and support services, and developers to broaden and enhance our convergence solutions.

LIQUIDITY AND CAPITAL RESOURCES

         At March 31, 2005, we had cash, cash equivalents and short-term marketable securities of $38,632, as compared to $963 at March 31, 2004, accounts receivable of $359,123, as compared to $142,576 at March 31, 2004, and deferred revenue of $103,775, as compared to $25,556 at March 31, 2004. For the quarter ended June 30, 2005, we had cash, cash equivalents and short-term marketable securities of $329,183, accounts receivable of $672,227, and deferred revenue of $216,758.

         From our start of operations in May 2003 through the end of fiscal 2005, we funded our operations primarily through financing obtained from select private investors and a private placement in December, 2004.

         We could raise an additional $1,489,800 if all of the Class A warrants issued in conjunction with the December 2004 private placement funding were exercised. The warrants are redeemable by us if the closing bid of our common stock is $3.50 for ten of fifteen consecutive days. The exercise price is $1.30 per share. Because at that price it would be profitable for the warrant holders to exercise their warrants rather than to allow the redemption to proceed, we assume they would choose to exercise. However, there is no assurance that our stock price will rise to the $3.50 per share redemption trigger price, or that all of the warrants will be exercised. We could raise an additional $143,722 if all of the other outstanding warrants were exercised. We could raise an additional $1,814,852 if all of the outstanding options were exercised. We can give no assurance that any or all of these warrants or options will ever be exercised.

         We do not have any special purpose entities, and other than operating leases for office space and computer equipment, which are described below, we do not engage in off-balance sheet financing arrangements. We currently do not have a bank line of credit.

         Our future capital requirements will depend on many factors including: our rate of revenue growth; the expansion of our marketing and sales activities; the timing and extent of spending to support product development efforts and expansion into new territories; the timing of introductions of new services and enhancements to existing services; and the continuing market acceptance of our services. To the extent that existing cash and securities and cash from operations are insufficient to fund our future activities, we will need to raise additional funds through public or private equity or debt financing. Although we are currently not a party to any agreement or letter of intent with respect to potential investments in, or acquisitions of, complementary businesses, services or technologies, we may enter into these types of arrangements in the future, which could also require us to seek additional equity or debt financing. Additional funds may not be available on terms favorable to us or at all.

DESCRIPTION OF PROPERTY

         Our corporate offices are located at 17304 Preston Road, Suite 975, Dallas, Texas. We lease this office space, which contains approximately 4,264 square feet, from CMD Realty Investment Fund, L.P. Our rent under this lease is approximately $7,018 per month and the lease expires November 30, 2009.

LEGAL PROCEEDINGS

         On January 28, 2005, the Company was served with a third party petition by Larry V. Tate, Gerald Pybas, E. Robert Barbee and Robert A. Baker in connection with a law suit filed by J. David Bolton, Joanna Bolton, Whitney Gaidry, Virginia Ille and Kenneth Ille against Messrs. Tate Pybas, Barbee and Baker. The plaintiffs in the third party action allege that the Company's predecessor entity was in breach of certain transactions occurring in and around January 2000, pursuant to which the Company was obligated to issue approximately 60,000 shares of common stock to the Plaintiffs. The Company has denied these allegations and we intend to vigorously defend this litigation. The litigation is in its early stages and no discovery has been conducted at this time.

         We believe that the shares claimed in this litigation were cancelled pursuant to a court judgment we received on June 28, 2000.

         On August 15, 2005, the Company was served with a petition by Mr. Kingdon Hughes, a former shareholder of XBridge. Mr. Gregory Royal, our Chief

Technology Officer, Cynthia Garr, our Executive Vice President and interim Chief Financial Officer, Jim Miller, our former Chief Executive Officer, XBridge Software, Inc. and Charles Stidham,who is a former CNH officer and a former CNH director, were also named as defendants in the litigation. Mr. Royal and Miller and Ms. Garr were also officers and directors of XBridge prior to our acquisition of XBridge. Mr. Stidham was our Chief Executive and director in 2003. Mr. Hughes has alleged a number of complaints against the defendants, including breach of fiduciary duty, misappropriation of corporate opportunities, fraud, fraudulent inducement, breach of contract, tortuous interference with contract, fraudulent transfer, and shareholder oppression arising in connection with the license agreement between the Company and XBridge in May, 2003 and the acquisition of XBridge by the Company in May, 2005.

The Company denies these allegations and we intend to vigorously defend this litigation. The litigation is in its early stages and no discovery has been conducted at this time.

                                    BUSINESS

BUSINESS OVERVIEW

         We provide IP network-based application appliances and services that add features and enhanced functionality to the telecommunications services used by large enterprises, small and mid-sized organizations, both in the commercial and public sector. Our objective is to be the leading provider of IP communications appliances and advanced IP communications applications for businesses worldwide. Our software- and hardware-based solutions are delivered on our open-architecture, component-based platform known as the Cistera
ConvergenceServer(TM)  powered  by  Cistera  Integrated  Media  Architecture(TM)
(CIMA), which allows administrators to centrally manage advanced applications for IP telephony environments across large single-site and multi-site private voice/data networks. Because our solutions improve productivity and efficiencies for customers using IP telephony systems, we believe that our convergence solutions complement the efforts of IP telephony solution providers to increase the over all return on investment and value contribution associated with IP telephony systems. This has allowed us to establish cooperative relationships with IP telephony solution providers, as well as large VARs and systems integrators focused on delivering IP telephony systems and services.

         We began operations in May 2003, and first introduced our convergence solutions in September 2003. We initially offered our solutions at discounted prices, to seed the market and to establish a referenceable customer base. From May 2003 through June 2005, we staffed our operations, grew our reseller channel, built our infrastructure, created, marketed and delivered our solutions and obtained an initial base of paying customers. From January 2005 to the present time, we increased expansion efforts into Canada and Europe. Our revenues grew from $266,270.00 in fiscal 2004 to $1,322,675.00 in fiscal 2005. Our revenues for the quarter ended June 30, 2005 were $613,269.

         We cannot be certain that our revenues will continue to grow or that we will achieve profitability in the future. We cannot accurately predict our future growth rate, if any, or the ultimate size of our market. Our ability to increase revenues and achieve profitability depends on a number of factors outside of our control, including the extent to which:

         our solutions are able to gain market acceptance, particularly as IP telephony increases penetration in the mainstream market;

         we are able to acquire and retain customers on a cost-effective basis;

         we are able to establish strategic relationships with IP telephony platform and services providers;

         we are able to successfully identify, develop and market enhanced applications for the mainstream market;

IP telephony platform and service providers develop or bundle competing applications; and we become subject to increased regulatory burdens.

         Currently, we offer new customers a variety of packaged applications, and platform tools for customized solutions. We market our software and hardware solutions through a VAR channel, and directly to Fortune 500 customers. To ensure growth scalability, our VAR channel is being trained to deliver professional services for standard installations, which we believe will allow us to focus on advanced professional services for complex installations.

          We plan to reinvest our earnings for the foreseeable future in the following ways: hiring additional personnel, particularly in sales and engineering; expanding our domestic and international selling and marketing activities; increasing our research and development activities to upgrade and extend our solution offerings and to develop new solutions and technologies; growing our VAR and systems implementation channel; adding to our infrastructure to support our growth; and expanding our operational and financial systems to manage a growing business.

KEY TERMS AND DEFINITIONS

         ENTERPRISE VOICE is defined as the combination of Enterprise Telephony and Enterprise VoIP Gateways.

         ENTERPRISE TELEPHONY is defined as the combination of Enterprise IP Telephony and traditional telephony (PBX/KTS).

         ENTERPRISE IP TELEPHONY is defined as the combination of LAN Telephony, Converged Telephony, and IP Phones.

         ENTERPRISE VOIP GATEWAY is defined as a Layer 3 network device which provides the interconnection of CPE-based voice and data traffic across a WAN network or the PSTN, also refereed to as trunks. This device is typically a modular or standalone router specially equipped with voice DSP resources.

         LAN TELEPHONY (IP-ONLY) is defined as those ports and systems which provide Enterprise Voice services over a LAN whereby both call control and voice traffic traverse a packet network, in most cases IP running over Ethernet. The use of a traditional PBX or KTS is not required. In most cases the three fundamental elements to this network architecture include a server running call control software, Ethernet switches, and IP Phones.

         CONVERGED TELEPHONY (TDM/IP) is defined as those lines and systems which provide voice services whereby voice traffic traverses TDM lines but call control is packet based. In most cases this enables a traditional Enterprise Voice network to migrate its infrastructure to IP incrementally with the prime advantage of maintaining prior capital investment in PBXs and traditional phones. In most cases call control resides on a server, connected to a LAN, running call control software which provides call control to a PBX. In this case, the end-points remain TDM but the call control is IP. Also, other form factors of this segment may not include traditional phone systems, but an integrated standalone device which integrates the functions of TDM and IP at a systems level. These standalone solutions are targeted to smaller deployments as found at branch offices or small offices.

         IP PHONE is defined as a packet based telephone that has a Layer 3 IP address and a Layer 2 network connection (in most cases Ethernet or Voice over Ethernet). The functions of an IP Phone mirror that of a traditional phone. Technically, an IP Phone transmits voice traffic by first taking the Voice Payload and adding an RTP header, then a UDP header, then an IP header and finally an Ethernet header per frame. An IP Phone is an IP appliance, which has been optimized for voice applications. Given that it is more than a traditional telephone, other network services may be available to the IP Phone such as Internet browsing or other network services. An IP Phone can be a hard phone, soft phone, or wireless device.

INDUSTRY BACKGROUND

         The term "IP telephony" covers a range of technologies, including voice-over-IP (VoIP) and fax-over-IP services, which are carried over both the Internet and private IP-based networks. IP telephony connects across combinations of PCs, Web-based telephones, and phones connected via public telephone lines to remote voice gateways. Because information traveling through an IP-based network travels in discrete packets, it does not need to rely on a continuously available switched circuit as does information traveling in the analogue format used in traditional telephony. Consequently, IP-based services are very bandwidth and cost-efficient.

         Users of IP telephony typically can save money because IP telephony operates more efficiently than ordinary plain old telephone service (POTS) and because it currently avoids most of the tariffs and tolls applicable when using POTS, especially with respect to international telephone service. IP-based voice conversations require less than 10% of the bandwidth of POTS. This efficiency of bandwidth results from two factors: First, compression techniques, such as G.723.1, a standard IP compression technique, compresses a standard POTS transmission resulting in an overall bandwidth reduction generally in the range of 6-to-1. Second, POTS requires full duplex--a simultaneous transmission in both directors--to support a telephone conversation. Tying up bandwidth in this fashion is wasteful because in conversations, typically only one person is speaking at a time. Voice-over-IP (VoIP) products have the ability to sense the silence and cease transmitting when one party is quiet. This technique almost halves the required bandwidth of a typical telephone conversation. As a result, IP telephony commonly consumes as little as one-twelfth the bandwidth of POTS to transmit conversations. In addition, IP telephony provides carriers with the ability to lower costs by consolidating both voice and data in one network instead of necessitating the two separate networks required for traditional POTS and data.

         VoIP technologies convert digitized voice into data packets that are encapsulated in Internet protocol, thus allowing IP Phone calls, faxes and voice traffic to be relayed over corporate intranets or across the Internet. As a result, VoIP presents an opportunity for exciting new uses for IP-based phone systems, such as: IP multicast conferencing and telephony distance learning applications, phone directories and customer service monitoring and playback of calls via IP, and "voice web browsing" where the caller can interact with a web page by speaking commands. The ability to access enterprise data and applications through a device such as a web-browser enabled IP Phone has presented an opportunity to position the IP Phone as a peer to the personal computer in many work environments - especially where PC's are not appropriate user interfaces for employees. Apart from the economies provided by moving a firm's communications onto one network, it is IP convergence, the uniting of voice, video and data that has provided many companies with a compelling reason to replace legacy phone systems with IP telephony.

         During 2004, the market for U.S. IP Phones increased 80.8 percent and unit shipments increased 67.9 percent, driven by Enterprise Voice connections migrating to full IP, according to Synergy Research Group (SRG), a leading market research firm for emerging technologies. The current competitive advantage of IP Phones over traditional analog or Time Division Multiplexing
(TDM) phones remains the ability to eliminate costs related to adding TDM phones or changing their location in a traditional phone network. SRG believes that as IP Phones prove their ability to increase productivity via multimedia applications, IP Phones will displace TDM phones at a faster rate. In the forth quarter of calendar 2004, software that enables a PC to act as a telephone (softphones) sales saw a strong increase primarily driven by Cisco, which shipped over 50 thousand units. Wireless VoIP Phones, while showing good growth, however, currently remain a niche opportunity. During the same quarter of 2004, the U.S. IP Phone market share leaders were Cisco, Avaya, Nortel, Mitel, Spectra Link and 3Com with respective market shares of 43.1, 14.4, 12.1, 7.3, and 5.3 percent.

         During the first three months of 2005, Enterprise IP Telephony sales increased 71.3 percent year over year, driven by the continued migration of Enterprise Voice networks to next generation IP Telephony, according to SRG.

         During the first three months of 2005, the market for IP Phones increased 1.7 percent sequentially and 44.2 year over year driven by enterprise voice connections migrating to full IP. The current competitive advantage of IP Phones over TDM phones remains the ability to eliminate costs related to adds, moves, and changes. SRG believes that as IP phones prove their ability to increase productivity via multimedia applications, IP phones will displace TDM phones at a faster rate. IP Phone market share leaders during this time were Cisco, Avaya, Nortel, Alcatel, Mitel, Siemens and 3Com with respective market shares of 39.1, 15.4, 12.6, 10.2, 6.7, 3.5 and 2.7 percent.

LIMITATIONS OF EXISTING IP TELEPHONY SOLUTIONS

         Existing IP telephony solutions have been criticized for lacking the broad set of features, or applications, such as voicemail, call transfer, and three-way calling, that traditional PBX phone systems have developed over the past century. As an application development company for the IP telephony market, we bridge the feature/function gap currently present in many major IP telephony platforms like those provided by Cisco, Avaya, Nortel, Siemens and others. We believe that, just as happened with POTS, application providers will flourish alongside the equipment providers as the IP telephony market develops and matures.







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

THE OPPORTUNITY FOR CONVERGENCE OF VOICE, VIDEO AND DATA

         IP telephony refers to the technology used in transmitting voice over a network using open, standards-based IP. Our Convergence IP telephony solutions leverage a single network infrastructure for the transmission of data, voice, and video traffic to deliver high-quality voice and fully integrated communications and enable enterprises to realize the business benefits of a converged network. These benefits include increased productivity, business flexibility, and reduced operational costs.

         With the mainstream adoption of enterprise IP communications, businesses are now embracing the operational benefits of convergence at an accelerated pace. While the infrastructure benefits of IP telephony are well documented, the user-level benefits are only now starting to emerge. Today, businesses deploying IP telephony are looking for benefits that extend beyond VoIP into ways to integrate existing business data into the telephony environment.

         Collaboration tools like video conferencing and multicasting can be delivered to every desktop, enabling up-to-the minute information sharing between employees, partners, suppliers and customers - improving the company's ability to respond and collaborate at a fraction of the cost of other point solutions.

         Unified views of customer data also become a reality with the true integration of voice, video and data. Combined with the use of intelligent communication devices like IP-based phones, critical information and important messages can travel to the employees to enable them to work smarter and faster.

         Finally, a converged network is more capable of supporting a mobile workforce. By offering remote access to a corporate network and its information, geographically dispersed locations or traveling employees can access the tools they need to perform and interact with customers, thereby increasing per capita efficiency.

         The movement towards incorporating voice, video and data into a single network is referred to as "convergence". IP telephony now allows the telephone to serve up data in a manner similar to a PC or any other web-enabled device.

         Before the introduction of our Cistera ConvergenceServer(TM), most IP data-based applications offered via IP Phones were limited by the phone's own ability to navigate and/or manipulate data in a meaningful way. The Cistera ConvergenceServer(TM), coupled with XML, other standard protocols and an IP telephony environment, allows an enterprise to achieve unique client-application integration through its IP Phones. This integration is accomplished in the network as a peer with other user interface devices such as PCs, PDAs, wireless phones and point-of-sale devices, among others. By coupling an XML browser with voice services, we are able to combine voice, video and powerful data query applications and deliver them through IP communications devices.

OUR STRATEGY

         Our objective is to be the leading provider of IP communications appliances and advanced applications for businesses worldwide. To achieve this objective, we are pursuing the following strategies:

         EXTEND OUR PRODUCT AND TECHNOLOGICAL LEADERSHIP. Our products feature a number of software integration capabilities that utilize XML extensively. We believe our solution supports more communications and data format standards than most other competing solutions, allowing us to provide improved interoperability within a customer's existing network infrastructure. We intend to build upon our integration technology and improve our solution's functionality and ease of use for rapidly developing customer requirements. We may also seek to enhance our products through licensing or acquiring complementary technologies or businesses. We believe that we are also unique in delivering a full suite of applications to an IP telephony end point and plan to extend our application portfolio.

         EXPAND SALES AND DISTRIBUTION CHANNELS. We intend to pursue a multi-channel, distribution strategy by expanding our targeted account sales force and key relationships with system integrators, VARs, OEMs and distributors. We intend to increase our domestic distribution by adding channel sales personnel. We also plan to continue to expand our indirect distribution through alliances with additional system integrators, VARs and OEMs. We intend to launch our international distribution by developing additional relationships with international distributors and creating strategic alliances with international system integrators. We anticipate that our primary means of addressing the market will be through our indirect sales force.

         CAPITALIZE ON OUR PROFESSIONAL SERVICES CAPABILITIES. We have established what we believe to be highly successful relationships with customers and VARs by assisting them in designing, developing and deploying our convergence solutions. Our professional services range from strategic and architectural planning to complete integration and deployment of our products. We will continue to extend our professional services expertise in applying emerging standards, especially XML standards, to create additional solutions that capitalize on our technologies. By offering a full range of professional services, we believe we can strengthen our existing customer and VAR relationships and foster new relationships, creating opportunities to sell additional products. Our current expectation is for our VAR channel to handle the standard installation and configuration requirements, thereby enabling us to focus on the more advanced customer services requirements and to scale rapidly to meet the anticipated demand for our convergence solutions.

PRODUCTS

         Our convergence products consist of appliances--hardware and software combined to deliver a broad suite of feature-sets on a scalable architecture:

         HARDWARE PLATFORMS the Cistera platforms combine advanced software engines with hardware devices that have been optimized and in some cases, specifically designed to deliver the performance and scalability required for IP telephony application environments.

         CISTERA CONVERGENCESERVER(TM) (CCS(TM)) the foundation of a Cistera IPT solution is available in three form factors--the CCS 1000, the CCS 1500 and the CCS 2500, designed to support "small", "medium" and "large" performance requirements for specific customer locations. The servers are rack-mountable, open standards-based hardware systems.

         CISTERA ZONECONTROLLER(TM)(CZC(TM)) enables IP phone systems to work with existing or newly installed overhead speakers to create a unified paging system. Cistera's solution is the only one that supports simultaneous broadcasting to IP phones and speakers.

         CISTERA 1.5 SOFTWARE PLATFORM Cistera Integrated Media Architecture(TM)
(CIMA) The Cistera 1.5 software platform is a component-based architecture that enables enhanced scalability and management of advanced IP Phone applications. This platform has built in media management engines that enable third-party application developers to leverage our pre-built components--a voice recording engine, a broadcast engine, a content streaming engine, a pin code and authentication engine, a ruleset engine and a grouping engine--without having to create each component from the ground up. Our authorized developers can use our published APIs to invoke many of these services and therefore focus their development efforts on the workflow components critical for specific industries. This platform also provides configurable administration and management tools.

         CISTERA ADVANCED IP PHONE APPLICATIONS. We believe that we have developed the broadest suite of advanced IP Phone applications available in the market today. These applications include:

         QUICKRECORD(TM) - an IP telephony on-demand voice recorder and media management service designed to allow phone users to record important or malicious calls when needed and play them back from the phone. The entire call is recorded regardless of when the user presses the record button during the call.

         CALLCENTERRECORD(TM) - an IP telephony continuous voice recorder and media management service with remote monitoring and quality reporting features. It supports standard storage and archival systems.

         RAPIDBROADCAST(TM) - an IP telephony messaging and broadcast system. Instantly transmit text or voice messages or schedule pre-recorded broadcasts to a defined group or to an entire organization through IP Phones or external speakers.

         VIRTUALDIRECTORY(TM) - a centralized directory system that allows telephone users, both internal and external to traverse corporate information quickly without time consuming tree-based systems. Callers can use their touchtone or voice to request information or to be directed to the appropriate extension. It supports LDAP integration into popular contact management systems.

         CONTENTSTREAMER(TM) - an IP telephony streaming solution that delivers audio, graphics, music, and data streaming capabilities to the IP Phone network. It enables targeted music/messaging for on-hold callers as well. Cistera's solution uses Real Simple Syndication (RSS) to deliver targeted messaging that is delivered as it is updated

         PHONEASSIST(TM) - integrates the PC and the IP Phone, enabling access to CRM application directories from the phone, or "click-to-dial" from the computer.

         PHONEVERIFY(TM) - provides cost effective account code authentication, client matter codes, and forced code authorization that integrate with leading call detail reporting systems.

         RULESETMANAGER(TM) - enables control of behavior of IP Phone applications, IP Phones and other IP devices from a central administration point. It allows quick configuration to apply rule-based call management for an IPT system.

         GROUPMANAGER(TM) - enables the organization and management of designated groups of IP Phone users from a central administration point. It allows the system administrator to assign rights and services based upon group association.

         Our convergence solutions utilize several key technologies to provide integration into IP communications environments, including XML, JTAPI, J2EE, SIP, H.323, and others.

         Our convergence solutions have been designed to interoperate seamlessly within network environments, by aligning with key industry standards. There are occasions where integration with certain legacy platforms requires that our solutions interact with some proprietary protocols. In these situations, our convergence solution works to maintain open protocols for the broad network functions, while supporting the proprietary codecs for the specific areas of interoperability. An example of this would be in the way our products currently support Cisco's proprietary SCCP protocol.

         We have designed our solution to provide support for many of the emerging industry XML standards with minimal impact to existing business applications. We believe this non-intrusive architecture is a key in enabling integration of IP based voice, video and data; and will enable content to be delivered to a wide array of devices, like IP Phones, wireless phones, PDAs, etc.

PRODUCT DEVELOPMENT

         We released our first convergence products in September 2003 at Cisco's Innovation Through Convergence Expo in California. Using the technology developed for our Cistera ConvergenceServer(TM), we recently introduced additional convergence products, extending the breadth and depth of our solution footprint. We continue to enhance our convergence products with particular emphasis on providing improved interoperability, increased functionality, enhanced security and scalability and simplified ease of use. Our product development efforts currently focus on enhancing our existing products and technologies and on developing additional products to extend our position in the growing voice, video and data convergence market.

         On May 5, 2003, we retained the services of XBridge Software to perform a substantial portion of our product development. XBridge continued to perform these services for us until May 27, 2005, when we acquired XBridge.

COMPETITION

         Because of the broad solution offering we provide, we face three main categories of competitors: point solution application providers; full suite application providers and application appliance providers; and in-house developers.

         The IP telephony market is currently dominated by "point solution" application providers. These competitors typically offer a single (point) application that competes with the individual applications offered in our suite of applications. For example, in the area of broadcasting, we have several competitors that offer a single solution similar to our RAPIDBROADCAST(TM). These competitors would include Berbee, SynApps and Twisted Pair. In voice recording, competitors for QUICKRECORD(TM) would be TelRex, Mercom. Virtually all of our current individual applications face competition from point solution application competitors.

         Our convergence solutions offer a full suite of applications for IP telephony. Competitors currently offering full suite applications or application appliances for IP telephony are not currently as prevalent as point solution providers. We face direct competition in the full suite market from IPcelerate and Net6, which was recently acquired by Citrix.

         Potential customers' internal information technology departments may have developed or be in the process of developing applications and IP telephony solutions rather than looking to us to support their needs.

         Many of our existing and potential competitors have better brand recognition, longer operating histories, larger customer bases and greater financial, technical, marketing and other resources than we do. As a result, they may be able to use these advantages to take market share from us. They may also be able to respond more effectively than we can to changing technologies, conditions or customer demands, especially during market downturns.

          DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

         The following table sets forth the name, age, and position of each executive officer and director of the Company:


         Director's Name            Age     Position With Company
         A. Katrina Roche            42     Chief Executive Officer and Director

         Derek P. Downs              37     President and Director

         Cynthia A. Garr             45     Interim Chief Financial Officer, Executive Vice-President
                                            of Corporate Development and Director

         Gregory T. Royal            40     Executive Vice-President/Chief Technology Officer and Director

         A. KATRINA ROCHE, CHIEF EXECUTIVE OFFICER--Ms. Roche has served as our Chief Executive Officer and a member of the Board of Directors since June 14, 2005. Prior to joining the Company, Ms. Roche served as CEO in Residence, at the private equity firm, Kleiner Perkins Caufield & Byers (KPCB). From July 2002 to December 2003, Ms. Roche was the President and Chief Operating Officer of Evant, a private technology company providing supply chain and merchandise planning solutions to retailers. From September 2000 to July 2002, Ms. Roche was the Chief Marketing Officer for i2 Technologies in Dallas. From September 1998 to September 2000, Ms. Roche was at Baan Company in the Netherlands where she was the Company's General Manager of Supply Chain and was later promoted to Chief Marketing Officer. From November 1989 to September 1998, Ms. Roche was the founder and CEO of Cygnus Technology. Prior to Cygnus Technology, Ms. Roche was a sales and marketing manager for Philips NV. Ms. Roche studied engineering at the University of Kansas and is a guest lecturer for 2005-2006 in the University of California at Berkeley College of Engineering.

         DEREK P. DOWNS, PRESIDENT--Mr. Downs has served as President since May 31, 2004 and was Interim CEO for the Company from August 2004 until June 2005. Mr. Downs has been a member of the Board of Directors since October 1, 2004. Prior to becoming President and Interim CEO, Mr. Downs served as the Company's Vice President of Sales Marketing and Business Development. From January 2003 to May 2003, Mr. Downs held the same position with XBridge Software, Inc. From December 2000 to September 2002, Mr. Downs held senior executive roles in marketing, alliances, product marketing, and business development at i2 Technologies, a $1 billion supply chain software company. Before joining i2 Technologies, he served from December 1999 to December 2000 as VP of Business Development and Strategic Alliances for BSI Consulting, a midsized technology strategy firm. From May 1995 to December 1999, Mr. Downs held the position of Director of Strategic Alliances at Baan Company, a $1+ billion enterprise software company. Mr. Downs graduated from the University of Eastern New Mexico in 1990 with a BBA degree in Marketing and a BBA degree in Business Administration.

         CYNTHIA A. GARR, INTERIM CHIEF FINANCIAL OFFICER AND EXECUTIVE VICE PRESIDENT OF CORPORATE Development--Ms. Garr has served as Interim CFO and Executive Vice President of Corporate Development since June of 2004. She has been a member of the Board of Directors since May 2003. She is one of the founders of XBridge Software, and has served as its President and as a Director from its inception in 1999 to the present. She was also Director of Sales for Identify Software, a leader in application problem resolution software, from January 2003 to June 2004. From January 2000 to August 2001, Ms Garr served as a Regional Sales Manager for Mercury Interactive, the leading provider of enterprise testing and performance management solutions. Ms. Garr was President of U.S. Operations and Executive Director of Qronus Interactive, a provider of automated testing solutions software, which was ultimately acquired by Mercury Interactive from November 1997 to January 2000. She graduated from Brookhaven College in 1985 with a degree in Business Management.

         GREGORY T. ROYAL, EXECUTIVE VICE PRESIDENT AND CHIEF TECHNOLOGY OFFICER-- Mr. Royal has served as Executive Vice President and Chief Technology Officer, and as a member of the Board of Directors since May 2003. Mr. Royal is the original founder of XBridge Software, and the inventor of the Convergence Server(TM) technology. Mr. Royal has over 18 years of IT Sales, Marketing and Management experience in New Zealand, Australia and the United States. Greg is one of the original founders of Cistera Networks(TM) and the inventor of the X-Switch(TM) Technology. He has held Senior Sales and Marketing positions at Sycom Office Equipment, Eagle Technology, Network General Corp. and Network Associates Inc. Greg has system certification with Compaq, IBM, Novell and Hewlett Packard. He also has significant experience in designing and deploying large scale IT systems including experience in Banking and Finance, Government, and Retail and Property Services. Mr. Royal graduated from Victoria University in 1986 and holds an MBA from Rushmore University.

BOARD COMPOSITION AND COMMITTEES

         Our Board of Directors currently consists of four members, A. Katrina Roche, Gregory T. Royal, Cynthia A. Garr, and Derek P. Downs. We are currently considering expanding the number of members constituting our Board of Directors and will seek persons who are "independent" within the meaning of the rules and regulations of NASDAQ to fill vacancies created by any expansion. Because of our current stage of development, we do not have any standing audit, nominating or compensation committees, or any committees performing similar functions. The Board meets periodically throughout the year as necessity dictates. No current director has any arrangement or understanding whereby they are or will be selected as a director or nominee. No current director has any arrangement or understanding whereby they are or will be selected as a director or nominee.

         We do not currently have a standing audit committee. Further, with the exception of our CEO, we do not believe that any member of our Board of Directors is an "audit committee financial expert," within the meaning of such phrase under applicable regulations of the Securities and Exchange Commission. Like many small companies, it is difficult for us to attract and retain board members who qualify as "audit committee financial experts," and competition for these individuals is significant. We believe, however, that our current board members are able to fulfill their roles under SEC regulations despite not having a designated "audit committee financial expert."

DIRECTOR COMPENSATION

         We do not pay our directors a fee for attending scheduled and special meetings of our board of directors. We intend reimburse each director for reasonable travel expenses related to such director's attendance at board of directors and committee meetings.

INDEBTEDNESS OF DIRECTORS AND EXECUTIVE OFFICERS

         None of our directors or officers or their respective associates or affiliates is indebted to us.

FAMILY RELATIONSHIPS

         There are no family relationships among our directors or executive officers.

                             EXECUTIVE COMPENSATION

         The following table sets forth certain information concerning the compensation paid by the Company to our Chief Executive Officer from May 5, 2003, through our fiscal year ended March 31, 2005. None of our executive officers' compensation exceeded $100,000 during any of our last two fiscal years.

                       SUMMARY COMPENSATION OF EXECUTIVES

----------------------------------------------------------------------------------------- ----------------------------------
                                                               Annual Compensation                     Awards
----------------------------------------------------------------------------------------- ----------------------------------
                                                                                            Restricted       Securities
Name and                    Fiscal Year       Salary         Bonus       Other Annual         Stock          Underlying
Principal                                      ($)            ($)       Consulting Fees       Awards          Options/
Position                                                                      ($)              ($)            SARS (#)
-------------------------- -------------- --------------- ------------ ------------------ --------------- ------------------
Derek P. Downs, (1)            2005             0              0           86,791.06
CEO AND PRESIDENT


James T. Miller (2)            2004             0              0           27,761.43            0                 0
CEO AND PRESIDENT

(1) In fiscal year 2005, Derek P. Downs was paid as a consultant prior to becoming a full-time employee of the Company.

(2) On May 31, 2004, James T. Miller resigned his positions as our Chairman of the Board of Directors, and as our President and Chief Executive Officer.

         Although none of our executive officers' compensation exceeded $100,000 during any of our last two fiscal years, this will change in calendar year 2005 as we have moved out of the development stage and our current and future executives have begun to receive cash compensation per their employment agreements.


         Except as described below under "Employment Contracts," there are no compensatory plans or arrangements, with respect to any of our executive officers, which result or will result from the resignation, retirement or any other termination of such individual's employment with us or from a change in control of the Company or a change in the individual's responsibilities following a change in control. No stock options, stock appreciation rights or other stock based incentives were awarded to any of our named executive officers during fiscal 2005.

OPTION GRANTS IN LAST FISCAL YEAR

         No options were granted to our CEO or any other of our executives who earned in excess of $100,000 in fiscal 2005. In connection with the acquisition of XBridge, we converted existing equity-based awards in XBridge and its subsidiaries into equity-based awards for our common stock. The conversion was intended to preserve the economic value of existing equity-based awards in XBridge at the time of the acquisition. The following table sets forth all grants of options to acquire shares of our common stock issued as a conversion of equity-based awards in connection with the acquisition of XBridge.

                   NUMBER OF    PERCENT OF           EXERCISE      EXPIRATION
                  SECURITIES      TOTAL              OR BASE          DATE
                  UNDERLYING     OPTIONS              PRICE
                    OPTIONS      GRANTED            ($/SHARE)
NAME                GRANTED   IN ACQUISITION
-----------------------------------------------------------------------------
Cynthia A. Garr        41,831          7.89%         0.46/share      4/1/09
Gregory Royal         271,174         51.17%         0.46/share      5/3/09
Klaus Truemper         13,559          2.56%         0.23/share     2/15/11
Wendy Matthews         54,235         10.23%         0.23/share    12/31/11
Tanya Belfield         13,559          2.56%         0.23/share    12/31/11
Chris Bird             13,559          2.56%         0.46/share    10/22/12
Technacity            122,028         23.03%         0.01/share     4/14/10


EXERCISE OF STOCK OPTIONS

None of our executive officers exercised options to purchase our common stock in fiscal 2005.

EMPLOYMENT CONTRACTS

         On June 1, 2005, we entered into a one year employment agreement with Ms. Roche pursuant to which we agreed to employ her as Chief Executive Officer at an annual salary of $150,000. If we terminate the agreement without cause, or Ms. Roche terminates the agreement with just cause prior to the end of its then current term, then Ms. Roche shall be entitled to receive two times her then current salary, payable in equal installments over the course of the immediately following eighteen months.

         On January 1, 2005, we entered into a one year employment agreement with Mr. Downs pursuant to which we agreed to employ him as President at an annual salary of $125,000. If we terminate the agreement without cause, or Mr. Downs terminates the agreement with just cause prior to the end of its then current term, then Mr. Downs shall be entitled to receive two times his then current salary, payable in equal installments over the course of the immediately following eighteen months.

         On January 1, 2005, we entered into a one year employment agreement with Ms. Garr pursuant to which we agreed to employ her as Executive vice president, Corporate Development at an annual salary of $125,000. If we terminate the agreement without cause, or Ms. Garr terminates the agreement with just cause prior to the end of its then current term, then Ms. Garr shall be entitled to receive two times her then current salary, payable in equal installments over the course of the immediately following eighteen months.

         Mr. Royal has an employment agreement with Cistera Networks Canada, one of our subsidiaries. Pursuant to the terms of this employment agreement, Cistera Networks Canada has agreed to employ him as its President, and as the Executive vice president and Chief Technology Officer for Cistera Networks, at an annual salary of $130,000. If Mr. Royal is terminated without cause, or Mr. Royal terminates the agreement with just cause prior to the end of its then current term, then Mr. Royal shall be entitled to receive two times his then current salary, payable in equal installments over the course of the immediately following eighteen months.

         The Company's executive management team does not currently receive cash compensation at market levels. We expect that the Company will adjust executive compensation to market level in fiscal year 2006.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         On March 5, 2003, we (1) obtained an exclusive license to certain XML technology from XBridge in exchange for the issuance of 500,000 shares of our common stock, and (2) entered into an asset purchase agreement to acquire certain of XBridge's assets. On June 20, 2003, we issued an additional 1,500,000 shares of our common stock to XBridge in settlement of certain CNH Holdings' obligations under the license agreement and asset purchase agreement. Subsequent to the settlement transaction, the officers and directors of XBridge became our officers and directors.

         Subsequent to March 2003, the Company had entered into a master services agreement with XBridge pursuant to which XBridge provided the Company with certain development and maintenance services. In connection with this master services agreement, the Company had previously issued to XBridge an additional 150,000 shares of its common stock and had incurred approximately $1,860,000 in past due service fee debt.

         Effective May 27, 2005, we acquired XBridge through a merger transaction and obtained ownership of the XBridge intellectual property upon which our products are based. Prior to entering into the agreement governing the merger, (a) Ms. Cynthia Garr, the Company's Executive Vice President, interim Chief Financial Officer and a director, was also the President and a director of XBridge, (b), Mr. Gregory Royal, the Company's Chief Technology Officer and a director, was also a Vice President and a director of XBridge, (c) Mr. Derek Downs the Company's acting Chief Executive Officer and a director, was also a consultant to XBridge.

             SECURITY OWNERSHIP OF BENEFICIAL OWNERS AND MANAGEMENT

         The table below sets forth, as of July 31, 2005, certain information with respect to the beneficial ownership of our common stock by (i) each of our directors and executive officers, (ii) each person known to us to be the beneficial owner of five percent or more of the outstanding shares of our common stock, and (iii) all of our officers and directors as a group. Unless otherwise indicated, the person or entity listed in the table is the beneficial owner of, and has sole voting and investment power with respect to, the shares indicated.

Title of     Name And Address             Nature and Amount
Class        Of Beneficial Owners         of Beneficial Ownership    Percent

Common       A. Katrina Roche(1)                              0

Common       Derek P. Downs(1)                        125,199(2)          1.86%

Common       Cynthia A. Garr(1)                     1,330,191((2))        19.6%

Common       Gregory T.  Royal(1)                   1,396,159((2))        19.9%

Common       Kingdon Hughes                         1,498,722((3))        21.5%

Common       Charles Stidham                          300,000((4))         4.3%
             100 Allentown Parkway #110
             Allen, Texas 75002

Common       Mark S. Pierce                           556,895((5))         7.8%
             5645 Rico Drive
             Boca Raton, FL 33487

Common       E-Biz Trans, Inc.                        220,000((5))         3.3%
             5645 Rico Drive
             Boca Raton, FL 33487

Common       S and B Resources                        220,000((4))         3.3%
             789 NE 39th St.
             Boca Raton, FL 33431

Common       South Beach Live, Inc.                   356,000((4))        5 .3%
             100 Allentown Parkway #110
             Allen, Texas 75002

Common       Atlantic Asset Management                326,000((4))         4.8%
             789 NE 39th St.
             Boca Raton, FL 33431

All Officers and Directors as a Group               2,851,549             40.42%

(1) The business address for each of Ms. Roche and Garr and Messrs. Downs and Royal is 17304 Preston Road, Suite 975, Dallas, Texas 75252.

(2) Includes options resulting from the conversion of XBridge Software, Inc. options as set forth in Executive Compensation - Option Grants in last fiscal year. The table does not include options which may be granted under the CNHC Long Term Incentive Stock Option Plan, as this plan has not yet been approved by shareholders.

(3) The business address for Mr. Hughes is 16475 Dallas Pkwy, Suite 440 Addison, TX 75001. Includes 222,951 shares subject to warrants that are presently exercisable.

(4) Consists of 300,000 shares subject to options that are presently exercisable. Mr. Stidham holds power of attorney to vote shares held by S and B Resources, South Beach Live, Inc.and Atlantic Asset Management and as such may be deemed to be the beneficial owner of shares held by such entities.

(5) Consists of 400,000 shares subject to options that are presently exercisable. Mr. Pierce is an affiliate of E-Biz Trans, Inc. and as such, may be deemed to have shared voting and dispositive power with respect to the 220,000 shares of our common stock held by E-Biz Trans. Mr. Pierce is an affiliate of Mark S. Pierce Pension Plan and as such, may be deemed to have shared voting and dispositive power with respect to the 156,895 shares of our common stock held by Mark S. Pierce Pension Plan.

                            DESCRIPTION OF SECURITIES

         The following description is a summary of the material terms of our capital stock. This summary is subject to and qualified in its entirety by our Articles of Incorporation, as amended, and Bylaws as amended, and by the applicable provisions of Nevada law.

         Our authorized capital stock consists of 10,000,000 shares of common stock, having a par value of $0.001 per share and 1,000,000 shares of preferred stock, having a par value of $0.01 per share.

COMMON STOCK

         Each outstanding share of common stock entitles the holder thereof to one vote per share on all matters. Our Articles of Incorporation do not permit cumulative voting for the election of directors, which means that the holders of more than 50 percent of such outstanding shares voting for the election of directors can elect all of the directors to be elected, if they so choose; in such event, the holders of the remaining shares will not be able to elect any of our directors. Stockholders do not have preemptive rights to purchase shares in any future issuance of our common stock.

         The holders of shares of our common stock are entitled to dividends out of funds legally available when and as declared by our board of directors. Our board of directors has never declared a dividend and does not anticipate declaring a dividend in the foreseeable future. In the event of liquidation, dissolution or winding up of the affairs of the company, holders are entitled to receive, ratably, the net assets available to stockholders after payment of all creditors and of any liquidation preference to the holders of the company's preferred shares.

         All of the issued and outstanding shares of our common stock are duly authorized, validly issued, fully paid, and non-assessable. To the extent that additional shares of our common stock are issued, the relative interests of existing stockholders will be diluted.

PREFERRED STOCK

         The board of directors may, without further action of our common stockholders, issue shares of preferred stock in one or more series and fix or alter the rights and preferences thereof, including the voting rights, redemption provisions (including sinking fund provisions), dividend rights, dividend rates, liquidation preferences, conversion rights and any other rights, preferences, privileges and restrictions of any wholly un-issued series of preferred stock. The board of directors may, without further action by our common stockholders, issue shares of preferred stock that it has designated.

         The rights of holders of common stock will be subject to, and may be adversely affected by, the rights of holders of preferred stock. While the issuance of preferred stock provides flexibility in connection with additional financing, possible acquisitions and other corporate purposes, future issuances may have the effect of delaying, deferring or preventing the change of control in us without further action by the stockholders and may discourage bids for the common stock at a premium over the market price. The board of directors may, without stockholder approval, provide for the issuance of preferred stock that could have voting, conversion or other rights superior to the rights of holders of common stock.

         We have no present plans to issue any series of preferred stock.

                              SELLING STOCKHOLDERS

         The following table sets forth the names of the selling stockholders and for each selling stockholder, the number of shares of common stock beneficially owned as of July 31, 2005, and the number of shares being registered. All information with respect to share ownership has been furnished by the selling stockholders. The shares being offered are being registered to permit public secondary trading of the shares and each selling stockholder may offer all or part of the shares owned for resale from time to time. A selling stockholder is under no obligation, however, to sell any shares immediately pursuant to this prospectus, nor is a selling stockholder obligated to sell all or any portion of the shares at any time. Therefore, no estimate can be given as to the number of shares of common stock that will be sold pursuant to this prospectus or the number of shares that will be owned by the selling stockholders upon termination of the offering made hereby.


                        SHARES OF      SHARES OF       SHARED OF COMMON                       PERCENT OF
                        COMMON STOCK   COMMON STOCK    STOCK TO BE ISSUED                     OWNERSHIP (FOR
                        OWNED PRIOR    TO BE ISSUED    ON EXERCISE OF       TOTAL SHARES OF   GREATER THAN
                        TO THIS        ON CONVERSION   OPTIONS AND/OR       COMMON STOCK TO   1%
SELLING STOCKHOLDER     REGISTRATION   OF NOTES        WARRANTS             BE REGISTERED     SHAREHOLDERS)
----------------------- -------------- --------------- -------------------- ----------------- ----------------
American Corp
Register Inc                           45,077          50,000               95,077
----------------------- -------------- --------------- -------------------- ----------------- ----------------
Jacob Angrest                          27,046          30,000               57,046
----------------------- -------------- --------------- -------------------- ----------------- ----------------
Tanya Belfield                                         13,559               13,559
----------------------- -------------- --------------- -------------------- ----------------- ----------------
Bell Family Limited
Partnership                            45,077          50,000               95,077
----------------------- -------------- --------------- -------------------- ----------------- ----------------
Daniel Bell II or
Rebecca Bell                           13,523          15,000               28,523
----------------------- -------------- --------------- -------------------- ----------------- ----------------
Chris Bird                                             13,559               13,559
----------------------- -------------- --------------- -------------------- ----------------- ----------------
Irene or Kon Cherewan                  13,523          15,000               28,523
----------------------- -------------- --------------- -------------------- ----------------- ----------------
Antonio Diaz            34,710         11,719          13,000               59,429
----------------------- -------------- --------------- -------------------- ----------------- ----------------
Derek P. Downs          125,199                                             125,199           1.28%
----------------------- -------------- --------------- -------------------- ----------------- ----------------
Michael C. Fletcher
Sr. and Donna F.
Fletcher Family Trust
dated 12/20/90                         13,523          15,000               28,523
----------------------- -------------- --------------- -------------------- ----------------- ----------------
Cynthia Garr            1,288,360                      41,831               1,328,191         13.6%
----------------------- -------------- --------------- -------------------- ----------------- ----------------
Robert Gomez            27,617                                              27,117
----------------------- -------------- --------------- -------------------- ----------------- ----------------
Alex Groswird                          27,046          30,000               57,046
----------------------- -------------- --------------- -------------------- ----------------- ----------------
Lee Hargrave            135,587                                             135,587           1.39%
----------------------- -------------- --------------- -------------------- ----------------- ----------------
Bradford Hughes         108,470                                             108,470           1.11%
----------------------- -------------- --------------- -------------------- ----------------- ----------------
Kingdon Hughes          1,058,831                      222,951              1,281,781         13.13%
----------------------- -------------- --------------- -------------------- ----------------- ----------------
Whitney Hughes          108,470                                             108,470           1.11%
----------------------- -------------- --------------- -------------------- ----------------- ----------------
Marc Inderhees                         18,030          20,000               38,030
----------------------- -------------- --------------- -------------------- ----------------- ----------------
Kurt Jechel                            13,523          15,000               28,523
----------------------- -------------- --------------- -------------------- ----------------- ----------------
Mark Johnson                           45,077          50,000               95,077
----------------------- -------------- --------------- -------------------- ----------------- ----------------
Dimple Joseph           15,620                                              15,620
----------------------- -------------- --------------- -------------------- ----------------- ----------------
Daniel W. Kuhlein                      13,523          15,000               28,523
----------------------- -------------- --------------- -------------------- ----------------- ----------------
Katherine B. Lane or
Richard Lane            4,700          53,190          59,000               112,190           1.15%
----------------------- -------------- --------------- -------------------- ----------------- ----------------
Katherine Lane UTA
Charles Schwab & Co
Inc. SEP-IRA DTD
04/07/98                2,000          13,523          15,000               28,523
----------------------- -------------- --------------- -------------------- ----------------- ----------------


                        SHARES OF      SHARES OF       SHARED OF COMMON                       PERCENT OF
                        COMMON STOCK   COMMON STOCK    STOCK TO BE ISSUED                     OWNERSHIP (FOR
                        OWNED PRIOR    TO BE ISSUED    ON EXERCISE OF       TOTAL SHARES OF   GREATER THAN
                        TO THIS        ON CONVERSION   OPTIONS AND/OR       COMMON STOCK TO   1%
SELLING STOCKHOLDER     REGISTRATION   OF NOTES        WARRANTS             BE REGISTERED     SHAREHOLDERS)
----------------------- -------------- --------------- -------------------- ----------------- ----------------
Jeffrey Q. Lewis                       40,569          45,000               85,569
----------------------- -------------- --------------- -------------------- ----------------- ----------------
Ronald Mahabir                         45,077          50,000               95,077
----------------------- -------------- --------------- -------------------- ----------------- ----------------
W. J. Matthews                         13,523          69,235               82,758
----------------------- -------------- --------------- -------------------- ----------------- ----------------
Donivan McFaul          10,847                         20,455               31,302
----------------------- -------------- --------------- -------------------- ----------------- ----------------
Jim Miller              164,939                                             164,939           2.44%
----------------------- -------------- --------------- -------------------- ----------------- ----------------
Edward or Cora Rauth
Napolitan                              9,015           10,000               19,015
----------------------- -------------- --------------- -------------------- ----------------- ----------------
Lawrence H. Newman                     19,834          22,000               41,834
----------------------- -------------- --------------- -------------------- ----------------- ----------------
Lawrence H. Newman
IRA Contributory
Charles Schwab
Custodian               700            18,030          20,000               38,030
----------------------- -------------- --------------- -------------------- ----------------- ----------------
Khanh Nguyen                           18,030          20,000               38,030
----------------------- -------------- --------------- -------------------- ----------------- ----------------
Robert C. Pellman                      13,523          15,000               28,523
Trustee for 2004
Robert C. Pellman
Revocable Trust
----------------------- -------------- --------------- -------------------- ----------------- ----------------
Vincent de Philippis                   90,153          100,000              190,153           1.95%
----------------------- -------------- --------------- -------------------- ----------------- ----------------
Joyce Ramay             54,235                         69,033               123,268           1.26%
----------------------- -------------- --------------- -------------------- ----------------- ----------------
Joe Reynolds            36,161                                              36,161
----------------------- -------------- --------------- -------------------- ----------------- ----------------
Tim Robertson           3,000          18,030          20,000               38,030
----------------------- -------------- --------------- -------------------- ----------------- ----------------
Rocky Mountain
Customer Services,
Inc.                                   99,168          110,000              209,168           2.14%
----------------------- -------------- --------------- -------------------- ----------------- ----------------
Gregory Royal           1,124,985                      271,174              1,396,159         14.30%
----------------------- -------------- --------------- -------------------- ----------------- ----------------
Andrew Sazama                          23,440          26,000               49,440
----------------------- -------------- --------------- -------------------- ----------------- ----------------
Shapiro Family Trust                   13,523          15,000               28,523
Dated January 9, 1989
----------------------- -------------- --------------- -------------------- ----------------- ----------------
Linda Slate             550            9,015           10,000               19,015
----------------------- -------------- --------------- -------------------- ----------------- ----------------
Sam Slay                6,600          73,024          81,000               154,024           1.58%
----------------------- -------------- --------------- -------------------- ----------------- ----------------
John W. & Donna L.
Stone                                  13,523          15,000               28,523
----------------------- -------------- --------------- -------------------- ----------------- ----------------
T.C.R. LP                              45,077          50,000               95,077
----------------------- -------------- --------------- -------------------- ----------------- ----------------
Technacity LLC                                         122,028              122,028           1.25%
----------------------- -------------- --------------- -------------------- ----------------- ----------------
Klaus Truemper                                         13,559               13,559
----------------------- -------------- --------------- -------------------- ----------------- ----------------
Ed or Carole Whiddon    155,112                                             155,112           1.59%
----------------------- -------------- --------------- -------------------- ----------------- ----------------
Michael K. Winslow                     13,523          15,000               28,523
----------------------- -------------- --------------- -------------------- ----------------- ----------------

                        SHARES OF      SHARES OF       SHARED OF COMMON                       PERCENT OF
                        COMMON STOCK   COMMON STOCK    STOCK TO BE ISSUED                     OWNERSHIP (FOR
                        OWNED PRIOR    TO BE ISSUED    ON EXERCISE OF       TOTAL SHARES OF   GREATER THAN
                        TO THIS        ON CONVERSION   OPTIONS AND/OR       COMMON STOCK TO   1%
SELLING STOCKHOLDER     REGISTRATION   OF NOTES        WARRANTS             BE REGISTERED     SHAREHOLDERS)
----------------------- -------------- --------------- -------------------- ----------------- ----------------
Mellon Bank of New
England Ralph C.
Wintrode IRA                           45,077          50,000               95,077
----------------------- -------------- --------------- -------------------- ----------------- ----------------
Ralph C. Wintrode
Trustee of Ralph C.
Wintrode Trust UDT
dated May 9, 2001                      45,077          50,000               95,077
----------------------- -------------- --------------- -------------------- ----------------- ----------------
Stanley A. Worthley                    13,523          15,000               28,523
----------------------- -------------- --------------- -------------------- ----------------- ----------------

                         SHARES ELIGIBLE FOR FUTURE SALE

         Upon completion of the offering, and assuming the conversion of all of outstanding convertible promissory notes, and the exercise of warrants and options that we assumed in our acquisition of XBridge, we will have 9,762,986 shares of common stock outstanding. A current stockholder who is an "affiliate" of the company, defined in Rule 144 as a person who directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the company, will be required to comply with the resale limitations of Rule 144.

         Purchasers of the shares offered by the selling stockholders, other than affiliates, may resell their shares immediately. Sales by affiliates will be subject to the volume and other limitations of Rule 144, including certain restrictions regarding the manner of sale, notice requirements, and the availability of current public information about the company. The volume limitations generally permit an affiliate to sell, within any three month period, a number of shares that does not exceed the greater of one percent of the outstanding shares of common stock or the average weekly trading volume during the four calendar weeks preceding his sale. A person who ceases to be an affiliate at least three months before the sale of restricted securities beneficially owned for at least two years may sell the restricted securities under Rule 144 without regard to any of the Rule 144 limitations.

                              PLAN OF DISTRIBUTION

         The 7,345,048 shares being offered by the selling stockholders may be sold or distributed from time to time by the selling stockholders or their transferees directly to one or more purchasers or through brokers, dealers, or underwriters who may act solely as agents or may acquire shares as principals. Such sales or distributions may be made at prevailing market prices, at prices related to such prevailing market prices, or at variable prices negotiated between the sellers and purchasers that may vary. The distribution of the shares may be effected in one or more of the following methods:

         o        ordinary  brokerage  transactions,  including  long  or  short sales,
         o transactions involving cross or block trades, or otherwise on the OTC Bulletin Board,
         o purchases by brokers, dealers, or underwriters as principals and subsequent resales by the purchasers for their own accounts pursuant to this prospectus,
         o sales "at the market" to, or through, market makers or into an existing market for the shares,
         o sales not involving market makers or established trading markets, including direct sales to purchasers or sales effected through agents,
         o        transactions  involving options,  swaps, or other derivatives,
                  whether   exchange-listed  or  otherwise,  or
         o transactions involving any combination of the foregoing or any other legally available means.

         In addition, a selling stockholder may enter into hedging transactions with one or more broker-dealers who may engage in short sales of shares in the course of hedging the positions they assume with the selling stockholder. A selling stockholder may also enter into options or other transactions with one or more broker-dealers requiring the delivery of the shares by such broker-dealers with the possibility that such shares may be resold thereafter pursuant to this prospectus.

         A broker, dealer, underwriter, or agent participating in the distribution of the shares may receive compensation in the form of discounts, concessions, or commissions from the selling stockholders and/or purchasers of the shares for whom such person may act as an agent, to whom such person may sell as principal, or both; and such compensation as to a particular person may be in excess of customary commissions. The selling stockholders and any broker-dealers acting in connection with the sale of the shares being registered may be deemed to be underwriters within the meaning of Section 2(11) of the Securities Act of 1933, as amended, or the Securities Act, and any profit realized by them on the resale of shares as principals may be deemed underwriting compensation under the Securities Act. We know of no existing arrangements between any of the selling stockholders and any other stockholder, broker, dealer, underwriter, or agent relating to the sale or distribution of the shares, nor can we presently estimate the amount, if any, of such compensation.

         Although we will receive no proceeds from the sale of shares pursuant to this prospectus, we have agreed to bear the costs and expenses of the registration of the shares, including legal and accounting fees, and such costs and expenses are estimated to be approximately $75,000.

         We have informed the selling stockholders that while they are engaged in a distribution of the shares included in this prospectus they will be required to comply with certain anti-manipulative rules contained in Regulation M under the Exchange Act. With certain exceptions, Regulation M prohibits any selling stockholder, any affiliated purchaser, and any broker-dealer or other person who participates in such distribution from bidding for or purchasing, or attempting to induce any person to bid for or purchase, any security that is the subject of the distribution until the entire distribution is complete.

Regulation M also prohibits any bids or purchases made in order to stabilize the price of a security in connection with the distribution of that security.

                         INDEPENDENT PUBLIC ACCOUNTANTS

         There have been no changes in and/or disagreements with Robison, Hill & Co., independent certified public accountants, on accounting and financial disclosure matters.

                                  LEGAL MATTERS

         Certain legal matters in this offering, including the legality of the common stock offered pursuant to this prospectus, will be passed upon for us and the selling shareholders by Jackson Walker L.L.P.

                                     EXPERTS

         The financial statements of the company included in this prospectus have been audited for fiscal years ending March 31, 2004 and March 31, 2005 by Robison, Hill & Co., independent certified public accountants, as stated in the opinion, which has been rendered upon the authority of said firm as experts in accounting and auditing. The financial statements for the quarter ending June 30, 2005 have not been audited.

            DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR
                           SECURITIES ACT LIABILITIES

         The Company's Bylaws, filed as Exhibit 3.2 hereto, provide that the Company has the power to indemnify its directors and officers to the fullest extent provided by Nevada law. Pursuant to Nevada law, a corporation may indemnify its officers and directors, provided that such person actions:

         (a) did not constitute a breach of his fiduciary duties as a director or officer; and did not involve intentional misconduct, fraud or a knowing violation of law; and

         (b) were conducted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful

         The effect of these provisions is potentially to indemnify our directors and officers from all costs and expenses of liability incurred by them in connection with any action, suit or proceeding in which they are involved by reason of their affiliation with the Company.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our officers, directors, or persons controlling the Company under the foregoing provisions, the Company has been informed that in the opinion of the Securities Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

                     INTERESTS OF NAMED EXPERTS AND COUNSEL

         No "Expert" or "Counsel" as defined by Item 509 of Regulation S-B promulgated pursuant to the Securities Act, whose services were used in the preparation of this Form SB-2, was hired on a contingent basis or will receive a direct or indirect interest in the company.

                       WHERE YOU CAN FIND MORE INFORMATION

         We have filed a registration statement on Form SB-2 with the Securities and Exchange Commission under the Securities Act of 1933 with respect to the shares of common stock offered in this offering prospectus. This prospectus, which is a part of the registration statement, does not contain all of the information set forth in the registration statement, or the exhibits which are part of the registration statement. You should refer to the registration statement and its exhibits for additional information that is not contained in this prospectus. Whenever we make reference in this prospectus to any of our contracts, agreements or other documents, you should refer to the exhibits attached to the registration statement for copies of the actual contract, agreement or other document.

         We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended, and we are required to file reports, any proxy statements and other information with the Securities and Exchange Commission. You can read our Securities and Exchange Commission files, including this registration statement, at the Securities and Exchange Commission's web site at http://www.sec.gov. You may also read and copy any documents we file with the Securities and Exchange Commission at its public reference facility at 450 Fifth Street, N.W., Washington, D.C. 20549. You may also obtain copies of the documents at prescribed rates by writing to the Public Reference Section of the Securities and Exchange Commission at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the Securities and Exchange Commission at 1-800-SEC-0330 for further information on the operation of the public reference facilities.

                          INDEX TO FINANCIAL STATEMENTS
                                                                       Page

CNH HOLDINGS COMPANY - AUDITED FINANCIALS - MARCH 31, 2005

Independent Auditor's Report..........................................F - 1

Balance Sheets
   March 31, 2005 and 2004............................................F - 2

Statements of Operations for the
   Years Ended March 31, 2005 and 2004................................F - 4

Statement of Stockholders' Equity for the
   Years Ended March 31, 2005 and 2004................................F - 5

Statements of Cash Flows for the
   Years Ended March 31, 2005 and 2004................................F - 6

Notes to Financial Statements........................................ F - 8



CNH HOLDINGS COMPANY - UNAUDITED - JUNE 30, 2005

Balance Sheets
   June 30, 2005 and March 31, 2004..................................F - 19

Statements of Operations for the
   Three Months Ended June 30, 2005 and 2004.........................F - 21

Statements of Cash Flows for the
   Three Months Ended June 30, 2005 and 2004.........................F - 22

Notes to Financial Statements........................................F - 24

XBRIDGE SOFTWARE, INC. - AUDITED FINANCIALS - DECEMBER 31, 2004

Independent Auditor's Report.........................................F - 35

Balance Sheets
   December 31, 2004 and 2003........................................F - 36

Statements of Operations for the
   Years Ended December 31, 2004 and 2003............................F - 38

Statement of Stockholders' Equity for the
   Years Ended December 31, 2004 and 2003............................F - 39

Statements of Cash Flows for the
   Years Ended December 31, 2004 and 2003............................F - 40

Notes to Financial Statements........................................F - 42


UNAUDITED PROFORMA...................................................F - 49

                          INDEPENDENT AUDITOR'S REPORT

To the Board of Directors and Shareholders
CNH Holdings Company
(Formerly a Development Stage Company)

         We have audited the accompanying balance sheets of CNH Holdings Company, Inc. (formerly a development stage company) as of March 31, 2005 and 2004, and the related statements of operations, stockholders' equity and cash flows for the years ended March 31, 2005 and 2004. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

         We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

         In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of CNH Holdings Company, Inc. (formerly a development stage company) as of March 31, 2005 and 2004, and the results of its operations and its cash flows for the years ended March 31, 2005 and 2004 in conformity with accounting principles generally accepted in the United States of America.

         The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has suffered recurring losses from operations and has a net capital deficiency that raise substantial doubt about its ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

                                                    Respectfully submitted,

                                                    /s/ Robison, Hill & Co.
                                                    Certified Public Accountants
Salt Lake City, Utah
June 22, 2005

                           CNH HOLDINGS COMPANY, INC.
                             (dba Cistera Networks)
                     (Formerly a Development Stage Company)
                                 BALANCE SHEETS



                                                     March 31,
                                              2005                2004
                                       ------------------  ------------------
Current Assets:
   Cash                                $           38,632  $              963
   Accounts Receivable                            359,123             142,576
   Other Receivable                                26,639                   -
   Inventory                                       17,694               4,460
   Prepaid Expenses                                 6,041               3,020
   Receivable from XBridge                        453,889              30,077
                                       ------------------  ------------------

      Total Current Assets                        902,018             181,096
                                       ------------------  ------------------

Fixed Assets:
   Computer Equipment                              71,099              10,008
   Trade Show Booth & Fixtures                      7,756               6,570
   Office Equipment                                53,776                   -
   Property held under capital leases              10,205                   -
   Less Accumulated Depreciation                  (34,689)             (1,776)
                                       ------------------  ------------------

      Net Fixed Assets                            108,147              14,802
                                       ------------------  ------------------

Intangible Assets:
   Licensing Rights                               375,500             375,500
   Less Amortization                              (35,985)            (17,210)
                                       ------------------  ------------------

      Net Intangible Assets                       339,515             358,290
                                       ------------------  ------------------

Total Assets                           $        1,349,680  $          554,188
                                       ==================  ==================

                           CNH HOLDINGS COMPANY, INC.
                             (dba Cistera Networks)
                     (Formerly a Development Stage Company)
                                 BALANCE SHEETS
                                   (continued)

                                                                                   March 31,
                                                                           2005                2004
                                                                     -----------------  ------------------

Current Liabilities:
   Accounts payable                                                  $       1,920,725  $          868,220
   Accrued liabilities                                                         154,977             101,629
   Related party payables                                                       80,179              19,506
   Short-term notes payable                                                          -              78,740
   Current portion of long-term debt                                             3,032                   -
                                                                     -----------------  ------------------

     Total Current Liabilities                                               2,158,913           1,068,095
                                                                     -----------------  ------------------

Long-Term Liabilities
   Lease obligation payable                                                      5,925                   -
   Long-term notes payable                                                           -              12,481
   Convertible promissory notes                                              1,173,217                   -
                                                                     -----------------  ------------------
     Total Long-Term Liabilities                                             1,179,142              12,481
                                                                     -----------------  ------------------

     Total Liabilities                                                       3,338,055           1,080,576
                                                                     -----------------  ------------------

Deferred income                                                                103,775              25,556
                                                                     -----------------  ------------------

Stockholders' Equity:
   Common Stock, Par Value $.001
     Authorized 10,000,000 shares,
     Issued 4,778,385 shares at March 31, 2005 and
     Issued 4,268,805 shares at March 31, 2004                                   4,779               4,269
   Paid-In Capital                                                           1,245,014             594,598
   Retained Deficit                                                         (3,341,943)         (1,150,811)
                                                                     -----------------  ------------------

     Total Stockholders' Equity                                             (2,092,150)           (551,944)
                                                                     -----------------  ------------------

Total Liabilities and Stockholders' Equity                           $       1,349,680  $554,188
                                                                     =================  ==================

   The accompanying notes are an integral part of these financial statements.

                           CNH HOLDINGS COMPANY, INC.
                             (dba Cistera Networks)
                     (Formerly a Development Stage Company)
                            STATEMENTS OF OPERATIONS





                                                 For the years ended
                                                      March 31,
                                               2005                2004
                                        ------------------  ------------------

Revenues                                $        1,322,675  $          266,270
Cost of goods sold                                 226,619              56,346
                                        ------------------  ------------------

     Gross Profit                                1,096,056             209,924
                                        ------------------  ------------------

Expenses:
   Sales and marketing                              54,742              12,058
   Software consulting                           2,672,029             942,832
   General and administrative                      519,839             172,493
                                        ------------------  ------------------

     Total Expenses                              3,246,610           1,127,383
                                        ------------------  ------------------

Other Income (Expense)
   Interest income                                   2,629                   -
   Interest expense                                (43,207)            (13,385)
                                        ------------------  ------------------

     Net Loss                           $       (2,191,132) $         (930,844)
                                        ==================  ==================

Basic & Diluted loss per share          $           (0.54)  $           (0.26)
                                        ==================  ==================

Weighted Average Shares                          4,071,255           3,531,825
                                        ==================  ==================











   The accompanying notes are an integral part of these financial statements.

                           CNH HOLDINGS COMPANY, INC.
                             (dba Cistera Networks)
                     (Formerly a Development Stage Company)
                        STATEMENT OF STOCKHOLDERS' EQUITY
                 FOR THE TWO YEARS ENDED MARCH 31, 2005 AND 2004


                                           Preferred Stock                Common Stock               Paid-In         Retained
                                         Shares       Par Value        Shares        Par Value       Capital         Deficit
                                      ------------  ---------------  ------------  --------------  --------------  --------------

Balance at March 31, 2003                        -  $             -     1,828,805  $        1,829  $      207,518  $     (219,967)

Stock issued for Licensing Rights                -                -     2,000,000           2,000         373,500               -
Stock options exercised                          -                -       440,000             440            (440)
Contributed capital                              -                -             -               -          14,020               -

Net loss                                         -                -             -               -               -        (930,844)
                                      ------------  ---------------  ------------  --------------  --------------  --------------

Balance at March 31, 2004                        -                -     4,268,805           4,269         594,598      (1,150,811)

Stock issued for accrued liabilities             -                -       359,580             360         380,566               -

Stock issued for services                        -                -       150,000             150         269,850               -

Net loss                                         -                -             -               -               -      (2,191,132)
                                      ------------  ---------------  ------------  --------------  --------------  --------------

Balance at March 31, 2005                        -  $             -     4,778,385  $        4,779  $    1,245,014  $   (3,341,943)
                                      ============  ===============  ============  ==============  ==============  ==============

   The accompanying notes are an integral part of these financial statements

                           CNH HOLDINGS COMPANY, INC.
                             (dba Cistera Networks)
                     (Formerly a Development Stage Company)
                            STATEMENTS OF CASH FLOWS

                                                                                       For the years ended
                                                                                            March 31,
                                                                              --------------------------------------
                                                                                     2005                2004
                                                                              ------------------  ------------------
CASH FLOWS FROM OPERATING
ACTIVITIES:
Net Loss                                                                      $       (2,191,132) $         (930,844)
Adjustments used to reconcile net loss to net cash
     provided by (used in) operating activities:
Depreciation and amortization                                                             51,688              18,986
Deferred income                                                                           78,219              25,556
Accrued interest converted to convertible debt                                             7,000                   -
Accrued expenses converted to convertible debt                                            48,000                   -
Stock issued for accrued liabilities                                                     380,926
Stock issued for services                                                                270,000                   -
(Increase) Decrease in accounts receivable                                              (216,547)           (142,576)
(Increase) Decrease in other receivables                                                 (26,639)                  -
(Increase) Decrease in inventory                                                         (13,234)             (4,460)
(Increase) Decrease in deposits                                                           (3,021)             (3,020)
(Increase) Decrease in Xbridge receivable                                               (423,812)            (30,077)
Increase (Decrease) in accrued liabilities                                                53,348             101,629
Increase (Decrease) in accounts payable                                                1,052,505             864,054
Increase (Decrease) in accrued interest                                                   24,914               6,727
                                                                              ------------------  ------------------
     Net Cash Used in operating activities                                              (907,785)            (94,025)
                                                                              ------------------  ------------------

CASH FLOWS FROM INVESTING
ACTIVITIES:
Purchase of equipment                                                                   (116,053)            (16,578)
                                                                              ------------------  ------------------
 Net cash provided by investing activities                                              (116,053)            (16,578)
                                                                              ------------------  ------------------

CASH FLOWS FROM FINANCING
ACTIVITIES:
Payments on capital lease                                                                 (1,248)                  -
Cash received from convertible debt                                                    1,004,000                   -
Proceeds from loans                                                                       75,755             120,000
Payments on loans                                                                        (17,000)            (16,000)
Capital contributed by shareholder                                                             -               7,566
                                                                              ------------------  ------------------
 Net Cash Provided by Financing Activities                                             1,061,507             111,566
                                                                              ------------------  ------------------

Net (Decrease) Increase in cash and cash equivalents                                      37,669                 963
Cash and Cash Equivalents at beginning of period                                             963                   -
                                                                              ------------------  ------------------
Cash and Cash Equivalents at end of period                                    $           38,632  $              963
                                                                              ==================  ==================

                           CNH HOLDINGS COMPANY, INC.
                             (dba Cistera Networks)
                      (Fomerly a Development Stage Company)
                            STATEMENTS OF CASH FLOWS

                                                                                       For the years ended
                                                                                            March 31,
                                                                              --------------------------------------
                                                                                     2005                2004
                                                                              ------------------  ------------------
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid during the year for:
  Interest                                                                    $           18,961  $            7,328
  Franchise and income taxes                                                  $                -  $                -

SUPPLEMENTAL DISCLOSURE OF NON-CASH INVESTING AND FINANCING
ACTIVITIES
Common Stock Exchanged for Licensing Rights                                   $                -  $          375,500



























   The accompanying notes are an integral part of these financial statements.

                           CNH HOLDINGS COMPANY, INC.
                             (dba Cistera Networks)
                     (Formerly a Development Stage Company)
                          NOTES TO FINANCIAL STATEMENTS

NOTE 1 - NATURE OF OPERATIONS AND GOING CONCERN

         The accompanying financial statements have been prepared in conformity with accounting principles generally accepted in the United States, which contemplates the Company as a going concern. However, the Company has sustained substantial operating losses in recent years and has used substantial amounts of working capital in its operations. Realization of a major portion of the assets reflected on the accompanying balance sheet is dependent upon continued operations of the Company which, in turn, is dependent upon the Company's ability to meet its financing requirements and succeed in its future operations. Management believes that actions presently being taken to revise the Company's operating and financial requirements provide them with the opportunity for the Company to continue as a going concern.

         These financial statements do not reflect adjustments that would be necessary if the Company were unable to continue as a "going concern". While management believes that the actions already taken or planned, will mitigate the adverse conditions and events which raise doubt about the validity of the "going concern" assumption used in preparing these financial statements, there can be no assurance that these actions will be successful.

         If the Company were unable to continue as a "going concern", then substantial adjustments would be necessary to the carrying values of assets, the reported amounts of its liabilities, the reported revenues and expenses, and the balance sheet classifications used.

Organization and Basis of Presentation

         CNH Holdings Company, Inc., a Nevada corporation (the Company), was incorporated in Delaware on April 15, 1987, under the name of I.S.B.C. Corp. The Company subsequently changed its name first to Coral Companies, Inc., and then to CNH Holdings Company. Domicile was changed to Nevada in 1997. The Company conducted an initial public and secondary offerings during the 1980's.

         On June 15, 1998, the Company acquired Southport Environmental and Development, Inc. This acquisition, however, was subsequently rescinded by agreement between the parties and made a formal order of the court effective April 19, 2000. This order put the Company in the position which it occupied at June 14, 1998, as if none of the actions which had occurred from that time to the date of rescission had transpired.

         On May 5, 2003, Corvero Networks, Inc., a Florida corporation, was formed by CNH Holdings Company as a wholly-owned subsidiary to acquire the use of certain technology known as the XBridge Technology. This technology has as its principal component the Corvero Convergence Platform. The acquisition was accomplished by entering into a license agreement with XBridge Software, Inc., a Delaware corporation. See Note 9, for detailed description of acquisition.

                           CNH HOLDINGS COMPANY, INC.
                             (dba Cistera Networks)
                     (Formerly a Development Stage Company)
                          NOTES TO FINANCIAL STATEMENTS
                                   (continued)

NOTE 1 - NATURE OF OPERATIONS AND GOING CONCERN (continued)

         On August 31, 2004, CNH Holdings Company absorbed its wholly-owned subsidiary Corvero Networks, and began doing business as Cistera Networks. All Corvero products adopted the Cistera name.

         The Company was in the development stage from January 1, 1992 to May 5, 2003. Since May 5, 2003, the Company has commenced planned principal operations and is no longer in the development stage.

Nature of Operations

         Cistera  Networks,  Inc.  designs and  develops  XML-based  application appliances utilized in the IP Communications and Enterprise Application Integration (EAI) markets. The Cistera Convergence Platform(TM) enables the integration of voice, video and data into the network infrastructure. The Cistera Integration Platform(TM) enables companies to easily share data among multiple applications across the business enterprise, and with multiple trading partners at a fraction of the cost of large, complex solutions.

NOTE 2 - SUMMARY OF ACCOUNTING POLICIES

         This summary of accounting policies for CNH Holdings Company, Inc. (dba Cistera Networks) (formerly a development stage company) is presented to assist in understanding the Company's financial statements. The accounting policies conform to generally accepted accounting principles and have been consistently applied in the preparation of the financial statements.

Use of Estimates

         The financial statements are prepared in conformity with accounting principles generally accepted in the United States of America. In preparing the financial statements, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities as of the date of the balance sheet and statement of operations for the year then ended. Actual results may differ from these estimates. Estimates are used when accounting for allowance for bad debts, collectibility of accounts receivable, amounts due to service providers, depreciation and litigation contingencies, among others.

Cash and Cash Equivalents

         For purposes of the statement of cash flows, the Company considers all highly liquid debt instruments purchased with a maturity of three months or less to be cash equivalents to the extent the funds are not being held for investment purposes.

                           CNH HOLDINGS COMPANY, INC.
                             (dba Cistera Networks)
                     (Formerly a Development Stage Company)
                          NOTES TO FINANCIAL STATEMENTS
                                   (continued)

NOTE 2 - SUMMARY OF ACCOUNTING POLICIES (continued)

Concentration of Credit Risk

         The Company has no significant off-balance sheet concentrations of credit risk such as foreign exchange contracts, options contracts or other foreign hedging arrangements.

Revenue Recognition

         Revenue and related costs are reflected in the accounts when earned or incurred.

Depreciation and Amortization

         Fixed assets are recorded at cost and depreciated using straight-line and accelerated methods over the estimated useful lives of the assets which range from three to seven years. Fixed assets consisted of the following at March 31, 2005 and 2004:


                                                      March 31,
                                               2005               2004
                                        ------------------  -----------------
Computer Equipment                      $           71,099  $          10,008
Trade Show Booth & Fixtures                          7,756              6,570
Office Equipment                                    53,776                  -
Property held under capital leases                  10,205                  -
Less accumulated depreciation                      (34,689)            (1,776)
                                        ------------------  -----------------

Total                                   $          108,147  $          14,802
                                        ==================  =================

         Maintenance and repairs are charged to operations; betterments are capitalized. The cost of property sold or otherwise disposed of and the accumulated depreciation thereon are eliminated from the property and related accumulated depreciation accounts, and any resulting gain or loss is credited or charged to income.

         Total depreciation expense for the years ended March 31, 2005 and 2004 was $32,913 and $1,776, respectively.

                           CNH HOLDINGS COMPANY, INC.
                             (dba Cistera Networks)
                     (Formerly a Development Stage Company)
                          NOTES TO FINANCIAL STATEMENTS
                                   (continued)

NOTE 2 - SUMMARY OF ACCOUNTING POLICIES (continued)

         The Company has adopted the Financial Accounting Standards Board SFAS No., 142, "Goodwill and Other Intangible Assets." SFAS 142 requires, among other things, that companies no longer amortize goodwill, but instead test goodwill for impairment at least annually. In addition, SFAS 142 requires that the Company identify reporting units for the purposes of assessing potential future impairments of goodwill, reassess the useful lives of other existing recognized intangible assets, and cease amortization of intangible assets with an indefinite useful life. An intangible asset with an indefinite useful life should be tested for impairment in accordance with the guidance in SFAS 142.

         Intangible Assets consisted of the following at March 31, 2005 and 2004:


                                                       March 31,
           Intangible Asset                     2005               2004            Amortization Period
---------------------------------------  ------------------  -----------------   ------------------------
Licensing Rights                         $375,500            $         375,500           20 Years
Less accumulated amortization                       (35,985)           (17,210)
                                         ------------------  -----------------

Total                                    $          339,515  $         358,290
                                         ==================  =================

         Total amortization expense for the year ended March 31, 2005 and 2004 was $18,775 and $17,210, respectively.

         The estimated amortization for the next five years is as follows:


2005                                         $            18,775
2006                                                      18,775
2007                                                      18,775
2008                                                      18,775
2009                                                      18,775
                                             -------------------
Total                                        $            93,875
                                             ===================

Earnings (Loss) per Share

         Basic earnings (loss) per share has been computed by dividing the earnings for the period applicable to the common stockholders by the weighted average number of common shares outstanding during the years.

         Diluted loss per common share for the year ended March 31, 2005 is not presented as it would be anti-dilutive. At March 31, 2005, the total number of potentially dilutive common stock equivalents was 2,344,750. At March 31, 2004, there were no dilutive outstanding common stock equivalents.

                           CNH HOLDINGS COMPANY, INC.
                             (dba Cistera Networks)
                     (Formerly a Development Stage Company)
                          NOTES TO FINANCIAL STATEMENTS
                                   (continued)

NOTE 2 - SUMMARY OF ACCOUNTING POLICIES (continued)

Reclassification

         Certain   reclassifications  have  been  made  in  the  2004  financial statements to conform with the 2005 presentation.

Deferred Income

         Deferred income represents contracts for certain revenue to be received in the future. The deferred income is recognized in subsequent years as services are rendered.

NOTE 3 - CONCENTRATION OF RISK

         As of March 31, 2005, the Company receives approximately 90% of its gross revenues from its top three re-sellers. The loss of these re-sellers would adversely impact the business of the Company.

NOTE 4 - INCOME TAXES

         As of March 31, 2005, the Company had a net operating loss carryforward for income tax reporting purposes of approximately $3,342,000 that may be offset against future taxable income through 2025. Current tax laws limit the amount of loss available to be offset against future taxable income when a substantial change in ownership occurs. Therefore, the amount available to offset future taxable income may be limited. No tax benefit has been reported in the financial statements, because the Company believes there is a 50% or greater chance the carry-forwards will expire unused. Accordingly, the potential tax benefits of the loss carry-forwards are offset by a valuation allowance of the same amount.

NOTE 5 - LEASE COMMITMENT

         The Company currently leases approximately 4,264 square feet of office space at 17304 Preston Road, Suite 975, Dallas, Texas from Memshalah Realty. The lease payments are approximately $7,018 per month and the lease expires November 30, 2009. This office space is used as the Corporate headquarters. As part of the lease agreement, the Company's first lease payment will not be due until April 1, 2005. This lease replaces the previous lease for the same office space, whereby the Company was paying approximately $6,041 per month and the lease was to expire October 31, 2004.

                           CNH HOLDINGS COMPANY, INC.
                             (dba Cistera Networks)
                     (Formerly a Development Stage Company)
                          NOTES TO FINANCIAL STATEMENTS
                                   (continued)

NOTE 5 - LEASE COMMITMENT (continued)

         The minimum future lease payments under this lease for the next five years are:


         April 1, 2005 - March 31, 2006                   $       84,216
         April 1, 2006 - March 31, 2007                           84,216
         April 1, 2007 - March 31, 2008                           84,216
         April 1, 2008 - March 31, 2009                           84,216
         April 1, 2009 - March 31, 2010                           56,144
                                                          --------------
         Total minimum future lease payments              $      393,008
                                                          ==============

NOTE 6 - CAPITAL LEASE

         On October 20, 2004, the Company entered into an agreement with Dell Financial Services to lease five laptop computers and a laser printer. The lease is for a period of thirty-six months with a payment of approximately $369 per month. The Company has an end of lease purchase option of $1. The Company has capitalized a total of $10,205 under capital leases for the computers and printer in the financial statements. The assets are depreciated over their related lease terms. Depreciation of assets under capital leases is included in depreciation expense for the year ended March 31, 2005.

         The minimum future lease payments under this capital lease for the next five years are:


         April 1, 2005 - March 31, 2006                            4,428
         April 1, 2006 - March 31, 2007                            4,428
         April 1, 2007 - March 31, 2008                            2,583
         April 1, 2008 - March 31, 2009                                -
         April 1, 2009 - March 31, 2010                                -
                                                          --------------
         Total minimum lease payments                             11,439
         Less: Amount representing interest                       (2,482)
                                                          --------------
         Present value of net minimum
            lease payment                                 $        8,957
                                                          ==============

NOTE 7 - COMMON STOCK

         During May of 2003, the Company issued 440,000 shares of common stock from the exercise of outstanding stock options.

         During  June  of  2003,   the  Company  issued   2,000,000   shares  of
"restricted" common stock to XBridge Software, Inc. to acquire licensing rights valued at $375,500.

                           CNH HOLDINGS COMPANY, INC.
                             (dba Cistera Networks)
                     (Formerly a Development Stage Company)
                          NOTES TO FINANCIAL STATEMENTS
                                   (continued)

NOTE 7 - COMMON STOCK (continued)

         During the year ended March 31, 2004, 42,819 shares were cancelled and returned to the Company.

         During the year ended March 31, 2005, the Company issued 150,000 shares of common stock for services valued at $270,000.

         In January 2005, the Company issued 359,580 shares of common stock for accrued liabilities of $380,926.

NOTE 8 - NOTES PAYABLE

         On July 31,2003, the Company received a loan for $12,000 from an unrelated third party. This is a convertible note, with an interest rate of 6% due August 1, 2005. On December 13, 2004, the principal amount of $12,000 and accrued interest of $1,000 were converted to convertible promissory notes (see
Note 10).

         On September 22, 2003, the Company received a loan for $75,000 from an unrelated third party. This is a convertible note, with interest at 8% due September 22, 2004. On December 13, 2004, the principal amount of $75,000 and accrued interest of $6,000 were converted to convertible promissory notes (see
Note 10).

NOTE 9 - RELATED PARTY PAYABLE

         During the year ended March 31, 2004, the Company received a loan from a shareholder of $33,000. This note carries an interest rate of 18%. During the year ended March 31, 2004, the Company had paid $16,000 towards this note. On July 6, 2004, the Company paid $19,435.95 in payment of the remainder of this note.

         During the years ended March 31, 2002, 2003 and 2004, the Company has received funds in the amount of $14,020 from related parties to pay general and administrative expenses. These funds have been recorded into paid-in capital.

         On May 31, 2004, the Company received a loan from an officer of $55,755. The note carries an interest rate of 8% and is due December 31, 2005. At March 31, 2005, the total amount of principal and interest due on this note was $59,560.

         On November 11, 2004, the Company received a loan from an officer of $20,000. The note carries an interest rate of 8% and is due November 1, 2005. At March 31, 2005, the total amount of principal and interest due on this note was $20,619.

                           CNH HOLDINGS COMPANY, INC.
                             (dba Cistera Networks)
                     (Formerly a Development Stage Company)
                          NOTES TO FINANCIAL STATEMENTS
                                   (continued)

NOTE 10 - ACQUISITIONS

         On May 5, 2003, a License Agreement was entered into principally between Corvero Networks and XBridge Software, although CNH Holdings Company was party to certain provisions. The License Agreement resulted in XBridge licensing to Corvero all of XBridge's right, title and interest in, and to a software program (and concomitant hardware platforms) which had been developed by XBridge and which were, collectively known as the "XBridge Technology." This technology principally allows for the development, implementation and commercialization of XML integration solutions in the EBI and IP Telephony markets. CNH Holdings Company subsequently issued 2,000,000 "restricted" common shares of its stock to XBridge as a licensing fee.

         On August 31, 2004, CNH Holdings Company absorbed its wholly-owned subsidiary Corvero Networks, Inc., and began operating as Cistera Networks. As of that date, all Corvero products adopted the Cistera name. All of Corvero's rights under the License Agreement dated May 5, 2003 passed to CNH Holdings Company dba Cistera Networks.

NOTE 11 - CONVERTIBLE DEBT

         Effective December 13, 2004, the Company issued and sold an aggregate of $1,146,000 in principal amount of Senior Unsecured Convertible Promissory Notes (the "notes"), and issued warrants to purchase 1,146,000 shares of our common stock, par value $0.001 per share (the "warrants"). Of the $1,146,000.00 in notes, $1,004,000 in principal amount of notes were issued for cash, and $142,000 in principal amount of notes were issued in connection with the cancellation of an equal amount of the Company's outstanding obligations. At March 31, 2005, the Company had received cash of $1,004,000 related to the notes, and had converted $142,000 of debt to the notes. The total amount received in relation to the notes at March 31, 2005 was $1,146,000. The total amount of principal and interest due at March 31, 2005 was $1,173,217.

         The notes bear interest at the rate of 8% per annum, compounded quarterly on each March 31, June 30, September 30 and December 31 that the notes are outstanding (each, an interest compounding date). The outstanding principal on the notes and all accrued interest become due and payable on the earlier of
(a) December 9, 2006, or (b) the date on which a change in control of the Company occurs.

         The outstanding principal and accrued interest on the notes are convertible into shares of common stock at a conversion rate equal to the lesser of (a) $1.30 per share, or (b) a 25% discount to the average closing bid price of the Company's common stock for the five days including and immediately preceding the interest compounding date, provided that in no event shall the conversion price per share be less than $1.00 per share. The notes may be converted, in whole or in part, at the option of the note holder on any interest compounding date occurring after the effective date of a registration statement covering the resale of shares of common stock to be issued upon conversion of the notes.

                           CNH HOLDINGS COMPANY, INC.
                             (dba Cistera Networks)
                     (Formerly a Development Stage Company)
                          NOTES TO FINANCIAL STATEMENTS
                                   (continued)

NOTE 11 - CONVERTIBLE DEBT (continued)

         In addition, if the Company subsequently issues or sells any new securities convertible, exercisable or exchangeable into shares of our common stock ("convertible securities") in a private transaction and receives gross proceeds of at least $500,000, the notes may be converted, in whole or in part at the option of the noteholders, into the convertible securities, upon the same terms and conditions governing the issuance of the convertible securities in the private transaction. The right of the note holders to convert the note into convertible securities does not apply to any convertible securities issued by the Company (a) in connection with a merger, acquisition or consolidation of the Company, (b) in connection with strategic license agreements and other partnering arrangements so long as such issuances are not for the purpose of raising capital, (c) in connection with bona fide firm underwritten public offerings of its securities, (d) pursuant to the Company's incentive and stock option plans, (e) as a result of the exercise of options or warrants or conversion of convertible notes or preferred stock which were granted or issued as of December 13, 2004.

         The Company may prepay the notes in whole or in part, upon thirty days prior written notice to note holders; provided that partial prepayments may be made only in increments of $10,000 and, provided further, that the note holders may convert the amount of the proposed prepayment into shares of our common stock, regardless of the period of time that the notes have then been outstanding.

         The warrants have a term of five years and are exercisable at an exercise price of $1.30 per share. Subject to an effective registration statement covering the resale of the shares of common stock issuable upon exercise of the Warrants, the Company may, upon thirty days prior written notice, redeem the warrants for $0.10 per share, in whole or in part, if our common stock closes with a bid price of at least $3.50 for any ten (10) out of fifteen (15) consecutive trading days.

NOTE 12 - STOCK OPTIONS

         During the year ended March 31, 2005, the Company issued 1,815,000 stock options to employees, contractors and other service providers to the Company. At March 31, 2005, no compensation expense had been recorded as the exercise price of the options was equal or greater than the fair market value of the stock.

                           CNH HOLDINGS COMPANY, INC.
                             (dba Cistera Networks)
                     (Formerly a Development Stage Company)
                          NOTES TO FINANCIAL STATEMENTS
                                   (continued)

NOTE 12 - STOCK OPTIONS (continued)

         The following table sets forth the options outstanding as of March 31, 2005.

                                                                                            Weighted
                                                                     Option /                Average             Weighted
                                                                     Warrants               Exercise             Average
                                                                      Shares                  Price             Fair Value
                                                                ------------------      -----------------    ----------------
Options outstanding,
       December 31, 2003                                                         -          $           -
Granted, Exercise price more than fair value                             1,815,000                      1.29                1.43
Granted, Exercise price less than fair value                                     -                      -                   -
Expired                                                                          -                      -
Exercised                                                                        -                      -
                                                                ------------------
Options outstanding,
       December 31, 2004                                                 1,815,000      $               1.29
                                                                ==================      =================

         Exercise prices for optioned shares outstanding as of March 31, 2005 ranged from $1.10 to $2.00. A summary of these options by range of exercise prices is shown as follows:

                                                                                             Weighted-              Weighted-
                                                Weighted-            Shares/                  Average                Average
                            Shares /             Average             Warrants             Exercise Price           Contractual
     Exercise               Warrants            Exercise            Currently                Currently              Remaining
      Price               Outstanding             Price            Exercisable              Exercisable               Life
------------------     ------------------    ---------------    ------------------     ---------------------    -----------------
$             1.10                635,000    $          1.10               305,000     $                1.10        10 years
1.30                              380,000               1.30                93,750                      1.30        10 years
2.00                              800,000               2.00               800,000                      2.00        10 years

NOTE 13 - CONTINGENCIES

         The Company is a third-party defendant in litigation pending in Longview, Texas, styled J. DAVID BOLTON, JOANNA BOLTON, WHITNEY GAIDRY, VIRGINIA ILLE AND KENNETH ILLE VS. LARRY V. TATE, GERALD PYBAS, E. ROBERT BARBEE, H. PAUL ESTEY, AND ROBERT A. BAKER; CASE NO. 2001-1196-A; 188TH DISTRICT COURT, GREGG COUNTY, TEXAS. The Defendants have sued the Company for indemnification of Plaintiffs' claims. Plaintiffs seek approximately $975,000 in damages according to their May 4, 2005, responses to the Company's requests for disclosure. This case has not been set for trial and the parties are still engaging in discovery. Management intends to vigorously defend these claims.

                           CNH HOLDINGS COMPANY, INC.
                             (dba Cistera Networks)
                     (Formerly a Development Stage Company)
                          NOTES TO FINANCIAL STATEMENTS
                                   (continued)

NOTE 14 - SUBSEQUENT EVENTS

         On May 19, 2005, the Company entered into a merger agreement with Xbridge Software, Inc. The Company issued 4,150,000 shares of common stock to acquire Xbridge Software. Xbridge will be a wholly- owned subsidiary of the Company.

                       CNH HOLDINGS COMPANY AND SUBSIDIARY
                             (dba Cistera Networks)
                           CONSOLIDATED BALANCE SHEETS


                                                                                  (Unaudited)
                                                                                   June 30,          March 31,
                                                                                    2005                2005
                                                                             ------------------  ------------------
Current Assets:
   Cash                                                                      $          329,183  $           38,632
   Accounts Receivable                                                                  672,227             359,123
   Other Receivable                                                                           -              26,639
   Inventory                                                                             25,496              17,694
   Prepaid Expenses                                                                       7,342               6,041
   Receivable from XBridge                                                                    -             453,889
                                                                             ------------------  ------------------

      Total Current Assets                                                            1,034,248             902,018
                                                                             ------------------  ------------------

Fixed Assets:
   Computer Equipment                                                                   113,331              71,099
   Trade Show Booth & Fixtures                                                            7,756               7,756
   Office Equipment                                                                      61,781              53,776
   Property held under capital leases                                                    10,205              10,205
   Less Accumulated Depreciation                                                        (73,259)            (34,689)
                                                                             ------------------  ------------------

      Net Fixed Assets                                                                  119,814             108,147
                                                                             ------------------  ------------------

Intangible Assets:
   Licensing Rights                                                                           -             375,500
   Software Development                                                                 366,040                   -
   Less Amortization                                                                   (216,293)            (35,985)
                                                                             ------------------  ------------------

      Net Intangible Assets                                                             149,747             339,515
                                                                             ------------------  ------------------

Other Assets:
   Intellectual Property                                                              4,852,576                   -
                                                                             ------------------  ------------------

Total Assets                                                                 $        6,156,385  $        1,349,680
                                                                             ==================  ==================

                       CNH HOLDINGS COMPANY AND SUBSIDIARY
                             (dba Cistera Networks)
                           CONSOLIDATED BALANCE SHEETS
                                   (continued)

                                                                                  (Unaudited)
                                                                                  June 30,            March 31,
                                                                                    2005                2005
                                                                             ------------------  ------------------
Current Liabilities:
   Accounts Payable                                                          $          524,502  $        1,920,725
   Accrued Liabilities                                                                  276,168             154,977
   Related Party Payables                                                                92,905              80,179
   Notes Payable                                                                         50,000                   -
   Current portion of long-term debt                                                      3,171               3,032
                                                                             ------------------  ------------------
      Total Current Liabilities                                                         946,746           2,158,913
                                                                             ------------------  ------------------

Long-Term Liabilities
   Lease obligation payable                                                               5,098               5,925
   Convertible promissory notes                                                       1,196,689           1,173,217
                                                                             ------------------  ------------------
     Total Long-Term Liabilities                                                      1,201,787           1,179,142
                                                                             ------------------  ------------------

     Total Liabilities                                                                2,148,533           3,338,055
                                                                             ------------------  ------------------

Deferred Income                                                                         216,758             103,775
                                                                             ------------------  ------------------

Stockholders' Equity:
   Common Stock, Par value $.001
     Authorized 10,000,000 shares,
     Issued 6,741,449 shares at June 30, 2005 and
     4,467,938 shares at March 31, 2005                                                   6,742               4,469
   Paid-In Capital                                                                    7,264,474           1,245,324
   Retained Deficit                                                                  (3,480,122)         (3,341,943)
                                                                             ------------------  ------------------
      Total Stockholders' Equity                                                      3,791,094          (2,092,150)
                                                                             ------------------  ------------------

Total Liabilities and Stockholders' Equity                                   $        6,156,385  $        1,349,680
                                                                             ==================  ==================









                             See accompanying notes.

                       CNH HOLDINGS COMPANY AND SUBSIDIARY
                             (dba Cistera Networks)
                      CONSOLIDATED STATEMENTS OF OPERATIONS


                                                                                         (Unaudited)
                                                                                  For the Three Months Ended
                                                                                           June 30,
                                                                                  2005                 2004
                                                                            ------------------  ------------------
Revenues                                                                    $          613,269  $          364,043
Cost of Goods Sold                                                                     110,616              71,970
                                                                            ------------------  ------------------

Gross Profit                                                                           502,653             292,073
                                                                            ------------------  ------------------

Expenses:
   Sales & Marketing                                                                    13,256               3,480
   Research & Development                                                              135,582                   -
   Software Consulting                                                                 257,933             459,751
   General & Administrative                                                            209,774              71,892
                                                                            ------------------  ------------------
      Total Expenses                                                                   616,545             535,123
                                                                            ------------------  ------------------

Other Income (Expenses)
   Interest Income                                                                         157                   -
   Interest Expense                                                                    (24,444)             (2,916)
                                                                            ------------------  ------------------

     Net Loss                                                               $         (138,179) $         (245,966)
                                                                            ==================  ==================

Basic & Diluted
Earnings (Loss) per Share                                                   $           (0.02)  $           (0.06)
                                                                            ==================  ==================

Weighted Average Shares                                                              5,675,430           4,268,805
                                                                            ==================  ==================








                             See accompanying notes.

                       CNH HOLDINGS COMPANY AND SUBSIDIARY
                             (dba Cistera Networks)
                      CONSOLIDATED STATEMENTS OF CASH FLOWS


                                                                                         (Unaudited)
                                                                                  For the Three Months Ended
                                                                                          June 30,
                                                                                  2005                 2004
                                                                            ------------------  ------------------
CASH FLOWS FROM OPERATING
ACTIVITIES:
Net Loss                                                                    $         (138,179) $         (245,966)
Adjustments used to reconcile net loss to net
  cash provided by (used in) operating activities:
Depreciation & Amortization                                                             15,057               6,573
Deferred Income                                                                        112,983              32,797
Stock issued for accrued liabilities                                                   521,424                   -
(Increase) Decrease in Accounts Receivable                                            (302,514)            (17,686)
(Increase) Decrease in Inventory                                                        (7,802)             (2,200)
(Increase) Decrease in Prepaid Expenses                                                      -              (1,072)
(Increase) Decrease in Xbridge Receivable                                             (569,525)             (2,288)
Increase (Decrease) in Accrued Liabilities                                             127,629              (8,878)
Increase (Decrease) in Accounts Payable                                                294,553             264,465
                                                                            ------------------  ------------------
   Net Cash Used in Operating Activities                                                53,626              25,745
                                                                            ------------------  ------------------

CASH FLOWS FROM INVESTING
ACTIVITIES:
Cash acquired from XBridge                                                               2,834                   -
Purchase of Equipment                                                                   (7,221)             (5,147)
                                                                            ------------------  ------------------
   Net cash provided by Investing Activities                                            (4,387)             (5,147)
                                                                            ------------------  ------------------

CASH FLOWS FROM FINANCING
ACTIVITIES:
Payments on capital lease                                                                 (688)                  -
Sale of Common Stock                                                                   200,000                   -
Proceeds from loans                                                                     50,000              55,755
Payments made on shareholder loans                                                      (8,000)                  -
                                                                            ------------------  ------------------
   Net Cash Provided by Financing Activities                                           241,312              55,755
                                                                            ------------------  ------------------

Net (Decrease) Increase in Cash & Cash Equivalents                                     290,551              76,353
Cash and Cash Equivalents at Beginning of Period                                        38,632                 963
                                                                            ------------------  ------------------
Cash and Cash Equivalents at End of Period                                  $          329,183  $           77,316
                                                                            ==================  ==================

                       CNH HOLDINGS COMPANY AND SUBSIDIARY
                             (dba Cistera Networks)
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                                   (continued)


                                                                                         (Unaudited)
                                                                                  For the Three Months Ended
                                                                                          June 30,
                                                                                 2005                  2004
                                                                            ------------------  ------------------

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid during the year for:
  Interest                                                                  $                -  $                -
  Franchise and income taxes                                                $                -  $                -

SUPPLEMENTAL DISCLOSURE OF NON-CASH INVESTING AND FINANCING
ACTIVITIES:
Common Stock Exchanged for Licensing
Rights                                                                      $                -  $                -























                             See accompanying notes.

                       CNH HOLDINGS COMPANY AND SUBSIDIARY
                             (dba Cistera Networks)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 - NATURE OF OPERATIONS AND GOING CONCERN

         The accompanying financial statements have been prepared in conformity with accounting principles generally accepted in the United States, which contemplates the Company as a going concern. However, the Company has sustained substantial operating losses in recent years and has used substantial amounts of working capital in its operations. Realization of a major portion of the assets reflected on the accompanying balance sheet is dependent upon continued operations of the Company which, in turn, is dependent upon the Company's ability to meet its financing requirements and succeed in its future operations. Management believes that actions presently being taken to revise the Company's operating and financial requirements provide them with the opportunity for the Company to continue as a going concern.

         These financial statements do not reflect adjustments that would be necessary if the Company were unable to continue as a "going concern". While management believes that the actions already taken or planned, will mitigate the adverse conditions and events which raise doubt about the validity of the "going concern" assumption used in preparing these financial statements, there can be no assurance that these actions will be successful.

         If the Company were unable to continue as a "going concern", then substantial adjustments would be necessary to the carrying values of assets, the reported amounts of its liabilities, the reported revenues and expenses, and the balance sheet classifications used.

Interim Reporting

         The unaudited financial statements as of June 30, 2005, and for the three month period then ended reflect, in the opinion of management, all adjustments (which include only normal recurring adjustments) necessary to fairly state the financial position and results of operations for the three months. Operating results for interim periods are not necessarily indicative of the results which can be expected for full years.

Organization and Basis of Presentation

         CNH Holdings Company, Inc., a Nevada corporation (the Company), was incorporated in Delaware on April 15, 1987, under the name of I.S.B.C. Corp. The Company subsequently changed its name first to Coral Companies, Inc., and then to CNH Holdings Company. Domicile was changed to Nevada in 1997. The Company conducted an initial public and secondary offerings during the 1980's.

         On June 15, 1998, the Company acquired Southport Environmental and Development, Inc. This acquisition, however, was subsequently rescinded by agreement between the parties and made a formal order of the court effective April 19, 2000. This order put the Company in the position

                        CNH HOLDINGS COMPANY & SUBSIDIARY
                             (dba Cistera Networks)
                          NOTES TO FINANCIAL STATEMENTS
                                   (continued)

NOTE 1 - NATURE OF OPERATIONS AND GOING CONCERN (continued)

which it occupied at June 14, 1998, as if none of the actions which had occurred from that time to the date of rescission had transpired. On May 5, 2003, Corvero Networks, Inc., a Florida corporation, was formed by CNH Holdings Company as a wholly-owned subsidiary to acquire the use of certain technology known as the XBridge Technology. This technology has as its principal component the Corvero Convergence Platform. The acquisition was accomplished by entering into a license agreement with XBridge Software, Inc., a Delaware corporation. See Note 10, for detailed description of acquisition.

         On August 31, 2004, CNH Holdings Company absorbed its wholly-owned subsidiary Corvero Networks, and began doing business as Cistera Networks. All Corvero products adopted the Cistera name.

         The Company was in the development stage from January 1, 1992 to May 5, 2003. Since May 5, 2003, the Company has commenced planned principal operations and is no longer in the development stage.

         On May 27, 2005, the Company merged with Xbridge Software, Inc. Xbridge will be a wholly-owned subsidiary of the Company.

Nature of Operations

         Cistera  Networks,  Inc.  designs and  develops  XML-based  application appliances utilized in the IP Communications and Enterprise Application Integration (EAI) markets. The Cistera Convergence Platform(TM) enables the integration of voice, video and data into the network infrastructure. The Cistera Integration Platform(TM) enables companies to easily share data among multiple applications across the business enterprise, and with multiple trading partners at a fraction of the cost of large, complex solutions.

NOTE 2 - SUMMARY OF ACCOUNTING POLICIES

         This summary of accounting policies for CNH Holdings Company, Inc. & Subsidiaries (dba Cistera Networks) is presented to assist in understanding the Company's financial statements. The accounting policies conform to generally accepted accounting principles and have been consistently applied in the preparation of the financial statements.

                        CNH HOLDINGS COMPANY & SUBSIDIARY
                             (dba Cistera Networks)
                          NOTES TO FINANCIAL STATEMENTS
                                   (continued)

NOTE 2 - SUMMARY OF ACCOUNTING POLICIES (continued)

Principles of Consolidation

         The consolidated financial statements for the three months ended June 30, 2005 include the accounts of CNH Holdings Company, Inc. and its wholly-owned subsidiary XBridge Software, Inc. XBridge Software, Inc. was acquired by the Company on May 27, 2005.

         The results of subsidiaries acquired or sold during the year are consolidated from their effective dates of acquisition through their effective dates of disposition.

         All significant intercompany balances and transactions have been eliminated.

Use of Estimates

         The financial statements are prepared in conformity with accounting principles generally accepted in the United States of America. In preparing the financial statements, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities as of the date of the balance sheet and statement of operations for the year then ended. Actual results may differ from these estimates. Estimates are used when accounting for allowance for bad debts, collectibility of accounts receivable, amounts due to service providers, depreciation and litigation contingencies, among others.

Cash and Cash Equivalents

         For purposes of the statement of cash flows, the Company considers all highly liquid debt instruments purchased with a maturity of three months or less to be cash equivalents to the extent the funds are not being held for investment purposes.

Concentration of Credit Risk

         The Company has no significant off-balance sheet concentrations of credit risk such as foreign exchange contracts, options contracts or other foreign hedging arrangements.

Revenue Recognition

         Revenue and related costs are reflected in the accounts when earned or incurred.

Depreciation and Amortization

         Fixed assets are recorded at cost and depreciated using straight-line and accelerated methods over the estimated useful lives of the assets which range from three to seven years. Fixed assets consisted of the following at June 30, 2005 and March 31, 2005:

                        CNH HOLDINGS COMPANY & SUBSIDIARY
                             (dba Cistera Networks)
                          NOTES TO FINANCIAL STATEMENTS
                                   (continued)

NOTE 2 - SUMMARY OF ACCOUNTING POLICIES (continued)


                                                                   (Unaudited)
                                                                     June 30,           March 31,
                                                                       2005                 2005
                                                                ------------------  -----------------
Computer Equipment                                              $          113,331  $          71,099
Trade Show Booth & Fixtures                                                  7,756              7,756
Office Equipment                                                            61,781             53,776
Property held under capital leases                                          10,205             10,205
Less accumulated depreciation                                              (73,259)           (34,689)
                                                                ------------------  -----------------

Total                                                           $          119,814  $         108,147
                                                                ==================  =================

         Maintenance and repairs are charged to operations; betterments are capitalized. The cost of property sold or otherwise disposed of and the accumulated depreciation thereon are eliminated from the property and related accumulated depreciation accounts, and any resulting gain or loss is credited or charged to income.

         Total depreciation expense for the three months ended June 30, 2005 and 2004 was $10,362 and $1,879, respectively.

         The Company has adopted the Financial Accounting Standards Board SFAS No., 142, "Goodwill and Other Intangible Assets." SFAS 142 requires, among other things, that companies no longer amortize goodwill, but instead test goodwill for impairment at least annually. In addition, SFAS 142 requires that the Company identify reporting units for the purposes of assessing potential future impairments of goodwill, reassess the useful lives of other existing recognized intangible assets, and cease amortization of intangible assets with an indefinite useful life. An intangible asset with an indefinite useful life should be tested for impairment in accordance with the guidance in SFAS 142.

Earnings (Loss) per Share

         Basic earnings (loss) per share has been computed by dividing the earnings for the period applicable to the common stockholders by the weighted average number of common shares outstanding during the years.

         Diluted loss per common share for the three months ended June 30, 2005 is not presented as it would be anti-dilutive. At June 30, 2005, the total number of potentially dilutive common stock equivalents was 3,021,537. At June 30, 2004, there were no dilutive outstanding common stock equivalents.

                        CNH HOLDINGS COMPANY & SUBSIDIARY
                             (dba Cistera Networks)
                          NOTES TO FINANCIAL STATEMENTS
                                   (continued)

NOTE 2 - SUMMARY OF ACCOUNTING POLICIES (continued)

Reclassification

         Certain   reclassifications  have  been  made  in  the  2004  financial statements to conform with the 2005 presentation.

Deferred Income

         Deferred income represents contracts for certain revenue to be received in the future. The deferred income is recognized in subsequent years as services are rendered.

NOTE 3 - CONCENTRATION OF RISK

         As of June 30, 2005, the Company receives approximately 90% of its gross revenues from its top three re-sellers. The loss of these re-sellers would adversely impact the business of the Company.

NOTE 4 - INCOME TAXES

         As of March 31, 2005, the Company had a net operating loss carryforward for income tax reporting purposes of approximately $3,342,000 that may be offset against future taxable income through 2025. Current tax laws limit the amount of loss available to be offset against future taxable income when a substantial change in ownership occurs. Therefore, the amount available to offset future taxable income may be limited. No tax benefit has been reported in the financial statements, because the Company believes there is a 50% or greater chance the carry-forwards will expire unused. Accordingly, the potential tax benefits of the loss carry-forwards are offset by a valuation allowance of the same amount.

NOTE 5 - LEASE COMMITMENT

         The Company currently leases approximately 4,264 square feet of office space at 17304 Preston Road, Suite 975, Dallas, Texas from Memshalah Realty. The lease payments are approximately $7,018 per month and the lease expires November 30, 2009. This office space is used as the Corporate headquarters. As part of the lease agreement, the Company's first lease payment was not due until April 1, 2005. This lease replaces the previous lease for the same office space, whereby the Company was paying approximately $6,041 per month and the lease was to expire October 31, 2004.

                        CNH HOLDINGS COMPANY & SUBSIDIARY
                             (dba Cistera Networks)
                          NOTES TO FINANCIAL STATEMENTS
                                   (continued)

NOTE 5 - LEASE COMMITMENT (continued)

         The minimum future lease payments under this lease for the next five years are:


         April 1, 2005 - March 31, 2006                   $       84,925
         April 1, 2006 - March 31, 2007                           87,057
         April 1, 2007 - March 31, 2008                           89,189
         April 1, 2008 - March 31, 2009                           91,321
         April 1, 2009 - November 30, 2009                        61,828
                                                          --------------
         Total minimum future lease payments              $      414,320
                                                          ==============

NOTE 6 - CAPITAL LEASE

         On October 20, 2004, the Company entered into an agreement with Dell Financial Services to lease five laptop computers and a laser printer. The lease is for a period of thirty-six months with a payment of approximately $369 per month. The Company has an end of lease purchase option of $1. The Company has capitalized a total of $10,205 under capital leases for the computers and printer in the financial statements. The assets are depreciated over their related lease terms. Depreciation of assets under capital leases is included in depreciation expense for the year ended June 30, 2005.

         The minimum future lease payments under this capital lease for the next five years are:


         July 1, 2005 - March 31, 2006                             3,321
         April 1, 2006 - March 31, 2007                            4,428
         April 1, 2007 - March 31, 2008                            2,583
         April 1, 2008 - March 31, 2009                                -
         April 1, 2009 - March 31, 2010                                -
                                                          --------------
         Total minimum lease payments                             11,439
         Less: Amount representing interest                       (1,375)
                                                          --------------
         Present value of net minimum
            lease payment                                 $        8,269
                                                          ==============

NOTE 7 - COMMON STOCK

         During May of 2003, the Company issued 440,000 shares of common stock from the exercise of outstanding stock options.

         During  June  of  2003,   the  Company  issued   2,000,000   shares  of
"restricted" common stock to XBridge Software, Inc. to acquire licensing rights valued at $375,500.

         During the year ended March 31, 2004, 42,819 shares were cancelled and returned to the Company.

                        CNH HOLDINGS COMPANY & SUBSIDIARY
                             (dba Cistera Networks)
                          NOTES TO FINANCIAL STATEMENTS
                                   (continued)

NOTE 7 - COMMON STOCK (continued)

         During the year ended March 31, 2005, the Company issued 150,000 shares of common stock to XBridge Software, Inc. for services valued at $270,000.

         In January 2005, the Company issued 359,580 shares of common stock for accrued liabilities of $419,986.

         On April 29, 2005, the Company issued 173,511 shares of common stock for accrued liabilities of $482,364.

         On May 27, 2005, the Company cancelled 2,150,000 shares of common stock previously issued to XBbridge Software, Inc. The Company then issued 4,150,000 shares of common stock in connection with the Company's merger with XBbridge Software, Inc. In the merger, the Company acquired all of the assets and liabilities of XBbridge Software, valued at a net of $782,245, and intellectual property valued at $4,852,576.

         On June 24, 2005, the Company issued 100,000 shares of common stock from the exercise of outstanding stock options.

NOTE 8 - NOTES PAYABLE

         On July 31, 2003, the Company received a loan for $12,000 from an unrelated third party. This is a convertible note, with an interest rate of 6% due August 1, 2005. On December 13, 2004, the principal amount of $12,000 and accrued interest of $1,000 were converted to convertible promissory notes (see
Note 11).

         On September 22, 2003, the Company received a loan for $75,000 from an unrelated third party. This is a convertible note, with interest at 8% due September 22, 2004. On December 13, 2004, the principal amount of $75,000 and accrued interest of $6,000 were converted to convertible promissory notes (see
Note 11).

         In June 2005, the Company received loans totaling $50,000. The notes are due May 30, 2006 and carry an interest rate of 6% per annum. At June 30, 2005, the total amount of principal and interest due on this note was $50,173.

NOTE 9 - RELATED PARTY PAYABLE

         On May 31, 2004, the Company received a loan from an officer of $55,755. The note carries an interest rate of 8% and is due December 31, 2005. At June 30, 2005, the total amount of principal and interest due on this note was $60,747.

                        CNH HOLDINGS COMPANY & SUBSIDIARY
                             (dba Cistera Networks)
                          NOTES TO FINANCIAL STATEMENTS
                                   (continued)

NOTE 9 - RELATED PARTY PAYABLE (continued)

         On November 11, 2004, the Company received a loan from an officer of $20,000. The note carries an interest rate of 8% and is due November 1, 2005. At June 30, 2005, the total amount of principal and interest due on this note was $12,933.

         In July 2003, XBridge Software, Inc. received loans totaling $33,000 from shareholders. The loans are due on demand and carry on interest rate of 8% per annum. The Company acquired these loans as part of the acquisition of XBridge Software in May 2005. At June 30, 2005, total principal and interest due on these loans was $37,759.

NOTE 10 - ACQUISITIONS

         On May 5, 2003, a License Agreement was entered into principally between Corvero Networks and XBridge Software, although CNH Holdings Company was party to certain provisions. The License Agreement resulted in XBridge licensing to Corvero all of XBridge's right, title and interest in, and to a software program (and concomitant hardware platforms) which had been developed by XBridge and which were, collectively known as the "XBridge Technology." This technology principally allows for the development, implementation and commercialization of XML integration solutions in the EBI and IP Telephony markets. CNH Holdings Company subsequently issued 2,000,000 "restricted" common shares of its stock to XBridge as a licensing fee. On May 27, 2005, this acquisition was reversed as part of merger with Xbridge Software.

         On August 31, 2004, CNH Holdings Company absorbed its wholly-owned subsidiary Corvero Networks, Inc., and began operating as Cistera Networks. As of that date, all Corvero products adopted the Cistera name. All of Corvero's rights under the License Agreement dated May 5, 2003 passed to CNH Holdings Company dba Cistera Networks.

         On May 27, 2005, the Company merged with Xbridge Software, Inc. (Xbridge), with Xbridge becoming a wholly-owned subsidiary of the Company. The Company issued 2,000,000 shares of common stock to acquire the assets and liabilities of Xbridge. The net of assets and liabilities was valued at $782,245. The Company also acquired intellectual property valued at $4,852,576.

NOTE 11 - CONVERTIBLE DEBT

         Effective December 13, 2004, the Company issued and sold an aggregate of $1,146,000 in principal amount of Senior Unsecured Convertible Promissory Notes (the "notes"), and issued warrants to purchase 1,146,000 shares of our common stock, par value $0.001 per share (the "warrants"). Of the $1,146,000.00 in notes, $1,004,000 in principal amount of notes were issued for cash, and $142,000 in principal amount of notes were issued in connection with the cancellation of an equal amount of the Company's outstanding obligations. The total amount of principal and interest due at June 30, 2005 was $1,196,689.

                        CNH HOLDINGS COMPANY & SUBSIDIARY
                             (dba Cistera Networks)
                          NOTES TO FINANCIAL STATEMENTS
                                   (continued)

NOTE 11 - CONVERTIBLE DEBT (continued)

         The notes bear interest at the rate of 8% per annum, compounded quarterly on each March 31, June 30, September 30 and December 31 that the notes are outstanding (each, an interest compounding date). The outstanding principal on the notes and all accrued interest become due and payable on the earlier of
(a) December 9, 2006, or (b) the date on which a change in control of the Company occurs.

         The outstanding principal and accrued interest on the notes are convertible into shares of common stock at a conversion rate equal to the lesser of (a) $1.30 per share, or (b) a 25% discount to the average closing bid price of the Company's common stock for the five days including and immediately preceding the interest compounding date, provided that in no event shall the conversion price per share be less than $1.00 per share. The notes may be converted, in whole or in part, at the option of the note holder on any interest compounding date occurring after the effective date of a registration statement covering the resale of shares of common stock to be issued upon conversion of the notes.

         In addition, if the Company subsequently issues or sells any new securities convertible, exercisable or exchangeable into shares of our common stock ("convertible securities") in a private transaction and receives gross proceeds of at least $500,000, the notes may be converted, in whole or in part at the option of the noteholders, into the convertible securities, upon the same terms and conditions governing the issuance of the convertible securities in the private transaction. The right of the note holders to convert the note into convertible securities does not apply to any convertible securities issued by the Company (a) in connection with a merger, acquisition or consolidation of the Company, (b) in connection with strategic license agreements and other partnering arrangements so long as such issuances are not for the purpose of raising capital, (c) in connection with bona fide firm underwritten public offerings of its securities, (d) pursuant to the Company's incentive and stock option plans, (e) as a result of the exercise of options or warrants or conversion of convertible notes or preferred stock which were granted or issued as of December 13, 2004.

         The Company may prepay the notes in whole or in part, upon thirty days prior written notice to note holders; provided that partial prepayments may be made only in increments of $10,000 and, provided further, that the note holders may convert the amount of the proposed prepayment into shares of our common stock, regardless of the period of time that the notes have then been outstanding.

         The warrants have a term of five years and are exercisable at an exercise price of $1.30 per share. Subject to an effective registration statement covering the resale of the shares of common stock issuable upon exercise of the Warrants, the Company may, upon thirty days prior written notice, redeem the warrants for $0.10 per share, in whole or in part, if our common stock closes with a bid price of at least $3.50 for any ten (10) out of fifteen (15) consecutive trading days. Because at that price it would be profitable for the warrant holders to exercise their warrants rather than to allow the redemption to proceed, we assume they would choose to exercise. However, there is no

                        CNH HOLDINGS COMPANY & SUBSIDIARY
                             (dba Cistera Networks)
                          NOTES TO FINANCIAL STATEMENTS
                                   (continued)

NOTE 11 - CONVERTIBLE DEBT (continued)

assurance that our stock price will rise to the $3.50 per share redemption trigger price, or that all of the warrants will be exercised. We could raise an additional $143,722 if all of the other outstanding warrants were exercised..

NOTE 12 - STOCK OPTIONS

         During the year ended March 31, 2005, the Company issued 1,815,000 stock options to employees, contractors and other service providers to the Company. At March 31, 2005, no compensation expense had been recorded as the exercise price of the options was equal or greater than the fair market value of the stock. As of June 30, 2005, 1,015,000 of the total stock options are not exercisable, as they are not yet approved or registered.

         The following table sets forth the options outstanding as of June 30, 2005.


                                                                                            Weighted
                                                                     Option /                Average             Weighted
                                                                     Warrants               Exercise             Average
                                                                      Shares                  Price             Fair Value
                                                                ------------------      -----------------    ----------------
Options outstanding,
       March 31, 2005                                                    1,815,000      $               1.29                1.43
Granted, Exercise price more than fair value                                     -                      -                   -
Granted, Exercise price less than fair value                                     -                      -                   -
Expired                                                                          -                      -
Exercised                                                                 (100,000)                     -
                                                                ------------------
Options outstanding,
       June 30, 2005                                                     1,715,000      $               1.29
                                                                ==================      =================

         Exercise prices for optioned shares outstanding as of June 30, 2005 ranged from $1.10 to $2.00. A summary of these options by range of exercise prices is shown as follows:

                                                                                             Weighted-              Weighted-
                                                Weighted-            Shares/                  Average                Average
                            Shares /             Average             Warrants             Exercise Price           Contractual
     Exercise               Warrants            Exercise            Currently                Currently              Remaining
      Price               Outstanding             Price            Exercisable              Exercisable               Life
------------------     ------------------    ---------------    ------------------     ---------------------    -----------------
$             1.10                635,000    $          1.10                     -     $                1.10        10 years
1.30                              380,000               1.30                     -                      1.30        10 years
2.00                              700,000               2.00               700,000                      2.00        10 years

                        CNH HOLDINGS COMPANY & SUBSIDIARY
                             (dba Cistera Networks)
                          NOTES TO FINANCIAL STATEMENTS
                                   (continued)

NOTE 13 - CONTINGENCIES

         The Company is a third-party defendant in litigation pending in Longview, Texas, styled J. DAVID BOLTON, JOANNA BOLTON, WHITNEY GAIDRY, VIRGINIA ILLE AND KENNETH ILLE VS. LARRY V. TATE, GERALD PYBAS, E. ROBERT BARBEE, H. PAUL ESTEY, AND ROBERT A. BAKER; CASE NO. 2001-1196-A; 188TH DISTRICT COURT, GREGG COUNTY, TEXAS. The Defendants have sued the Company for indemnification of Plaintiffs' claims. Plaintiffs seek approximately $975,000 in damages according to their May 4, 2005, responses to the Company's requests for disclosure. This case has not been set for trial and the parties are still engaging in discovery. Management intends to vigorously defend these claims. The Company believes that the shares claimed in this litigation were cancelled pursuant to a court judgment we received on June 28, 2000.

                          INDEPENDENT AUDITOR'S REPORT


To the Board of Directors and Shareholders
Xbridge Software, Inc.



         We have audited the accompanying balance sheets of Xbridge Software, Inc. as of December 31, 2004 and 2003, and the related statements of operations, stockholders' equity and cash flows for the years ended December 31, 2004 and 2003. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

         We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

         In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Xbridge Software, Inc. as of December 31, 2004 and 2003, and the results of its operations and its cash flows for the years ended December 31, 2004 and 2003, in conformity with accounting principles generally accepted in the United States of America.



                                                    Respectfully submitted,


                                                    /s/ Robison, Hill & Co.
                                                    Certified Public Accountants
Salt Lake City, Utah
June 22, 2005

                             XBRIDGE SOFTWARE, INC.
                                 BALANCE SHEETS



                                                      December 31,
                                                2004                2003
                                         ------------------  ------------------
Current Assets:
   Cash                                  $            3,379  $            7,929
   Accounts Receivable                            1,710,665             523,850
   Other Receivable                                  14,005               9,000
   Prepaid Expenses                                     654                 654
                                         ------------------  ------------------

      Total Current Assets                        1,728,703             541,433
                                         ------------------  ------------------

Fixed Assets:
   Computer Equipment                                35,645              35,645
   Office Equipment                                   4,195               4,195
   Less Accumulated Depreciation                    (28,207)            (19,514)
                                         ------------------  ------------------

      Net Fixed Assets                               11,633              20,326
                                         ------------------  ------------------

Intangible Assets:
   Software Development Costs                       366,040             366,040
   Less Amortization                               (216,293)           (143,085)
                                         ------------------  ------------------

      Net Intangible Assets                         149,747             222,955
                                         ------------------  ------------------

Total Assets                             $        1,890,083  $          784,714
                                         ==================  ==================

                             XBRIDGE SOFTWARE, INC.
                                 BALANCE SHEETS
                                   (continued)

                                                                                 December 31,
                                                                           2004                2003
                                                                     -----------------  ------------------

Current Liabilities:
   Accounts payable                                                  $         255,748  $          184,270
   Accrued liabilities                                                         381,864              87,595
   Accrued interest                                                             26,351              13,688
   Notes payable                                                                54,500              65,000
   Related party payables                                                       96,412              95,106
   Payable to CNH Holdings                                                     246,401              32,354
   Deferred tax liability                                                        3,455               4,773
   Income tax payable                                                          168,356              19,603
                                                                     -----------------  ------------------

     Total Current Liabilities                                               1,233,087             502,389
                                                                     -----------------  ------------------

Stockholders' Equity:
   Common Stock, Par Value $.01
     Authorized 2,000,000 shares,
     Issued 1,467,424 shares at December 31, 2004 and
     Issued 1,421,664 shares at December 31, 2003                               14,674              14,216
   Paid-In Capital                                                             581,865             525,123
   Retained Earnings (Deficit)                                                  60,457            (257,014)
                                                                     -----------------  ------------------

     Total Stockholders' Equity                                                656,996             282,325
                                                                     -----------------  ------------------

Total Liabilities and Stockholders' Equity                           $       1,890,083  $          784,714
                                                                     =================  ==================




   The accompanying notes are an integral part of these financial statements.

                             XBRIDGE SOFTWARE, INC.
                            STATEMENTS OF OPERATIONS

                                                                                     For the years ended
                                                                                         December 31,
                                                                                   2004                2003
                                                                            ------------------  ------------------

Revenues                                                                    $        1,186,815  $          519,875
                                                                            ------------------  ------------------

Expenses:
   Software consulting                                                                 558,827             123,345
   General and administrative                                                          123,244             122,478
                                                                            ------------------  ------------------

     Total Expenses                                                                    682,071             245,823
                                                                            ------------------  ------------------

Other Income (Expense)
   Interest income                                                                          30                  18
   Interest expense                                                                    (15,492)             (9,981)
                                                                            ------------------  ------------------

Net income (loss) before income taxes                                                  489,282             264,089

Income tax (expense) benefit
   Current federal tax                                                                (168,356)            (19,603)
   Deferred income tax                                                                  (3,455)             (4,773)
                                                                            ------------------  ------------------

Net income (loss)                                                           $          317,471  $          239,713
                                                                            ==================  ==================

Basic income (loss) per share                                               $             0.22  $             0.17
                                                                            ==================  ==================

Diluted income (loss) per share                                             $             0.18  $             0.13
                                                                            ==================  ==================











   The accompanying notes are an integral part of these financial statements.

                             XBRIDGE SOFTWARE, INC.
                        STATEMENT OF STOCKHOLDERS' EQUITY
                 FOR THE YEARS ENDED DECEMBER 31, 2004 AND 2003

                                                                                                                  Retained
                                                              Common Stock                    Paid-In             Earnings
                                                       Shares             Par Value           Capital            (Deficit)
                                                  -----------------   -----------------  ------------------  ------------------

Balance at January 1, 2003                                1,377,664   $          13,776  $          470,563  $         (496,727)

Stock issued for cash                                        44,000                 440              54,560                   -

Net income (loss)                                                 -                   -                   -             239,713
                                                  -----------------   -----------------  ------------------  ------------------

Balance at December 31, 2003                              1,421,664              14,216             525,123            (257,014)

Stock issued for services                                     5,760                  58               7,142                   -

Stock issued for cash                                        40,000                 400              49,600                   -

Net income (loss)                                                 -                   -                   -             317,471
                                                  -----------------   -----------------  ------------------  ------------------

Balance at December 31, 2004                              1,467,424   $          14,674  $          581,865  $           60,457
                                                  =================   =================  ==================  ==================



    The accompanying notes are an integral part of these financial statements

                             XBRIDGE SOFTWARE, INC.
                            STATEMENTS OF CASH FLOWS

                                                                                       For the years ended
                                                                                           December 31,
                                                                              --------------------------------------
                                                                                     2004                2003
                                                                              ------------------  ------------------
CASH FLOWS FROM OPERATING
ACTIVITIES:
Net Loss                                                                      $          317,471  $          239,713
Adjustments used to reconcile net loss to net cash
     provided by (used in) operating activities:
Depreciation and amortization                                                             81,901              81,301
Deferred income                                                                                -              (8,500)
Stock issued for expenses                                                                  7,200                   -
(Increase) Decrease in accounts receivable                                            (1,186,815)           (498,506)
(Increase) Decrease in other receivables                                                  (5,005)             (5,000)
(Increase) Decrease in prepaid expenses                                                        -              12,972
Increase (Decrease) in accrued liabilities                                               508,316             119,949
Increase (Decrease) in accounts payable                                                   71,478             (78,230)
Increase (Decrease) in accrued interest                                                   12,663               6,520
Increase (Decrease) in deferred tax liability                                             (1,318)              4,773
Increase (Decrease) in income tax payable                                                148,753              19,603
                                                                              ------------------  ------------------
     Net Cash Used in operating activities                                               (45,356)           (105,405)
                                                                              ------------------  ------------------

CASH FLOWS FROM INVESTING
ACTIVITIES:
Purchase of equipment                                                                          -                (119)
                                                                              ------------------  ------------------
 Net cash provided by investing activities                                                     -                (119)
                                                                              ------------------  ------------------

CASH FLOWS FROM FINANCING
ACTIVITIES:
Proceeds from loans                                                                        1,306              53,432
Payments on loans                                                                        (10,500)                  -
Proceeds from sale of stock                                                               50,000              55,000
                                                                              ------------------  ------------------
 Net Cash Provided by Financing Activities                                                40,806             108,432
                                                                              ------------------  ------------------

Net (Decrease) Increase in cash and cash equivalents                                      (4,550)              2,908
Cash and Cash Equivalents at beginning of period                                           7,929               5,021
                                                                              ------------------  ------------------
Cash and Cash Equivalents at end of period                                    $            3,379  $            7,929
                                                                              ==================  ==================

                             XBRIDGE SOFTWARE, INC.
                            STATEMENTS OF CASH FLOWS
                                   (continued)

                                                                                       For the years ended
                                                                                           December 31,
                                                                              --------------------------------------
                                                                                     2004                2003
                                                                              ------------------  ------------------
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid during the year for:
  Interest                                                                    $            1,303  $            2,330
  Franchise and income taxes                                                  $                -  $                -

SUPPLEMENTAL DISCLOSURE OF NON-CASH INVESTING AND FINANCING
ACTIVITIES
None



























   The accompanying notes are an integral part of these financial statements.

                             XBRIDGE SOFTWARE, INC.
                          NOTES TO FINANCIAL STATEMENTS

NOTE 1 - NATURE OF OPERATIONS AND SUMMARY OF ACCOUNTING POLICIES

         This summary of accounting policies for Xbridge Software, Inc. is presented to assist in understanding the Company's financial statements. The accounting policies conform to generally accepted accounting principles and have been consistently applied in the preparation of the financial statements.

Organization and Basis of Presentation

         Xbridge Software, Inc., a Delaware corporation (the Company), formerly known as Eparrel.com, Inc., was incorporated in February 2000.

Nature of Operations

         The Company provides XML-based hardware appliances designed to provide application integration and convergence management services to both the
Enterprise Business Integration and IP Communications markets. The Company's Intellectual Property is designed around the concepts of dynamic logic allocation and contextual relationship management.

Use of Estimates

         The financial statements are prepared in conformity with accounting principles generally accepted in the United States of America. In preparing the financial statements, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities as of the date of the balance sheet and statement of operations for the year then ended. Actual results may differ from these estimates. Estimates are used when accounting for allowance for bad debts, collectibility of accounts receivable, amounts due to service providers, depreciation and litigation contingencies, among others.

Cash and Cash Equivalents

         For purposes of the statement of cash flows, the Company considers all highly liquid debt instruments purchased with a maturity of three months or less to be cash equivalents to the extent the funds are not being held for investment purposes.

Concentration of Credit Risk

         The Company has no significant off-balance sheet concentrations of credit risk such as foreign exchange contracts, options contracts or other foreign hedging arrangements.

                             XBRIDGE SOFTWARE, INC.
                          NOTES TO FINANCIAL STATEMENTS
                                   (continued)

NOTE 1 - NATURE OF OPERATIONS AND SUMMARY OF ACCOUNTING POLICIES (continued)

Revenue Recognition

         The Company earns revenue from offering consulting services and from a licensing agreement with the Company's primary client to provide products and technology relating to the application of artificial intelligence and XML switching. Revenues are recorded based on royalty payments relating to the licensee's net sales and certain maintenance fees as outlined in the license agreement.

Property and Depreciation

         Fixed assets are recorded at cost and depreciated using the straight-line method over the estimated useful lives of the assets which range from three to five years. Fixed assets consisted of the following at December 31, 2004 and 2003:


                                                 December 31,
                                            2004               2003
                                     ------------------  -----------------
Computer Equipment                   $           35,645  $          35,645
Office Equipment                                  4,195              4,195
Less accumulated depreciation                   (28,207)           (19,514)
                                     ------------------  -----------------

Total                                $           11,633  $          20,326
                                     ==================  =================

         Maintenance and repairs are charged to operations; betterments are capitalized. The cost of property sold or otherwise disposed of and the accumulated depreciation thereon are eliminated from the property and related accumulated depreciation accounts, and any resulting gain or loss is credited or charged to income.

         Total depreciation expense for the years ended December 31, 2004 and 2003 was $8,694 and $7,966, respectively.

Software Development Costs

         Software development costs include all development costs incurred after the Company's software became "technologically feasible". Prior to the software reaching that stage, all development costs were expensed as incurred. Once the software was developed to the point of being ready for sale, the Company began amortizing the costs over the term of the license agreement it entered into, 4 years.

         Total amortization expense for the years ended December 31, 2004 and 2003 was $74,453 and $73,208, respectively.

                             XBRIDGE SOFTWARE, INC.
                          NOTES TO FINANCIAL STATEMENTS
                                   (continued)

NOTE 1 - NATURE OF OPERATIONS AND SUMMARY OF ACCOUNTING POLICIES (continued)

         The Company has adopted the Financial Accounting Standards Board SFAS No., 142, "Goodwill and Other Intangible Assets." SFAS 142 requires, among other things, that companies no longer amortize goodwill, but instead test goodwill for impairment at least annually. In addition, SFAS 142 requires that the Company identify reporting units for the purposes of assessing potential future impairments of goodwill, reassess the useful lives of other existing recognized intangible assets, and cease amortization of intangible assets with an indefinite useful life. An intangible asset with an indefinite useful life should be tested for impairment in accordance with the guidance in SFAS 142.

Earnings (Loss) per Share

                  Basic earnings per share are computed by dividing earnings available to common stockholders by the weighted average number of common shares outstanding during the period. Diluted earnings per share reflect per share amounts that would have resulted if dilutive potential common stock had been converted to common stock. The following reconciles amounts reported in the financial statements:

                                                                   For the Year Ended December 31, 2004
                                                       -------------------------------------------------------------
                                                              Income               Shares              Per-Share
                                                            (Numerator)         (Denominator)           Amount
                                                         -----------------    -----------------    -----------------
Income (Loss) Available to Common                        $         317,471            1,411,036    $               0.22
                                                                                                   =================
  Stockholders

Effect of Dilutive Securities:
  Convertible Preferred Stock                                            -              371,467
                                                         -----------------    -----------------

Income (Loss) Available to Common
  Stockholders-Diluted Earnings Per Share                $         317,471            1,782,503    $               0.18
                                                         =================    =================    =================


                                                                   For the Year Ended December 31, 2003
                                                       -------------------------------------------------------------
                                                              Income               Shares              Per-Share
                                                            (Numerator)         (Denominator)           Amount
                                                         -----------------    -----------------    -----------------
Income (Loss) Available to Common                        $         239,713            1,452,091    $               0.17
                                                                                                   =================
  Stockholders

Effect of Dilutive Securities:
  Convertible Preferred Stock                                            -              371,467
                                                         -----------------    -----------------

Income (Loss) Available to Common
  Stockholders-Diluted Earnings Per Share                $         239,713            1,823,558    $               0.13
                                                         =================    =================    =================

                             XBRIDGE SOFTWARE, INC.
                          NOTES TO FINANCIAL STATEMENTS
                                   (continued)

NOTE 1 - NATURE OF OPERATIONS AND SUMMARY OF ACCOUNTING POLICIES (continued)

Reclassification

         Certain   reclassifications  have  been  made  in  the  2003  financial statements to conform with the 2004 presentation.

NOTE 2 - CONCENTRATION OF RISK

         At December 31, 2004 and 2003, the Company's revenue and related receivables consist primarily of a licensing contract and related consulting services to one client. The loss of this client would adversely impact the business of the Company.

NOTE 3 - INCOME TAXES

         Deferred taxes result from temporary differences in the recognition of income and expenses for income tax reporting and financial statement reporting purposes. The Company had deferred tax liabilities of $3,455 and $4,773 for the years ended December 31, 2004 and 2003, respectively. These deferred tax liabilities are the result of differences between book and tax depreciation and amortization of intangible assets.

         The difference between the effective income tax rate and the federal statutory income tax rate on the income (loss) from continuing operations are presented below:

                                                                                          December 31,
                                                                                    2004                2003
                                                                             ------------------  ------------------

Expense (Benefit) at the federal statutory rate of 34%                       $          166,356  $           79,097
Depreciation/Amortization                                                                 2,000               1,529
Net operating loss carryforward                                                               -             (61,023)
                                                                             ------------------  ------------------
Effective Tax Expense                                                        $          168,356  $           19,603
                                                                             ==================  ==================

NOTE 4 - COMMITMENTS

         The Company had a lease for its office space that expired in 2003. As of December 31, 2004, all activities of the Company have been conducted by corporate officers from their business offices. Currently, there are no outstanding debts owed by the company for the use of these facilities and there are no commitments for future use of the facilities. The Company paid rent expense of $24,701 for the year ended December 31, 2003.

                             XBRIDGE SOFTWARE, INC.
                          NOTES TO FINANCIAL STATEMENTS
                                   (continued)

NOTE 5 - COMMON STOCK

         During 2003, the Company issued 44,000 shares of common stock for cash of $55,000.

         During 2004, the Company issued 40,000 shares of common stock for cash of $50,000.

         During 2004, the Company issued 5,760 shares of common stock for general and administrative expenses of $7,200.

NOTE 6 - NOTES PAYABLE

         During 2004, the Company received loans totaling $65,000. The loans are due and payable on December 31, 2004 and carry an interest rate of 8%. At December 31, 2004, the Company owed $54,500 on these loans.

NOTE 7 - RELATED PARTY PAYABLE

         The Company had notes payable to a board member at December 31, 2004 and 2003 totaling $96,412 and $95,106, respectively. The notes carry an interest rate of 6% to 12% per annum. The notes are due on demand.

NOTE 8 - AGREEMENTS

         On May 5, 2003, a License Agreement was entered into principally between Corvero Networks and XBridge Software. The License Agreement resulted in XBridge licensing to Corvero all of XBridge's right, title and interest in, and to a software program (and concomitant hardware platforms) which had been developed by XBridge and which were, collectively known as the "XBridge
Technology." This technology principally allows for the development, implementation and commercialization of XML integration solutions in the EBI and IP Telephony markets.

NOTE 9 - STOCK OPTION AND WARRANTS

         Under the terms of the Company's incentive stock option plans, officers and certain other employees may be granted options to purchase the Company's common stock at no less than 100% of the market price on the date the option is granted. Options generally vest between two and four years and have a maximum of ten years. The Company issued 256,250 options during 2000 and 2001. At December 31, 2004 and 2003, there were 256,250 options outstanding. Compensation expense charged to operations in 2004 and 2003 is $0 and $0.

         In 2002 and 2003, the Company issued common stock warrants to individuals in connection with the Company's issuance of notes payable to the individuals. The warrants are exercisable upon issuance and have terms from 3 to 8 years. At December 31, 2004 and 2003, there were 115,217 stock warrants issued with an exercise price of $1.25.

                             XBRIDGE SOFTWARE, INC.
                          NOTES TO FINANCIAL STATEMENTS
                                   (continued)

NOTE 9 - STOCK OPTION AND WARRANTS (continued)

         The following table sets forth the options and warrants outstanding as of December 31, 2003.

                                                                                            Weighted
                                                                     Option /                Average             Weighted
                                                                     Warrants               Exercise             Average
                                                                      Shares                  Price             Fair Value
                                                                ------------------      -----------------    ----------------
Options & warrants outstanding,
       December 31, 2002                                                   338,467      $               0.83
Granted, Exercise price more than fair value                                33,000                      1.25                0.01
Granted, Exercise price less than fair value                                     -                      -                   -
Expired                                                                          -                      -
Exercised                                                                        -                      -
                                                                ------------------
Options & warrants outstanding,
       December 31, 2003                                                   371,467      $               0.87
                                                                ==================      =================

         The following table sets forth the options and warrants outstanding as of December 31, 2004.

                                                                                            Weighted
                                                                     Option /                Average             Weighted
                                                                     Warrants               Exercise             Average
                                                                      Shares                  Price             Fair Value
                                                                ------------------      -----------------    ----------------
Options & warrants outstanding,
       December 31, 2003                                                   371,467      $               0.87
Granted, Exercise price more than fair value                                     -                      -                   -
Granted, Exercise price less than fair value                                     -                      -                   -
Expired                                                                          -                      -
Exercised                                                                        -                      -
                                                                ------------------
Options & warrants outstanding,
       December 31, 2004                                                   371,467      $               0.87
                                                                ==================      =================

                             XBRIDGE SOFTWARE, INC.
                          NOTES TO FINANCIAL STATEMENTS
                                   (continued)

NOTE 9 - STOCK OPTION AND WARRANTS (continued)

         Exercise prices for optioned shares and warrants outstanding as of December 31, 2004 ranged from $0.01 to $1.25. A summary of these options by range of exercise prices is shown as follows:

                                                                                             Weighted-              Weighted-
                                                Weighted-            Shares/                  Average                Average
                            Shares /             Average             Warrants             Exercise Price           Contractual
     Exercise               Warrants            Exercise            Currently                Currently              Remaining
      Price               Outstanding             Price            Exercisable              Exercisable               Life
------------------     ------------------    ---------------    ------------------     ---------------------    -----------------

$             0.01                 45,000    $          0.01                45,000     $                0.01         5 years
0.625                              30,000              0.625                30,000                     0.625         6 years
1.25                              296,467               1.25               296,467                      1.25       1 - 8 years

         The  Company's   stock  option  plans  provide  for   acceleration   of
exercisability of the options upon the occurrence of certain events relating to a change of control, merger, sale of assets or liquidation of the Company.

         The Company has elected to account for the options using FASB 123, "Accounting for Stock-Based Compensation", (FAS 123). FAS 123 requires that in the case of services provided by non-employees that the stock options be valued at the fair value of the services provided or the fair value of the options, whichever is more reliably measured. FAS 123 requires for services provided by employees that the stock options be valued by using an option valuation model.

NOTE 10 - SUBSEQUENT EVENTS

         On May 19, 2005, the Company entered into a merger agreement with Xbridge Software, Inc. The Company issued 4,150,000 shares of common stock to acquire Xbridge Software. Xbridge will be a wholly- owned subsidiary of the Company.

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

         On May 19, 2005, Xbridge Software, Inc., a Delaware corporation, merged into CNH Holdings Company, Inc., a Nevada corporation, with Xbridge Software, Inc. becoming a wholly- owned subsidiary of CNH Holdings Company, Inc. See "The Acquisition". The following unaudited pro forma condensed combined financial statements are based on the March 31, 2005 historical financial statements of CNH Holdings Company, Inc. and the December 31, 2004 historical financial statements of Xbridge Software, Inc. contained elsewhere herein, giving effect to the transaction under the purchase method of accounting, with CNH Holdings Company, Inc. treated as the acquiring entity for financial reporting purposes.

         The unaudited pro forma condensed combined statement of operations for the year ended March 31, 2005 presents the results of operations of the Surviving Corporation, assuming the acquisition was completed on April 1, 2004. The unaudited pro forma condensed combined statement of operations for the three months ended June 30, 2005 presents the results of operations of the Surviving Corporation, assuming the acquisition was completed on April 1, 2005.

         The unaudited pro forma condensed combined financial statements have been prepared by management of Xbridge Software, Inc. and CNH Holdings Company, Inc. based on the financial statements included elsewhere herein. The pro forma adjustments include certain assumptions and preliminary estimates as discussed in the accompanying notes and are subject to change. These pro forma statements may not be indicative of the results that actually would have occurred if the combination had been in effect on the dates indicated or which may be obtained in the future. These pro forma financial statements should be read in conjunction with the accompanying notes and the historical financial information of Xbridge Software, Inc. and CNH Holdings Company, Inc. (including the notes thereto) included in this Form. See "FINANCIAL STATEMENTS."

                  UNAUDITED PRO FORMA STATEMENTS OF OPERATIONS
                        FOR THE YEAR ENDED MARCH 31, 2005

                                                  CNH                                                     Pro Forma
                                                Holdings           XBridge           Pro Forma            Combined
                                             Company, Inc.      Software, Inc.      Adjustments            Balance
                                           ------------------ ------------------ -----------------    -----------------

Revenues                                   $        1,322,675 $        1,405,340 $      (1,403,726)   $       1,324,289
Cost of Sales                                         226,619                  -                 -              226,619
                                           ------------------ ------------------ -----------------    -----------------

Gross Profit                                        1,096,056          1,405,340        (1,403,726)           1,097,670
                                           ------------------ ------------------ -----------------    -----------------

Expenses:
   Sales & Marketing                                   54,742                  -                 -               54,742
   Software Consulting                              2,672,029            421,768        (1,403,726)  B        1,690,071
   General & Administrative                           519,839            136,218                 -              656,057
                                           ------------------ ------------------ -----------------    -----------------

          Total Operating Expenses                  3,246,610            557,986        (1,403,726)  B        2,400,870
                                           ------------------ ------------------ -----------------    -----------------

Net Operating Income (Loss)                        (2,150,554)           847,354                 -           (1,303,200)

Other Income (Expense):
   Interest Income                                      2,629                 39                 -                2,688
   Interest Expense                                   (43,207)           (14,999)                -              (58,206)
                                           ------------------ ------------------ -----------------    -----------------

Net Income (Loss) before income taxes              (2,191,132)           832,394                 -           (1,358,718)

Income tax (expense) benefit
   Current federal tax                                      -           (283,014)          283,014   A                -
   Deferred income tax                                      -             (3,455)            3,455   A                -
                                           ------------------ ------------------ -----------------    -----------------

Net income (loss)                          $       (2,191,132)$          545,925 $         286,469    $      (1,358,718)
                                           ================== ================== =================    =================

Loss per share                             $           (0.54) $             0.39                      $          (0.21)
                                           ================== ==================                      =================

Weighted average shares outstanding                 4,071,255          1,411,036                              6,467,938
                                           ================== ==================                      =================





        See accompanying notes to unaudited pro forma condensed combined financial statements.

                  UNAUDITED PRO FORMA STATEMENTS OF OPERATIONS
                    FOR THE THREE MONTHS ENDED JUNE 30, 2005

                                                               CNH                                                     Pro Forma
                                                             Holdings           XBridge           Pro Forma            Combined
                                                          Company, Inc.     Software, Inc..      Adjustments            Balance
                                                        ------------------ ------------------ -----------------    -----------------

Revenues                                                $          613,269 $                - $               -    $         613,269
Cost of Sales                                                      110,616                  -                 -              110,616
                                                        ------------------ ------------------ -----------------    -----------------

Gross Profit                                                       502,653                  -                 -              502,653
                                                        ------------------ ------------------ -----------------    -----------------

Expenses:
   Sales & Marketing                                                13,256                  -                 -               13,256
   Research & Development                                           67,584             67,998                 -              135,582
   Software Consulting                                             257,933              5,000                 -              262,933
   General & Administrative                                        251,213              2,487                 -              253,700
                                                        ------------------ ------------------ -----------------    -----------------

          Total Operating Expenses                                 589,986             75,485                 -              665,471
                                                        ------------------ ------------------ -----------------    -----------------

Net Operating Income (Loss)                                        (87,333)           (75,485)                -            (162,818)

Other Income (Expense):
   Interest Income                                                     154                  7                 -                  161
   Interest Expense                                                (24,444)              (721)                -             (25,165)
                                                        ------------------ ------------------ -----------------    -----------------

Net Income (Loss)                                       $         (111,623)$          (76,199)$                  - $       (187,822)
                                                        ================== ================== =================    =================

Loss per share                                          $           (0.02) $           (0.05)                      $          (0.03)
                                                        ================== ==================                      =================

Weighted average shares outstanding                              5,675,430          1,411,036                              6,467,938
                                                        ================== ==================                      =================





        See accompanying notes to unaudited pro forma condensed combined financial statements.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

(1)      GENERAL

         In the acquisition involving CNH Holdings Company, Inc. and Xbridge Software, Inc., Xbridge Software, Inc. was merged into CNH Holdings Company, Inc., with Xbridge Software becoming a wholly-owned subsidiary of CNH Holdings Company, Inc. Under the Plan of Merger, CNH Holdings Company, Inc. cancelled 2,150,000 shares of common stock held by Xbridge Software, Inc., and issued 4,150,000 shares of CNH Holdings Company, Inc. common stock to the shareholders of Xbridge Software, Inc. in exchange for 100 percent of the assets and liabilities of Xbridge Software, Inc.

(2)      FISCAL YEAR ENDS

         The unaudited pro forma condensed combined statements of operations for the year ended March 31, 2005, include CNH Holdings Company, Inc.'s and Xbridge Software, Inc.'s operations on a common fiscal year.

(3)      PRO FORMA ADJUSTMENTS

         The adjustments to the accompanying unaudited pro forma condensed combined statement of operations at March 31, 2005:

         A) Eliminate federal tax expense and deferred income tax, since the consolidated entity will have a loss, thus no tax will be due.

         B) Record eliminating journal entries for intercompany balances.

                                     PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

INDEMNIFICATION OF DIRECTORS AND OFFICERS

         The Company's Bylaws provide that the Company has the power to indemnify its directors and officers to the fullest extent provided by Nevada law. Pursuant to Nevada law, a corporation may indemnify its officers and directors, provided that such person's actions:

         (a) did not constitute a breach of his fiduciary duties as a director or officer; and did not involve intentional misconduct, fraud or a knowing violation of law; and

         (b) were conducted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful

         The effect of these provisions is potentially to indemnify our directors and officers from all costs and expenses of liability incurred by them in connection with any action, suit or proceeding in which they are involved by reason of their affiliation with the company.

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

         Expenses incurred or (expected) relating to this Registration Statement and distribution are as follows: The amounts set forth are estimates except for the SEC registration fee:

         Amount

         SEC registration fee                                         $  1,712

         Accountants' fees and expenses                               $ 25,000

         Transfer agent's and registrar's fees and expenses           $  1,200
                                                                       -------

                  Total                                               $ 27,912


         The Registrant will bear all of the expenses shown above.

RECENT SALES OF UNREGISTERED SECURITIES

         Set forth below is information regarding the issuance and sales of the company's securities without registration for the past three (3) years from the date of this Registration Statement. No such sales involved the use of an underwriter, no advertising or public solicitation were involved, the securities bear a restrictive legend and no commissions were paid in connection with the sale of any securities.

         On May 3, 2003, we issued and sold 500,000 shares of our common stock to XBridge, in exchange for an exclusive license to certain XML technology. The structure of the license and asset purchase agreement with XBridge and the issuance of the shares were determined through arm-length negotiations between us and the other parties involved and no material relationship existed between us and XBridge at that time.

         Effective June 20, 2003, we issued and sold 1,500,000 shares of our common stock to XBridge in settlement of all obligations under the XML license and under and asset purchase agreement. The structure of the settlement agreement with XBridge and the issuance of the shares were determined through arm-length negotiations between us and the other parties involved and, aside from the exclusive license described above, no material relationship existed between us and XBridge at that time.

         Effective December 13, 2004, we issued and sold an aggregate of $1,146,000.00 in principal amount of Senior Unsecured Convertible Promissory Notes, and issued warrants to purchase 1,146,000 shares of our common stock, par value $0.001 per share. Of the $1,146,000.00 in Notes, $1,004,000.00 in principal amount of Notes were issued for cash, and $142,000 in principal amount of Notes were issued in connection with the cancellation of an equal amount of the Company's outstanding obligations. The warrants have a term of five years and are exercisable at an exercise price of $1.30 per share. Subject to an effective registration statement covering the resale of the shares of common stock issuable upon exercise of the warrants, the Company may, upon thirty days prior written notice, redeem the warrants for $0.10 per share, in whole or in part, if our common stock closes with a bid price of at least $3.50 for any ten
(10) out of fifteen (15) consecutive trading days. The structure of the note purchase agreement and the issuance of the convertible notes and warrants were determined through arm-length negotiations between us and the other parties involved and no material relationship existed between us and the other parties at that time.

         Effective December 17, 2004, we issued and sold 150,000 shares of our common stock to XBridge in exchange for the cancellation of $270,000 of our outstanding debt, which was incurred in connection with certain product development work performed for us by XBridge. The Company believes that the structure of the services agreement with XBridge and the issuance of shares were comparable to what the Company would have received through arms-length negotiations with an unaffiliated party. At the time of the services agreement and the issuance of the shares, XBridge owned approximately 51% of our outstanding shares of common stock, and a majority of our officers and directors were also officers and directors of XBridge.

         Effective May 27, 2005, we issued 4,150,000 shares of our common stock in connection with the merger of XBridge Software, Inc, a Delaware corporation with XBR Acquisition, Inc., a newly formed Company subsidiary. At the time of the merger, XBridge held 2,150,000 shares of our common stock, which shares were cancelled. In connection with this merger, options and warrants to purchase 310,643 shares of XBridge common stock were converted into options to purchase an additional 842,383 shares of the Company's common stock, at exercise prices ranging from $0.01 to $0.46 cents per share. The Company also issued an additional 173,511 shares to certain of the officers and consultants of XBridge in exchange for the cancellation of $482,364.31 of XBridge debt held by these individuals. The individuals who received these shares are also officers and directors of the Company. The Company believes that the structure of the merger agreement with XBridge and the issuance of shares were comparable to what the Company would have received through arms-length negotiations with an unaffiliated party. At the time of the services agreement and the issuance of the shares, XBridge owned approximately 51% of our outstanding shares of common stock, and a majority of our officers and directors were also officers and directors of XBridge.

         The foregoing issuance of the shares of our common stock, the convertible promissory notes and the warrants described above were made in private transactions or private placements intending to meet the requirements of one or more exemptions from registration. In addition to any noted exemption below, we relied upon Regulation D and Section 4(2) of the Securities Act of 1933, as amended (the "Act"). The investors were not solicited through any form of general solicitation or advertising, the transactions being non-public offerings, and the sales were conducted in private transactions where the investor identified an investment intent as to the transaction without a view to an immediate resale of the securities; the shares were "restricted securities" in that they were both legended with reference to Rule 144 as such and the investors identified they were sophisticated as to the investment decision and in most cases we reasonably believed the investors were "accredited investors" as such term is defined under Regulation D based upon statements and information supplied to us in writing and verbally in connection with the transactions. We never utilized an underwriter for an offering of our securities and no sales commissions were paid to any third party in connection with the above-referenced sales. Other than the securities mentioned above, we have not issued or sold any securities.

                                    EXHIBITS

         2.1      Articles of Incorporation *
         2.2      Bylaws *
         3.1      Form of Convertible Note Purchase Agreement
         3.2      Form of Warrant
         6.1 License Agreement (incorporated by reference to Exhibit 10.1 to the Company's Annual Report on Form 10-KSB for the fiscal year ended March 31, 2004)
         23.1     Consent of Robison, Hill & Co.

* Incorporated by reference from the Company's Annual Report on Form 10-KSB for the fiscal year ended March 31, 1996 filed 08/21/96.

                                  UNDERTAKINGS

         The undersigned registrant hereby undertakes:

1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement

       (a) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933; (b) To reflect in the prospectus any facts or events which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which is being registered) and any deviation from the high or low end of the estimated maximum range, may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and
       (c) To include any additional or changed material information on the plan of distribution.

2. For determining liability under the Securities Act of 1933, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

3. File a post-effective amendment to remove from registration any of the securities being registered, which remain unsold at the end of the offering.

4. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or controlling persons of the company pursuant to the foregoing provisions or otherwise, the company has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in that Act and is, therefore, unenforceable.

         In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by a director, officer or controlling person of us in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act and we will be governed by the final adjudication of such issue.

                                   SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorizes this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, Texas for CNH Holdings Company.


By:  /s/ ________________________________                 Date:  August 22, 2005
         A. Katrina Roche, Chief Executive Officer


By:  /s/ ________________________________                  Date: August 22, 2004
         Cynthia A. Garr, Executive Vice President and
         Interim Chief Financial Officer


         In accordance with the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date stated.


By:  /s/ ________________________________                 Date:  August 22, 2004
         A. Katrina Roche, Director


By:  /s/ ________________________________                 Date:  August 22, 2004
         Derek P. Downs, Director


By:  /s/ ________________________________                 Date:  August 22, 2004
         Cynthia A. Garr, Director


By:  /s/ ________________________________                 Date:  August 22, 2004
         Gregory T. Royal, Director